Exhibit 10.2

INMARSAT VENTURES LTD

INMARSAT LTD

and

[LESO]

LAND EARTH STATION OPERATOR AGREEMENT

Agreement for the provision of
Services by the LESO via the
Company’s Space Segment

LAND EARTH STATION OPERATOR AGREEMENT

1.	DEFINITIONS

2.	AUTHORISATION TO PROVIDE SERVICES

3.	CLAUSE NOT USED

4.	TERM

5.	SERVICE ACTIVATION AND PROVISION

6.	TECHNOLOGICAL FRAUD MANAGEMENT

7.	RENEWAL OF THIS AGREEMENT

8.	AUTHORISATION SUBJECT TO COMPLIANCE

9.	CHARGES

10.	PAYMENT OF CHARGES

11.	ADDITIONAL OBLIGATIONS OF LESO

12.	ADDITIONAL OBLIGATIONS OF THE COMPANY

13.	SPACE SEGMENT MANAGEMENT

14.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

15.	DISCLAIMERS OF LIABILITY

16.	INSURANCE

17.	CONFIDENTIALITY

18.	INTELLECTUAL PROPERTY

19.	TIME LIMITS

20.	AMENDMENTS

21.	SUSPENSION OF AUTHORIZATION

22.	TERMINATION

23.	CONSEQUENCES OF TERMINATION

24.	ASSIGNMENTS AND SUBCONTRACTING

25.	WAIVER

26.	INVALIDITY

27.	NOTICES

28.	LANGUAGE AND COMMUNICATIONS

29.	ENTIRE AGREEMENT AND RELATIONSHIP OF PARTIES

30.	SETTLEMENT OF DISPUTES

31.	GOVERNING LAW

32.	COUNTERPARTS

33.	FORCE MAJEURE

34.	GUARANTEE

35.	RIGHTS OF THIRD PARTIES

ii

ANNEXES

A	BARRING PROCEDURES (Clauses 1.1 and 5)

B	INMARSAT LES TECHNICAL CRITERIA AND OPERATING PROCEDURES (Clause 8)

C	ALLOCATION OF LES IDENTITIES (Clause 2.4(b)

D	MANDATORY PROCEDURAL REQUIREMENTS FOR ISPs (Clause 2.4(a))

G	CHARGES (Clause 9)

H	TRAFFIC UTILIZATION MEASUREMENT AND UTILIZATION PROCESSES (Clause 9.9)

I	GENERAL GUIDELINES FOR ALLOCATING SATELLITE CAPACITY IN TIMES OF CONGESTION (Clause 13.6(d))

J	STANDARD DISCLAIMER CLAUSE (Clause 15.5)

K	RULES OF PROCEDURE FOR NETWORK PLANNING CONSULTATIVE GROUP MEETINGS (Clauses 1.1, 2.10 and 20.3)

L	SATELLITE CHARACTERISTICS (Clause 13.2)

M	LES TECHNICAL PERFORMANCE OBJECTIVES (Clause 8.1)

N	NETWORK PERFORMANCE OBJECTIVES (Clause 13.2)

Q	POINTS OF SERVICE ACTIVATION CRITERIA (Clause 5.2)

R	TECHNOLOGICAL FRAUD PREVENTION PROCEDURES (Clause 6)

S	THE COMPANY’S TRADEMARKS (Clause 18)

T	TRADEMARK LICENSE AGREEMENT (Clause 18)

U	IPR LICENSE AGREEMENT (Clause 18)

LAND EARTH STATION OPERATOR AGREEMENT

THIS AGREEMENT is made on                  day of April 2004.

AMONG

INMARSAT VENTURES LTD a limited liability company incorporated under the laws of England and Wales with registered number 3674573 whose registered office is at 99 City Road, London EC1Y 1AX, United Kingdom, (the Parent);

INMARSAT LTD a company incorporated under the laws of England and Wales with registered number 3675885 whose registered office is at 99 City Road, London, EC1Y 1AX, United Kingdom, (the Company);  and

[LAND EARTH STATION OPERATOR], a [private/public] company incorporated under the laws of [                  ], with registered number [                  ] whose [registered office]/ [principal place of business] is at [                  ] (the LESO).

The Parent, the Company and the LESO shall each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS

(A)          The Company desires to provide telecommunication services via the Space Segment (as defined below) to the LESO; and

(B)           The LESO desires to obtain telecommunication services via the Space Segment from the Company and to distribute telecommunications services to its customers, including distress and safety services between maritime mobile terminals and national rescue agencies.

(C)           The Company and the LESO entered into an agreement for the provision of telecommunication services on 15 April 1999.  The Initial Term of the agreement has expired and the Parties wish to enter into an Extended Term in accordance with the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.             DEFINITIONS

1.1           In this Agreement, including any exhibits and Annexes hereto, the following terms shall have the following meanings unless otherwise expressly provided:

Accounting Authority shall have the meaning set forth in Clause 5.8.

Adjacent Satellite means a Satellite in the next or next but one Inmarsat occupied geosynchronous orbital slot to the East or to the West of the Satellite in question.

Affiliate means an “affiliate” of, or a Person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.  For purposes of the foregoing, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or by contract.

Authorisation means the authorisation of the LESO to provide Services via the Space Segment pursuant to Clause 2.

Authorized Credit Clearinghouse means an entity authorized by one or more LES Operators in writing to receive information related to service activation in accordance with Clause 5.8.

Barring Procedures means the barring procedures set out in Annex A, as amended from time to time.

Business Day means a day (excluding Saturdays and Sundays) on which banks generally are open in England and the country of the registered office/principal place of business of the LESO for the transaction of normal banking services.

Charges means the charges payable by the LESO to the Company for the provision of telecommunications Services via the Space Segment pursuant to Clause 9.

Commercial Framework Agreement means the agreement the effective date of which was 30 November 2003 between the parties which sets out various rights and obligations relating to the distribution of Existing Services, Evolved Services, Regional BGAN Services, BGAN Services and New Services.

Commencement Date means the date on which this Agreement becomes effective as the commencement of the Extended Term which date shall be 15 April 2004.

Direct Marketing means targeted marketing through vertical sector advertising to defined target sectors or user groups but shall not include any contract for sale of the Services.

Effective Date means April 14, 1999 being the date on which the Initial Term of this Agreement became effective.

End User means a Person that is the ultimate user of an Existing Service and/or an Evolved Service and shall include Procurement Agencies acting on behalf of an End User.

Evolved Service means  (i) any service other than an Existing Service which is provided at any time during the Extended Term via the Second or Third Generation Satellites, or (ii) any service constituting part of a global service which utilises traffic channels assigned in the Regional Spot Beams or the Global Beams of the Fourth

Generation Satellites, or (iii) any service that may operate from the same physical LES hardware as such LES hardware is defined in the LES Technical Criteria and Operating Procedures (as amended from time to time) in effect on November 30 2003.   For the avoidance of doubt, Radiodetermination Services and Lease Services are not Evolved Services.

Existing Services means any service listed in the Schedule of Charges in Annex G as of the Commencement Date.

Extended Term means the term commencing on the Commencement Date and expiring on 14 April 2009.

Failing Service means a Service which is either a Stressed Service or an Under Performing Service.

Fourth Generation Satellites means those Satellites known as the Inmarsat-4 series of Satellites.

Generic Marketing means promoting awareness of the Inmarsat brand including, but not limited to, in the general press and media forums but shall not include any contract for sale of the Services.

Goods means any promotional or advertising materials related to the Services as well as SIM cards to which the Trademarks are applied under the provisions of the Trademark Licence Agreement.

Initial Term means the five year period which commenced on 15 April 1999 and which expired on 14th April 2004.

MPDS means Inmarsat mobile packet data service.

IPR Licence Agreement shall have the meaning provided in Clause 18.1.

ISP or Inmarsat Service Provider means an entity that has contracted with one or more LES Operators to distribute, promote, retail and bill Services to End Users and has received an ISP code from the Company.

Lease means an agreement under which the Company agrees to provide Space Segment capacity for a fixed term in accordance with the terms and conditions set forth in accordance with the Lease Services Provider Agreement.

LES or Land Earth Station means the satellite antennas, switching facilities and related equipment located at a fixed location that form an interconnection point between the Satellites and the terrestrial telecommunications networks for the purpose of providing Services, or using Space Segment capacity pursuant to a Lease.

LESO’s Relevant Net Revenues shall have the meaning set forth in Clause 15.4.

LES Operator or LESO means any operator of an LES, that enters into an agreement to obtain use of the Space Segment from the Company on the same terms and conditions as are set forth in this Agreement, or on terms and conditions which are no more favourable than those set forth in this Agreement.

LES Technical Criteria and Operating Procedures means all relevant system definition manuals (SDMs), technical requirements documents and network operating procedures set out in the list in Annex B, as amended from time to time, as well as future SDMs and other related documents relating to Evolved Services.

Marks shall have the meaning set forth in Clause 18.

Master Transition Agreement means the Agreement executed among the Company, the Organization and the Signatories of the Organization to effectuate the transfer of the Organization’s assets and liabilities to the Company.

MES means a mobile earth station (including any SIM card that can be used in conjunction with an MES) used to access the Services.

Maritime Distress and Safety Services means the satellite radiocommunications capabilities that are described in the International Convention on the Safety of Life at Sea, 1974 (as amended from time to time) in order to implement the relevant requirements of the Global Maritime Distress and Safety System (GMDSS).

New Services means any services introduced by the Company following the Commencement Date of this Agreement other than the Services.

Network Planning Consultative Group meeting means a meeting between the Company and the LES Operators held in accordance with Annex K.

Ocean Region means global beam satellite coverage areas of the Satellites at the locations set forth in Clauses 13.3, 13.4 and 13.5 together with such other ocean regions as shall be introduced in the future.

Organization means the International Mobile Satellite Organization established by the Convention on the International Mobile Satellite Organization on 16 July 1979, as amended.

Payment Due Date shall have the meanings given in Clauses 10.1, 10.2, and 10.3, respectively (save where varied by Clauses 10.9, 10.10, 10.11 or 10.12).

Person means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organization not specifically listed.

Points of Service Activation shall have the meaning set forth in Clause 5.2.

Prime Satellite means a Satellite which, may be either a Second, Third or Fourth Generation Satellite and which in the normal configuration of the network carries some or all of the Services and will be located at one of the orbital locations set out in Clauses 13.3, 13.4 and 13.5 below, or any such other ocean region introduced in the future.

Procurement Agencies means entities that purchase Existing Services on behalf of End Users but not for resale at a profit.  For the purposes of this Agreement, any administrative or handling fee charged by the entity shall not constitute “resale at a profit”.

Public Services Agreement shall have the meaning set forth in Clause 2.15(d).

Radiodetermination Services mean radiolocation and radionavigation services which are provided via dedicated satellite transponders on the Third, Fourth or Subsequent Generation Satellites.

Reseller means any entity engaged by the LESO to resell Services provided through the Land Earth Station of the LESO, including, without limitation, ISPs or tenant entities in Shared LES Agreements.

Restriction of a Service (or to Restrict or a Restricted Service) means the withdrawal of an element of that Service (including but not limited to voice, fax, data or telex), or the limitation of Satellite resources allocated to a Service, or an element of that Service, to the extent that the quality of service may be intentionally and permanently degraded such that it affects the ability of the LES Operators to provide that Service.

Satellite means an object located beyond the earth’s atmosphere that is used for radiocommunications and, more particularly for the purpose of this Agreement, includes any satellite that is owned, leased and/or operated by the Company now and in the future, including Subsequent Generation satellites.

Second Generation Satellites means those Satellites known, as of the Effective Date, as Inmarsat-2 F1 to F4.

Services means Existing Services and Evolved Services, or any one of them as the context requires.

Shared Base Station means each of the dual region MPDS Base Stations owned and operated by the Company at the Commencement Date.

Shared LES Agreement means an agreement or arrangement between the LESO (as host) and a third party (as tenant, which in all cases shall be required to meet the criteria in Clause 2.4(b) hereof) whereby the LESO agrees to provide facilities at its Land Earth Station to the tenant to permit shared use of the host LES, while allowing the tenant to be identified by an LES identification code separate from that of the host’s LES identification code for service provision and/or traffic management purposes. Notwithstanding the foregoing, the agreement of the host LESO to allocate a TNID programmed at its LES shall not be deemed to be a Shared LES Agreement for the purposes of this Agreement.

Space Segment means the Satellites, and all other centralised infrastructure owned, leased, or operated by or on behalf of the Company to support the operation of the Satellites as set forth in Clause 13.10 and the Services in all Ocean Regions.

Stressed Service means a Service where the level of traffic of that Service within an Ocean Region has declined by 25% or more below the level of traffic of that Service in that Ocean Region for the period of 12 months ending 31 December 2003.

Subsequent Generation Satellites means any Satellites procured by the Company following the Commencement Date.

Subsidiary shall have the meaning given in Clause 2.13.

Telecommunications Breakdown means any unavailability, delay, or interruption, to the availability of the Space Segment provided that for the purpose of this Agreement, a Telecommunications Breakdown shall not include any unavailability or interruption of a Service that is caused by a decision of the Company to relocate a Satellite or to Restrict or withdraw such Service under Clause 2.15 hereof.

Third Generation Satellites means those Satellites known, as of the Effective Date, as Inmarsat-3 F1 to F5.

TNID means a terrestrial network identification number.

Under Performing Service means a Service where less than 50% of activated MESs providing that Service have passed traffic in the immediately preceding 12 month period and overall traffic attributed to that Service has declined during each of two successive calendar years.

Urgent Operational Case means a situation which, in the reasonable and good faith opinion of the Company, on the basis of the information available to it, has caused or is likely imminently to cause damage to the Space Segment, a Telecommunications Breakdown, or major and sustained interference with Services provided by one or more LES Operators.

Value Added Services means any products or services that the LESO offers for use in conjunction with the Services that are not inconsistent with the LES Technical Criteria and Operating Procedures.

1.2           Words in the singular include the plural and vice versa where the context requires.

1.3           Headings are for guidance only and do not affect the construction or interpretation of this Agreement.

1.4           In this Agreement, unless the context otherwise requires, references to Clauses, paragraphs and Annexes are to Clauses, paragraphs and Annexes of this Agreement.

1.5           The Annexes form part of this Agreement and any reference to this Agreement includes the Annexes.

2.             AUTHORISATION TO PROVIDE SERVICES

LESO Authorisation

2.1           Subject to the availability of Space Segment in accordance with the provisions of Clause 13, the Company authorises the LESO, on a non-exclusive basis, to procure telecommunication services provided by the Company via the Space Segment in order to provide Services via the LESO’s Land Earth Stations identified in Clause 2.2.

2.2           The Authorisation provided by the Company herein is limited to the LESO’s provision of telecommunication services via the Space Segment only through its Land Earth Stations existing as of the Commencement Date and known as [identify name, location and Ocean Region(s) of each of the sites of the LESO’s existing land earth stations].  The Company has allocated LES identification numbers (IDs) and/or access codes to the LESO for use in each of the LESO’s LES(s) and, shall allocate such IDs and/or access codes to the LESO as necessary, for any arrangement made pursuant to a Shared LES Agreement duly authorised for operation through the LESO’s LES(s).  The LESO shall have the right to maintain any LES IDs allocated to it by the Company that are in effect as of the Commencement Date.  The allocation and maintenance of LES IDs shall be in accordance with the criteria in Annex C.  Such LES shall include any replacement antenna or switching facility.

2.3           The LESO shall provide no less than five (5) days prior written notice to the Company of any of the Services that it intends to provide, at any time, via the Space Segment that is in addition to those Services that the LESO provides as of the Commencement Date.  Subject to Clause 8.1, the LESO does not need the Company’s consent to provide such additional Services in accordance with the terms and conditions of this Agreement.

2.4           The LESO may enter into arrangements with any Reseller to provide Services through the LESO’s Land Earth Stations, subject to the following terms and conditions:

(a)           ISPs.  The LESO shall provide written notice to the Company of the identity of any entity with which the LESO enters into an ISP arrangement no less than five (5) days prior to the commencement of the provision of Services by such entity as an ISP.  Following such notice, the Company shall allocate an ISP code to any such entity within five (5) days, provided that the LESO and such entity meet the Requirements specified in the ISP Mandatory Procedural Requirements set forth in Annex D hereof.  The Company may publish the name of any ISP or the relationship of any ISP with the LESO unless the LESO instructs the Company in writing not to publish such information; provided, however, that the Company may in all cases disclose such information in connection with fraud prevention activities.  The LESO shall promptly notify the Company of any change to the details of the ISP.  Where the LESO fails to so notify the Company, upon notification by the ISP to the Company of any change to its details, the Company may publish such new details, provided it gives to the LESO five (5) days prior written notice.

(b)           Shared LES Agreements.  The LESO shall provide written notice to the Company of the identity of any entity with which the LESO enters into a Shared LES Agreement no less than five (5) days prior to commencement of LES authorisation testing preceding the provision of service under the Shared LES Agreement.  The host entity shall apply to the Company to utilize an LES ID and access code for the tenant entity in accordance with the procedures in Annex C. However, the tenant entity shall in all cases be required to be an LES Operator and shall either:

(i)            be operating a physical LES with the same system definition as the hosted Service, including but without limitation, Inmarsat A, B, M, mini-M Fleet, GAN, MPDS and aeronautical; or

(ii)           be operating a physical LES and have operated a physical LES with the same system definition as the hosted Service at or for a period since the Effective Date (notwithstanding that the LES Operator has subsequently ceased to operate such Service), in order to be a tenant under a Shared LES Agreement.  Alternatively, the tenant entity shall demonstrate to the Company that it has executed a legally binding and enforceable contract to build an LES with the same system definition and to begin to provide service via such LES no later than six (6) months following the date on which the Company allocates the Shared LES ID, failing which the Company shall withdraw such Shared LES ID immediately following the expiration of such six-month period.  The Company shall attribute traffic to the tenant entity in the Shared LES Agreement for traffic aggregation purposes.  It is acknowledged that where any LESO wishes to close down all its LESs and terminate this Agreement, it may thereafter continue to provide Services as a service provider through another LESO and shall have the right, during the Extended Term, to continue use of its existing allocated LES ID in relation to such Services as were formerly provided by it as a LESO.  The right to continue use of the allocated LES ID shall remain subject to the provisions of Annex C of this Agreement, notwithstanding termination of this Agreement and the Company shall enter into an agreement with the former LESO and the host entity in this regard.  Subject to the provisions of this Clause, any reference in Annex C to “the LESO” shall be deemed to include any former LESO.  LES IDs will not be permitted to be used in respect of Services that the former LESO did not offer as a LESO.

(c)           Other Reseller Arrangements.  The LESO shall have the right to enter into any arrangement for the distribution of Services through the LESO’s Land Earth Station(s) with any type of Reseller other than an ISP or tenant in a Shared LES Agreement, or to engage any other agent or representative for that purpose, without further notice to or consent of the Company.

(d)           Responsibility for Compliance with Agreement.  The LESO shall be responsible hereunder for the actions of any Resellers engaged by the LESO for the purposes of assuring the compliance of any such Reseller with the applicable terms and conditions of this Agreement, including without limitation, the LES Technical Criteria and Operating Procedures.

2.5           Clause not used.

2.6           In connection with its provision of Services via the Space Segment, the LESO shall:

(a)           provide twenty-four hours a day, seven days a week after-sales customer service and helpline, support Resellers and End Users (via Resellers) and for this purpose shall keep its personnel adequately trained regarding the Services that the LESO chooses to provide.  At all times such support shall be sufficient to support the LESOs customer base and suited to their market conditions. The Inmarsat customer care support desk shall provide second line support to the LESOs where (a) the LESO’s access to the Space Segment or any other part of the network not under their control is lost or curtailed, or (b) the LESO does not have the technical expertise to provide any specific support required;

(b)           provide reasonable co-operation and information relating to any marketing information reasonably requested by the Company and reasonably required for the purpose of evaluation of the LESO’s performance under this Agreement;

(c)           where the Company provides funding to the LESO as part of a marketing program, dual brand the design of all Goods covered by the marketing program relating to the Services with both the LESO and the Company branding.  Marketing and promotional materials that are not part funded by the Company shall be dual branded where it is commercially reasonable and appropriate to do so.  ;

(d)           use all commercially reasonable endeavours to promote and market the Services that the LESO chooses to provide;

(e)           provide commercially reasonable support for collaborative initiatives led by the Company to (i) identify generic quality of service problems with Inmarsat core systems relating to Existing Services and Evolved Services; (ii) propose and implement solutions for those problems identified in (i); and (iii) monitor the progress of these solutions and provide appropriate feedback.

(f)            not by itself or with others participate in any illegal practices in connection with its distribution of the Services;

(g)           in connection with the promotion and marketing of the Services not represent that it is an agent of the Company; and

(h)           have the right to develop any Value Added Services based on the Services.

2.7           The Company has the right to authorise other entities, on a non-exclusive basis, to construct a Land Earth Station in order to provide Services via the Space Segment, provided that no such entity may be an Affiliate of the Company and the Company may not have any direct or indirect ownership interest in such entity (except as permitted under Clauses 2.9, 2.10, 2.11, 2.12 and 2.13). Such authorisations shall be on terms and conditions which are no more favourable to the newly authorised entity than those provided to the LESO under this Agreement.  The Company shall notify the LES Operators of any new authorisation and the terms and conditions upon which such authorisation is granted within thirty (30) days of any such authorisation along with a certification that the terms provided to the newly authorised entity are not more favourable than those provided to the LESO herein.  Any entity authorized by the Company to construct a Land Earth Station to provide Services via the Space Segment following the Commencement Date shall be considered an “LES Operator” for the purposes of this Agreement after the date on which each entity constructs the LES and enters into an agreement with the Company on such terms and conditions.

Establishment of LESs by the Company

2.8           During the Extended Term, the Company shall not be entitled to establish an LES or to acquire an existing LES or to become the Affiliate of (or have any other direct or indirect ownership interest in) an entity that operates an LES, save in the circumstances set out in Clauses 2.9, 2.10, 2.11 and 2.12 below.

2.9           Subject to the conditions set out in Clause 2.13 below, where a Service within an Ocean Region is a Failing Service or where a Service is supported by three or less LESs within an Ocean Region (“Limited Service”), the Company shall have the right to enter into good faith negotiations with all LESOs who provide the Failing Service or Limited Service within that Ocean Region (“Participating LESOs”) and, subject to the unanimous agreement of all Participating LESOs, shall be permitted to enter into such agreements with such LESOs as may be appropriate to ensure the commercial continuation of the Failing Service or Limited Service within that Ocean Region.  The Company and the Participating LESOs shall use all reasonable endeavours to identify a solution agreeable to the Company and all Participating LESOs that enables the provision of such Failing Service or Limited Service through an existing LES (or LESs) and LESOs.  If such efforts are not successful, then, if agreed unanimously by all Participating LESOs the Company shall be permitted to lease, own and/or operate an LES for delivery and sale of the Limited Service or Failing Service within that Ocean Region.

2.10         Subject to the conditions set out in Clause 2.13 below, the Company shall have the right to establish an LES for the provision of a Service in any Ocean Region where the Company receives notification of the complete withdrawal of all LESOs from the provision of that Service within such Ocean Region and there are no LESOs that had formerly provided the Service willing to immediately commence providing such Service within that Ocean Region at that time.

2.11         The Company shall have the right to establish an LES for the provision of Services in any Ocean Region or to acquire an existing LES or to become the Affiliate of (or have any other direct or indirect ownership interest in) an entity that operates an LES if LESOs providing between them sixty-six and two thirds per cent (66.67%) of the Company’s revenues derived from all LES Operator Agreements in the immediately preceding twelve (12) month period agree.

2.12         The Company may offer to all LESOs co-marketing funds intended to promote a particular Service, which shall include all elements such as voice, facsimile and data offered by that Service (“Designated Service”), where both the Company and the LESO are required to fund a marketing initiative in equal parts.  The Company may make available up to ****% of the revenue from the Designated Service for the immediately preceding 12 month period for all marketing initiatives under this Clause 2.12, as a marketing fund, to be distributed equally between all LESOs responding.  Where any LESO chooses to take part in the marketing initiatives, the maximum fund it shall be required to meet in any 12 month period shall be $**** dollars).  Restrictions in the terms and conditions relating to the use of funds shall not be more onerous than the restrictions set out in the terms and conditions of the Connect Programme as of 1 January 2003.  If, three months after making the offer, no LESO has accepted the Company’s co-marketing funds, then, subject to the conditions set out in Clause 2.13 below, the Company shall have the right to establish an LES in any one or more Ocean Regions for the provision of the Designated Service. The Company shall not apply this clause to the Inmarsat-A Service or to any Service for which there is an alternative Inmarsat Service providing substantially similar communications functionality to the same customer sector.

2.13         The Company shall be entitled to establish an LES or to acquire an existing LES or to become the Affiliate of an entity that operates an LES, for the purpose of delivering a Service or a Designated Service in accordance with Clauses 2.9, 2.10, or 2.12 above, subject to the following conditions:

a)             In establishing or acquiring (directly or through an Affiliate) an LES, the Company shall be obligated to operate such LES through a structurally separate subsidiary (the “Subsidiary”);

(b)           The Company shall apply no more favourable terms in relation to LES operations, the Charges relating to the Services and the provision of Services to such Subsidiary than it does to any other LES Operator and the Subsidiary shall sign the LESO Agreement;

(c)           The Company shall procure that any relevant information, in any form whatsoever, including verbal information that is conveyed by it, its directors, officers, employees or agents to its Subsidiary, or the Subsidiary’s directors, officers, employees or agents shall be contemporaneously made available to the LESO and all other LES Operators.  For the purposes of this Clause, “relevant information” means any information which relates to LES operations and the provision of Services generally, save for any financial or other confidential information relevant solely to the Subsidiary;

(d)           the Company shall not share employees engaged in sales, marketing, customer interface, customer care or billing functions with the Subsidiary;

(e)           the Company and the Subsidiary shall use accounting separation procedures for tracking revenues and costs; and

(f)            the Company shall utilize password protected databases for distributor provided information that is not accessible by the Subsidiary.

2.14         Throughout the Extended Term, for so long as the Company is not permitted to own or operate an LES, neither the Company nor any Affiliate of the Company may act as a Reseller of Services, or otherwise provide Services directly to any entity that is not a LES Operator.  In the event that the Company or any Affiliate is permitted to own or operate a LES pursuant to the provisions of Clauses 2.9 - 2.13 the Company may sell the Services transmitted through such LES to End Users and Resellers.  Any Shared Base Station (“SBS”) will be used by the Company only for the purpose of routing traffic to the LESO and other LES Operators to enable the LESO and other LES Operators to provide MPDS or other relevant Services to their respective Resellers and End Users and the Company shall not permit the interconnection of the SBS with any entity that is not an LES Operator.

Restriction or Withdrawal of a Service

2.15         The Company has the right to Restrict or withdraw a Service or an element of a Service (including but not limited to voice, data, fax, telex) in one or more Ocean Regions subject to the following conditions:

(a)           The Company shall provide no less than one (1) year’s written notice to the LESO and all LES Operators providing the Service to be Restricted or withdrawn in the relevant Ocean Region(s) and specify the reasons for the Restriction or withdrawal of the Service in question.

(b)           No later than thirty (30) days following the notice from the Company specified in paragraph (a) above, at the request of any LES Operator, the Company shall convene an Network Planning Consultative Group Meeting for the following purposes: (i) for the Company to consider the views of the LES Operators before implementing any proposed Restriction or withdrawal; (ii) for the Company to demonstrate that the Restriction or withdrawal satisfies the conditions in paragraph (c) below; and (iii) to define incentives to be offered to affected LESOs to facilitate orderly migration of End Users from a Restricted or withdrawn Service to another Service, where possible, and a proposed transition schedule.

(c)           The following conditions shall apply to any proposed Restriction or withdrawal of Service:

(i)            any Restriction or withdrawal shall apply equally to all LES Operators which may have previously provided the Service within the relevant Ocean Region(s);

(ii)           The LESO shall be excused from any obligation to satisfy outstanding service and/or traffic commitments with respect to a withdrawn or Restricted Service; and

(iii)          In determining whether to Restrict or withdraw a Service, the Company shall take into account investments in equipment or facilities and contractual arrangements made by the LESO, other affected LES Operators and End-Users in reliance upon the availability of the Service to be Restricted or withdrawn and the possibility of continuing the Service in certain cases under mutually agreeable Lease arrangements.

(d)           The Company may Restrict or withdraw a Service, unless doing so would conflict with its obligations under the Public Services Agreement between the Company and the Organisation (“Public Services Agreement”) provided that a determination as to such a conflict shall be made solely by the parties to the Public Services Agreement in their absolute discretion.  In the event that, following the Company’s notification of its election to Restrict or withdraw a Service in an Ocean Region, the Company becomes obligated by the Organization to maintain such Service to comply with the Public Services Agreement, and one or more LESOs wish to provide the Service in the Ocean Region, the Company shall be entitled to adjust the Charges for such Service on giving 12 months notice to the LESOs, but only in the Ocean Region in question so as to enable it to recover all of its cost for providing the Service in the Ocean Region, plus a commercially reasonable rate of return (not to exceed fifteen (15) per cent of actual costs) to provide the service in the Ocean Region.

Competition

2.16         Nothing in this Agreement shall prevent the LESO from becoming a distributor of the services of, or holding any economic interest in, any entity that provides mobile satellite telecommunications services, regardless of whether such entity competes with the Company.

3.             Clause not used

4.             TERM

4.1           This Agreement constitutes an extension to the Initial Term commencing on the Commencement Date and expiring on 14 April 2009 (“Extended Term”).

5.             SERVICE ACTIVATION AND PROVISION

5.1           The Parties shall make arrangements to permit End-Users to use the Services provided through the Space Segment and the LESO’s Land Earth Station.  The LESO shall have full rights and responsibility to establish the service rates at which the LESO distributes Services to its Resellers and End-Users.  The Parties shall cooperate to provide for the minimization of credit risks associated with the provision of Services to End-Users in accordance with this Clause 5.

5.2           The Company shall authorize such number of Points of Service Activation as may be necessary to facilitate widespread activation of End-User MESs, consistent with applicable law, (for the purpose of this Agreement, each Point of Service Activation shall be referred to individually as a “PSA”, and collectively as “PSAs”) and shall appoint the LESO to act as a PSA, upon the LESO’s request and if permitted by applicable national law, provided, however, that (i) the Company shall impose on each PSA, as a condition of its appointment, the Points of Service Activation Criteria in Annex Q and (ii)  the LESO, as a condition of such appointment, shall comply with the Points of Service Activation Criteria in Annex Q. The Parties acknowledge that, within a particular national regulatory framework, a PSA may be required to include a national regulatory authority, in which case the term “PSA”, as used hereunder, shall be deemed to include, collectively, such national regulatory authority and such other entity that complies with the Points of Service Activation Criteria in Annex Q.  The Company shall monitor and enforce compliance with the Points of Service Activation Criteria throughout the term hereof.

5.3           The Company shall treat all information relating to the identity and corporate or personal details relating to End-Users that the Company receives from a PSA, including all such information (including commissioning data-bases) obtained by the Company from the Organization in accordance with the transactions contemplated in the Master Transition Agreement, as Confidential Information (within the meaning of Clause 17) hereunder for the benefit of the LESO and other LES Operators.

5.4           The Company may disclose information referred to in Clause 5.3 above to maritime safety and distress rescue agencies for the purpose of assisting in distress and safety missions.

5.5           The Company may disclose information referred to in Clause 5.3 above to a third party for the purpose of conducting market research subject to the following:

(a)           the third party is restricted from further disclosing such information under contractual obligations of confidentiality;

(b)           the Company shall notify all LESOs 30 days in advance of any such market research being carried out and shall provide to the LESO full details of the proposed market research and the LESOs customers to be approached.  Where the LESO has a contract for delivery of the Services with a particular customer, the LESO may object to such customer being contacted within 10 Business Days of such notification by the Company and the Company shall not contact such customer;

(c)           the Company shall ensure that any report or other end product produced by the third party as a result of the market research conducted, shall present all information relating to End Users in a form that is aggregated and anonymous and shall not include any information relating to the identity and corporate or personal details of any End User;

(d)           the Company shall distribute the report or other end product from any such market research to the LESO and all other Land Earth Station Operators simultaneously and as soon as is reasonably practicable after the completion of the research and may also distribute it to manufacturers of LESs, MESs and other equipment related to the Services; and

(e)           subject to Clause 12.2, the Company shall use such information in relation to the Services and for no other purpose.

5.6           Save as set out above in Clauses 5.4 and 5.5,  the Company may not, without the consent of the LESO and other LES Operators acting through the Network Planning Consultative Group Meeting, disclose the information referred to in Clause 5.3 to any third party and shall not use the ESAS database for any Direct Marketing or Generic Marketing.

5.7           Where the information referred to in Clause 5.3 is to be provided to the Company’s structurally separate Subsidiary (within the meaning of Clause 2.13) it shall be provided on terms that are identical to those on which such information is provided to the LESO and other LES Operators

5.8           Following notification by a PSA of a prospective End-User’s valid application for service in accordance with the Points of Service Activation Criteria in Annex Q, and subject to any procedures as the Company deems appropriate to verify that the PSA has complied with the criteria and procedures required hereunder (and the receipt of any other authorization or approval required under applicable law), the Company shall facilitate the activation of such End-User’s MES by providing in electronic form to the LESO, other LES Operators and (upon the LESO’s written request) any Authorized Credit

Clearinghouse organized by the LESO or other LES Operators, the MES identification number, recognized billing entity (including, without limitation, Accounting Authority code or ISP code), and other information as may be necessary for service activation of such MES.   For the purpose of this Agreement, the term “Accounting Authority” shall mean an Accounting Authority within the meaning of ITU-T Recommendation D.90. The Company shall not activate any MES that is not associated with an ISP or Accounting Authority or other entity approved by the Company, and which accepts financial responsibility for payment of End-User charges in a manner consistent with the requirements of the Points of Service Activation Criteria in Annex Q.  With respect to MESs that are activated prior to the Effective Date, the Company shall use its best efforts to impose the Points of Service Activation Criteria on any PSA in existence as of the Effective Date (“Existing PSAs”) and shall keep the LESOs informed following the Effective Date of the identities of any Existing PSA that has not agreed to the Points of Service Active Criteria (a “non-compliant PSA”).  The Company shall provide without delay to the LESO, immediately upon the presentation by the LESO of reasonable proof of non-payment by the owner of any MES associated with any non-compliant PSA, the corporate and personal details of such MES owner for the LESO’s debt collection purposes.  Following the date that is one (1) year after the Effective Date, the Company shall not activate any MES associated with an Existing PSA that remains a non-compliant PSA, unless the Company has undertaken the necessary steps to verify the information concerning an MES owner or operator that is required to be verified by the PSA using the procedures outlined in Annex Q.  The Company shall provide without delay to the LESO, the personal or corporate details of the MES Owner/Operator and the details of the AA, ISP or other entity that has accepted financial responsibility in relation to that MES Owner or Operator, for debt collection purposes, in the event that the LESO is not paid by the AA, ISP or other approved entity in question for a period of more than 30 (thirty) days beyond the date on which such payment should be rendered under applicable regulations.

5.9           The LESO shall not activate on its network any MES that has not been authorized through the Company’s service activation procedures, as notified to the LESO from time to time.

5.10         The LESO shall not be obliged to provide Services to any MES that does not meet the LESO’s own criteria (such as the creditworthiness of the end-user or responsible billing entity associated with such MES) so long as the LESO does so in a manner that is consistent with the LESO’s obligations to provide distress and safety service under its national laws and regulations.

5.11         Except as expressly provided to the contrary in Clauses 5.14 and 6 of this Agreement, the LESO shall be responsible to the Company for payment of all Charges arising from the LESO’s provision of Services to any MES through the LESO’s Land Earth Station.

5.12         If an MES has been refused access by the LESO in accordance with the LESO’s own criteria (such as creditworthiness of the End-User), and provided that such MES has not been subject to a mandatory financial bar

(as provided for in Annex A), the LESO shall continue to provide access to such MES for fixed-to-mobile traffic, but only if it can do so under circumstances in which (i) the LESO is not exposed to the risk of non-payment associated with such traffic, or (ii) the MES has no outstanding debt to the LESO.

5.13         In order to achieve the purpose set out in paragraph 1 of Annex A, the Parties shall implement the Barring Procedures set forth in Annex A.  In the event that the Company notifies the LESO of a mandatory financial bar on an MES in accordance with such procedures, the Company shall impose financial penalties on the LESO or any LES Operator which violates such bar, including without limitation any entity that is authorized by the Company to operate an LES in accordance with Clause 2.7 hereof, and shall impose the same conditions on the LESO and all LES Operators with respect to the maintenance and lifting of such bar as provided for in the Barring Procedures set forth in Annex A.  In the event that, after notification by the Company pursuant to this Clause, the LESO provides service to an MES that is subject to a mandatory financial bar in violation of the requirements of the Barring Procedures, then the LESO agrees that it shall pay to the Company the penalty Charges provided for in Annex G.  In the event that the Company fails to notify the LESO of the lifting of a mandatory financial bar under the circumstances required by the procedures set forth in Annex A, then the Company shall not be entitled to receive the penalty Charges from the LESO from the date on which the Company should have provided such notice in accordance with such procedures.

5.14         Notwithstanding the foregoing, in the event that the Company fails to notify the LESO or the other LES Operators of the implementation of a mandatory bar under the circumstances required by the Barring Procedures set forth in Annex A, then the LESO shall not be obligated to pay Charges for Services provided to any MES that would have been subject to the mandatory bar.  The Company shall have no other liability for failure to provide notice of the implementation or lifting of a mandatory bar except as expressly provided for in this Clause 5.

6.             TECHNOLOGICAL FRAUD MANAGEMENT

6.1           The Parties shall use their best endeavours to eliminate economic losses, and inconvenience to legitimate End-Users, arising from technological fraud, such as, without limitation, the cloning of MESs and theft of MES identification codes.  The Company shall use its reasonable endeavours to develop and implement where possible technical means for detection and prevention of such technological fraud.

6.2           The LESO shall have no obligation to pay Charges for Services in cases where the LESO has unknowingly carried traffic to or from an MES through which technological fraud has been perpetrated, provided that the LESO shall immediately notify the Company in the event that the LESO knows or suspects that a particular MES is fraudulent or is being fraudulently operated and shall provide reasonable proof to the Company that fraud has occurred.

6.3           The LESO shall comply with the Technological Fraud Prevention Procedures set forth in Annex R, as amended from time to time in accordance with Clause 20.

6.4           Notwithstanding the foregoing, the LESO shall have an obligation to pay Charges under the circumstances outlined in Clause 6.2 in the event that (i) the LESO receives non-refundable payment for the Services provided from the End-User in question; or (ii) the LESO provides Services to the MES in question after the Company informs the LESO that the Company has reason to believe that such MES is fraudulent or is being fraudulently operated, or (iii) the LESO’s failure to comply with the Technological Fraud Prevention Procedures in Annex R has allowed such technological fraud to take place.

6.5           The LESO shall not provide Services to an MES that the LESO knows or has reason to believe is fraudulent or fraudulently operated.

6.6           The Parties shall assist legitimate End-Users whose MESs may be compromised by technological fraud, including (i) on the LESO’s part (with the assistance of the Company upon the LESO’s request), contacting such End-Users or Resellers to inform them of the existence of the fraud; (ii) assisting such End-Users with deactivation and reactivation of their MESs with new access numbers and codes and any other relevant facilities and (iii) providing general information concerning fraud avoidance.  In the event that an End User’s MES must be deactivated and reactivated as the result of technological fraud arising from the LESO’s failure to comply with the Technological Fraud Prevention Procedures in Annex R, then the LESO shall reimburse the Company for administrative costs associated with such deactivation and reactivation and reasonable costs incurred by the End User in connection therewith (provided that such costs shall be demonstrated to be reasonably incurred).

7.             RENEWAL OF THIS AGREEMENT

7.1           Subject to there being no material adverse change in the business, assets or financial condition of the LESO since the Commencement Date that has impaired the LESO’s ability to provide the Services, the LESO shall have the option, upon giving written notice to the Company, to extend the Extended Term for a further fixed period of five (5) years (“Additional Extended Term”).   In order to exercise such option, the LESO shall not less than eighteen (18) months before the expiry of the Extended Term, give the Company written notice requesting the renewal of this Agreement.  The Company shall, at least fifteen (15) months before such expiry, give the LESO written notice stating the terms and conditions upon which the Company is willing to grant a renewal to the Agreement pursuant to this Clause.   If the Company is willing to grant a renewal, the Parties shall negotiate in good faith to conclude any agreement for renewal at least twelve (12) months before the expiry of the Extended Term.  Any terms and conditions offered to those LES Operators qualifying pursuant to any criteria put in place by the Company at that time, shall be no less favourable to the LESO than those provided or offered to other LES Operators or to any Inmarsat Affiliate.  In considering the request for a renewal, the Company shall amongst other things and consistent with the objects set forth in its Memorandum of Association, take into account the desirability of the LESO continuing to provide Maritime Distress and Safety Services.

7.2           On or before 30 November 2006, the Company may elect for the renewal provision in Clause 7.4 to enter into force.  If the Company does not make this election by 30 November 2006, then Clause 7.3 will be in force (and Clause 7.4 will have no force or effect).

7.3           Where the Company does not make any election under Clause 7.2 above, the following will apply:

(a)           any LESO obligations under this Agreement to provide what it reasonably believes is sensitive business information not necessary for the Company to operate the network will have no force or effect; and

(b)           the LESO shall not be required to use the Company Marks in any fashion.

7.4           Subject to the provisions of Clause 7.2 above, following expiration of the Extended Term of this Agreement, where the Company has so elected, Clauses 2.7 to 2.14 of the LESO Agreement will continue to have effect for a further period of four (4) years unless the Company has executed renewal agreements permitting such activities with LESOs constituting 30% of revenues derived from all LES Operator Agreements in the prior calendar year.

8.             AUTHORISATION SUBJECT TO COMPLIANCE

8.1           Subject to Clause 8.4 below, the Authorisation shall be conditional upon compliance by the LESO with the LES Technical Criteria and Operating Procedures in respect of all Services being provided by the LESO, or by a Reseller using the LESO’s Land Earth Stations.  The LESO shall also use reasonable endeavours to comply with the minimum LES Technical Performance Objectives in Annex M.  The LESO shall inform the NOC in advance of any planned outage of any of it’s LESs and, in the event that the LES has an unplanned outage, it shall report the reason for such outage to the NOC within 24 hours. Subject to Clauses 8.4 and 20, the Company shall apply the same LES Technical Criteria and Operating Procedures to all LES Operators for Services provided through the Land Earth Stations of such LES Operators.

8.2           If the LESO fails to comply with its obligations under Clause 8.1:

(a)           The Company shall give notice to the LESO requiring its non-compliance to be remedied within a reasonable time (which shall not be less than ten (10) days except in Urgent Operational Cases)

taking into account all of the circumstances, and after consultation with the LESO.

(b)           If the non-compliance continues after the time specified in the Company’s notice in sub-paragraph (a), the Company shall have the right, with immediate effect:

(i)      to suspend the Authorisation for non-compliant Services in respect of the LES or LESs concerned; or

(ii)     to suspend the Authorisation with respect to any tenant entity in a Shared LES Agreement with the LESO in the event that such non-compliance is caused by the tenant entity; or

(iii)    to suspend the entire Authorisation where the non-compliance affects all the Services provided and all of the LESs operated by the LESO.

(c)           Notice of suspension shall be given by the Company to the LESO immediately after any such action and such suspension shall continue until the date on which the LESO resumes compliance with the LES Technical Criteria and Operating Procedures, as determined by the Company acting in good faith.

(d)           This Sub-Clause 8.2 shall be without prejudice to the applicable provisions of Clause 21.

8.3           Notwithstanding the foregoing and subject to the provisions of Clause 8.2(c) above, the Company shall have the right to suspend the Authorisation with respect to Services provided, or Land Earth Stations operated, by the LESO without notice in the event that such Services or Land Earth Stations are not compliant with the requirements of the LES Technical Criteria and Operating Procedures and such failure of compliance has led to the occurrence of an Urgent Operational Case.

8.4           The obligation of the LESO to comply with the requirements of the LES Technical Criteria and Operating Procedures shall be subject to any waivers from compliance with such requirements granted by the Organization to the LESO.  In addition, the Company may grant waivers to the LES Technical Criteria and Operating Procedures after the Commencement Date of this Agreement, provided that any such waiver (or a functionally equivalent waiver) that is granted to other LES Operators shall be granted to the LESO if the LESO demonstrates similar hardship in similar circumstances.  Upon request by the LESO at the time that the LESO seeks a waiver, the Company shall disclose the existence of waivers granted to other LES Operators that are similar to the waiver requested by the LESO.

9.             CHARGES

9.1           The LESO shall pay to the Company, subject to the provisions of this Clause 9, the Charges calculated in accordance with Annex G and the Commercial Framework Agreement for Services via the Space Segment provided hereunder to the LESO by the Company (as such Charges may be adjusted from time to time in accordance with Clauses 9.5 and 9.6).  Except as otherwise provided in Clauses 5.14 and 6.2, the LESO shall be responsible for the payment of all Charges to the Company for all Services that are provided via the Space Segment using its LES (including those Services provided by Resellers).  The Charges shall be paid to the Company in US dollars or in any other freely convertible currency that is acceptable to the Company and otherwise in accordance with the invoice procedures in Clause 10.

9.2           The Company may offer price incentives and arrangements to the LESO and other LES Operators in addition to those set out in the Commercial Framework Agreement, to meet performance objectives defined by the Company with the aim of expanding the overall traffic or customer base for the Services, provided that any such price incentives and arrangements are made available to all LES Operators based on the same criteria.

Taxes and Tax Credits

9.3           The LESO shall be liable for all taxes, levies, duties, costs, charges, withholdings, deductions or any charges of equivalent effect imposed on, or in respect of, the Services by any authority having the power to impose such taxes, (whether or not the taxes described therein are collected by withholding or otherwise), except taxes described in Clause 9.4(a).

9.4

(a)           The Company shall remain responsible for any income tax imposed on its profits or net income by taxation authorities in the United Kingdom or any other territory as a result of the Company maintaining a permanent establishment in that territory;

(b)           In the event that any tax, duty, impost, levy or like charge becomes payable in any territory in accordance with Clause 9.3, either by deduction or otherwise, on or in respect of any amount to be paid by the LESO to the Company, or which the LESO may be required to withhold in respect of any amount due to the Company under the Agreement (other than a tax described in clause 9.4(a), such tax, duty, impost, levy or like charge shall be for the account of the LESO and the LESO shall pay to the Company such an amount as to yield to the Company a net amount equal to the amount that but for such tax, levy, impost or charge would have been received by the Company.  The Company will provide reasonable assistance to the LESO to minimize the amount of such withholdings or deductions, including providing any relevant certification of its status as a non-resident of a jurisdiction or of its entitlement to benefits under a treaty;

(c)           In the event that the Company is responsible for an income tax in accordance with Clause 9.4(a) and the LESO may be required to withhold and remit to a taxation authority by deduction or otherwise, on or in respect of any amount to be paid by the LESO to the Company under this Agreement as instalment or other payment of the Company’s income tax liability, the LESO shall not gross up the payment as described in Clause 9.4(b), but instead such amount withheld and remitted will be considered paid to the Company by the LESO.  The LESO will provide reasonable assistance to the Company in its discussions with the relevant taxation authorities to minimize the amount of such withholdings or deductions.

(d)           If, and to the extent that, the LESO pays a tax in accordance with Clause 9.3 and 9.4(b) and the Company receives and retains the benefit of a refund of a tax or credit against income tax imposed on its profits (whether in the United Kingdom or any other territory in which the Company maintains a permanent establishment) or other tax liability which is attributable to the tax paid by the LESO (a “Tax Credit”), then the Company shall reimburse such amount to the LESO or, at the LESO’s option, the LESO may deduct the applicable amount from amounts payable to the Company hereunder.  The Company shall be deemed to have received and retained the benefit of a Tax Credit when such a claim for such credit has been agreed and accepted by the relevant tax authority or at an earlier date to be advised by the Company.  A Tax Credit shall be deemed to arise to the extent that the Company’s current year tax payments are lower than they would have been without the benefit of said credit.  Use of credits shall be determined under a first-in, first-out basis;

(e)           The LESO may identify a Tax Credit for which the Company may be eligible and assist the Company in claiming such Tax Credit. In the event that the LESO claims a reimbursement hereunder, the LESO shall identify any such Tax Credit to the Company and provide all necessary information and assistance to the Company to claim such Tax Credit.  The Company shall make reasonable efforts to claim Tax Credits so identified save the Company is under no obligation to claim a Tax Credit or pursue a Tax Credit that has been denied by taxation authorities beyond the normal representations of the Company to such tax authorities.  The Company will assist the LESO in further pursuit of denied Tax Credits provided the LESO bears all costs of external advice or representations to the tax authorities or other relevant levels of appeal.

(f)            In the event of an audit or other enquiry by any relevant taxing authority related to taxes or Tax Credits related to the Services provided by the LESO, the parties shall provide such information to each other as may reasonably be regarded as necessary to comply with such audit, subject only to limitations imposed by law, confidentiality agreements with third parties or where the information is deemed to be commercially sensitive.

Changes to the Charges

9.5           The Charges set forth in Annex G may be modified by the Company, in accordance with the provisions of the Commercial Framework Agreement.

9.6           The Company shall (subject to the provisions of the Commercial Framework Agreement) be free to:

(a)           adjust the Charges of any individual Service and to adjust the fixed and variable components of any Charge for any individual Service or any other element of or relating to a Charge; and

(b)           introduce other non-demand assigned Charges consistent with Clauses 9.2 and 9.8; and

(c)           create pricing packages and volume discount schemes consistent with Clauses 9.2, 9.8 and the principles of competition law, based on, service packages, geographical volumes or market segments.

(d)           offer different Charges for the same Service in defined geographical regions in which End User calls or messages originate or terminate and which are technically verifiable, provided that (i) every LES Operator that provides such Service in the relevant defined (and technically verifiable) geographical region shall be entitled to receive such Charge; (ii) consistent with this Clause 9, the Company shall modify Annex G as necessary to reflect such price differentiation(s) on an ongoing basis and publish the same to every LES Operator, and (iii) the Company may implement differential prices only if it is consistent with the Company’s obligations under applicable law.

9.7           In the absence of an arithmetic or other clerical error, or a breach of the Commercial Framework Agreement, the revised Charges developed by the Company shall be final and binding on the Parties and shall not be subject to dispute under Clause 30 of this Agreement.  The Company shall provide to the LESO a revised Annex G reflecting the revised Charges at least ten (10) days before the date of modification, and such revised Annex shall constitute an amendment to this Agreement.

Non-discrimination

9.8           In establishing Charges, the Company will not discriminate on the basis of the nationality of LES Operators.

9.9           For the purpose of determining the amount of payments due under Clause 10 hereof, the LESO’s use of the Space Segment for provision of the Services shall be measured in accordance with the procedures for traffic utilization measurement and invoice processes, as notified by the Company to the LESO from time to time in accordance with Annex H.

10.          PAYMENT OF CHARGES

10.1         With respect to demand-assigned Services as set out in Part A of Annex G the Company shall invoice the LESO on a monthly basis. Each invoice shall be dated as of the day that it is produced and shall be sent on that date in electronic format (unless the LESO prefers delivery by mail) to the LESO.  Each such invoice shall be due for payment ninety (90) days after the date of the invoice (Payment Due Date). Each such invoice shall contain a traffic statement for the month covered by the invoice prepared in accordance with Clause 9.9.  Each traffic statement shall include a summary of traffic volume by Service per LES in units of minutes, or kilobits or Mbits or such other similar units (with separate details for chargeable and non-chargeable traffic), details of the Charges for each Service and the total amount in US dollars due to the Company.

10.2         With respect to invoices for volume commitments, the Company shall invoice the LESO at least thirty (30) days in advance of the period to which the volume commitment refers. Each such invoice shall be dated as of the day that it is produced and shall be sent by courier and/or in electronic format to the LESO on that date. Each such invoice shall be due for payment on the last Business Day prior to the period to which the volume commitment refers (Payment Due Date).

10.3         With respect to Fixed Charges as set out in Part B of Annex G, the Company shall invoice the LESO at least thirty (30) days in advance of the start of the period to which the Service refers. Each such invoice shall be dated as of the day that it is produced and shall be sent by courier and/or in electronic format to the LESO on that date. Each invoice in respect of such Services shall be due for payment in full on the last Business Day prior to the start of the period to which the Service refers (Payment Due Date).

10.4         An interest charge shall be imposed, at a rate of the current three (3) month US dollar London Inter-Bank Offer Rate (LIBOR) plus twelve (12) percentage points per annumcalculated daily, on any payment due under this Agreement remaining unpaid after the Payment Due Date.  Such interest charge shall be computed commencing on the first day following the Payment Due Date.  Interest shall be payable within thirty (30) days of :

(a)           the date on which payment of the Charges is received by Inmarsat; or

(b)           the final day of each month

whichever is the earlier.  These provisions shall be without prejudice to any other remedy to which the Company is entitled under this Agreement including the right to suspend or terminate the Authorisation.

10.5         Where a LESO elects to pay the Charges before the Payment Due Date, the LESO shall be entitled to a discount for early payment.  The discount would be calculated for the period from the date that cleared funds are received by the Company up until the Payment Due Date (“the discount period”).  The rate of the discount shall be equivalent to the interest on the cleared funds for the discount period at a rate that shall be benchmarked by equivalent period LIBOR money market rates less 25 basis points.

10.6         Any payment to be made under this Agreement shall be made by wire transfer directly to the bank account designated by the Company in writing and shall be deemed to be received by the Company on the date the amount is credited to the Company’s bank account.

10.7         The LESO may nominate an entity to act on its behalf for the purposes of billing and any associated or related matters, and shall do so in writing.  Where the LESO has nominated such an entity, the LESO shall remain liable for payment of the Charges irrespective of whether the LESO or the billing entity is named on the invoice.  Where the LESO has nominated such an entity, the Company shall be entitled to rely on any instructions, decisions or communications as if they had been made by the LESO.

10.8         If any payment required under this Agreement has not been received by the Company by the Payment Due Date, the Company may serve a written demand for payment.  Subject to Clauses 10.13 -10.15 below, if the payment to which such written demand refers remains outstanding for thirty (30) days following receipt of such written demand, the Company may suspend the Authorisation.  In the case where payment remains outstanding for more than ninety (90) days after the date on which the Company becomes entitled to suspend the Authorisation, the Company shall have a right to terminate the Agreement forthwith.

The Company’s right to vary the payment provisions

10.9         Without prejudice to the provisions of Clause 10.8 above, where a LESO has failed to pay the Charges such that the Company would be entitled to suspend the Authorisation pursuant to Clause 10.8 above, on the second occurrence of such failure to pay, the provisions of Clause 10.1 above shall be automatically varied such that the Payment Due Date shall be reduced to 60 days after the date of the invoice. In such circumstances, the Company shall be entitled to require the LESO to put in place additional credit protection including but not limited to a bank guarantee, parent company guarantee, escrow account or any other credit protection as the Company in its reasonable opinion deems appropriate.  Failure by the LESO to provide such financial security within the time period stipulated by the Company shall be deemed to be a material breach of the LESOs obligations under this Agreement.

10.10       Following a reduction in the Payment Due Date pursuant to Clause 10.9 above, provided the LESO pays for subsequent Charges on or before the Payment Due Date for a continuous period of 12 months following such reduction, Clause 10.1 above shall be automatically varied such that the Payment Due Date shall be reinstated to 90 days after the date of the invoice.

10.11       Notwithstanding the provisions of Clause 10.10 above, on the third occurrence of a failure to pay that would entitle the Company to suspend the Authorisation, the provisions of Clause 10.1 above shall be automatically and permanently varied such that the Payment Due Date shall be reduced to 30 days.

10.12       If the LESO or an entity guaranteeing the LESOs obligations under this Agreement, defaults on its prime borrowings, enters administration, becomes insolvent, or if its financial position is such that, within the framework of applicable national law, legal action leading toward winding-up, bankruptcy, or dissolution may be taken, the Payment Due Date pursuant to Clause 10.1 above will be automatically reduced to 30 days and the Company may require payment on demand of all outstanding amounts due.

Invoice disputes

10.13       The LESO shall notify the Company as soon as possible but no later than thirty (30) days after the receipt of an invoice in the event of any dispute regarding the Charges set out in that invoice.  Any such notice shall be in writing and shall include the reasons for the dispute and, if applicable, a preliminary quantification of the disputed amount by means of a comparison of the Company’s traffic statement underlying the invoice, or part thereof, with the LESO’s own call data records.  If the LESO fails to provide to the Company the LESO’s relevant call data records or any other relevant records within sixty (60) days from the date of receipt of the invoice, the invoice shall be deemed to be undisputed and immediately payable in full by the LESO together with interest in accordance with Clause 10.4.  Following provision of the LESO’s relevant call data records, the Company and the LESO shall enter into discussions and shall use their reasonable commercial efforts, including reciprocal provision of relevant records, to resolve disputes within ninety (90) days from the date of receipt of the invoice.  In the event that, as a result of such discussions, it is determined that the LESO should pay any amount to the Company, the LESO shall pay interest to the Company in accordance with Clause 10.4 for any amounts paid after the Payment Due Date notwithstanding initiation of such discussions.

10.14       The LESO shall pay the undisputed amount of any invoice by the relevant Payment Due Date.  In the event that the Parties are unable to resolve a dispute concerning all or a portion of an invoice within the ninety  (90) day period set forth in Clause 10.13, then such dispute will be deemed to be a formal dispute.  In the event of a formal dispute, the Company and the LESO, acting through their respective chief financial officers (or their designates), shall act in good faith to attempt to resolve the dispute within thirty (30) days following initiation of the formal dispute.

10.15       In the event that the Company and the LESO are unable to resolve the formal dispute in accordance with Clause 10.14 within the thirty (30) day period specified therein, the dispute shall be determined by an expert in accordance with Clause 30.2.  Where any payment made in accordance with Clause 10.14 has resulted in either an underpayment or an overpayment by the LESO, such underpayment or overpayment shall be paid by the LESO or refunded by the Company, as appropriate, including accrued interest calculated in accordance with Clause 10.4 from the Payment Due Date (if the payment is made by the LESO) or from the later of the date of the overpayment by the LESO or the Payment Due Date (if the payment is made by the Company), within fourteen (14) days of the determination resolving the dispute.

11.          ADDITIONAL OBLIGATIONS OF LESO

In addition to other obligations of the LESO set forth herein, the LESO agrees as follows:

(a)           if the LESO chooses to provide Services via the Space Segment, it shall do so subject to any applicable national laws and regulations, and shall use reasonable efforts to give effect to the Company’s obligations (i) to provide Services without discrimination on the basis of nationality, and (ii) to have regard to the principle of acting exclusively for peaceful purposes, taking into account the past practice of the Organization and the practice of the Company;

(b)           to use all reasonable endeavours to obtain, and to use reasonable endeavours to require its Resellers to obtain, all necessary licenses and approvals and otherwise to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the LESO and to the provision of Services via the Space Segment by the LESO;

(c)           not to hold itself out as agent for the Company in any correspondence or other dealings relating directly or indirectly to the provision of the Services via the Space Segment; provided that the LESO may use the Marks subject to the provisions of Clause 18 hereof; and

(d)           the LESO shall be fully responsible for terrestrial interconnection of its LES(s) for the purpose of originating or terminating traffic, subject to applicable national law.

12.          ADDITIONAL OBLIGATIONS OF THE COMPANY

12.1         In addition to other obligations set forth herein, the Company agrees as follows:

(a)           To use all reasonable endeavours to procure and maintain all licenses, approvals and government authorisations necessary to provide the Space Segment for provision of the Services by the LESO hereunder and to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the Company;

(b)           Notwithstanding the provisions of Clause 12.1(a) above, the procurement or maintenance of all licences, approvals or authorisations shall be at the reasonable discretion of the Company, in any country where the relevant authority imposes fiscal or other requirements as a condition of granting such licence and such licences or conditions are likely to give rise to a financial liability on the Company during the term of this Agreement, subject to the following procedure being implemented:

(i)            as soon as possible after notification of such fiscal or other requirements, the Company shall inform all LESOs of the country requirements;

(ii)           the Company shall consult with any LESO that wishes to provide the Services in such a country with a view to apportionment of costs between the Company and all other LESOs that wish to provide Services in that country or structuring the delivery of the Services in a manner that will comply with the requirements of the relevant authority;

(iii)          where the Company and the LESOs are unable to reach agreement on such an arrangement the Company may elect not to pursue a licence in that country or may rescind an already existing licence in that country;

(iv)          the total liability of the Company in relation to all such licences or authorisations for all countries in any calendar year shall not exceed ****% (****) per annum of the total revenue of the Company generated by all Services in the immediately preceding calendar year;

(v)           allocation of funds available between such countries shall be at the reasonable discretion of the Company;

(vi)          where additional LESOs commence the provision of Services in that country, they will be required to contribute to the overall costs of maintaining such a presence in that country on the same basis as all other LESOs providing Services in that country;

(vii)         For the avoidance of doubt, the provisions of Clauses 9.5 and 9.6 shall not apply to the additional costs that may arise under this Clause pursuant to any arrangement entered into by the Company and the LESO.

(c)           To use its best efforts in undertaking such steps as are necessary to assure that the Company is entitled (i) to maintain orbital slots for the Satellites at the orbital positions contemplated in this Agreement and to undertake such steps as are necessary to maintain those slots throughout the Extended Term of this Agreement,    (ii) to maintain the numbering schemes of the Organization in effect prior to the Commencement Date, and (iii) to maintain the authority to allocate MES identification numbers after the Commencement Date as necessary to perform its obligations hereunder;

(d)           To comply with the terms of any agreements that the Company may have undertaken with the Organization; and

(e)           Not to hold itself out as agent or principal of the LESO in any correspondence or other dealings relating to the provision of Services via the Space Segment.

12.2         The Company may engage in Generic Marketing to support and promote the Company’s brand and may work in conjunction with the LESO on joint marketing activities.

12.3         The Company may also engage in Direct Marketing to individuals or entities provided that:

(a)           the Company shall not contact MES users in the ESAS database for the purposes of conducting such Direct Marketing (the Company shall be free to conduct Direct Marketing from other available sources of information);

(b)           the Company shall notify all LES Operators providing a particular Service in advance of any Direct Marketing being carried out in relation to that Service and shall provide to all such LES Operators full details of the proposed Direct Marketing;

(c)           the LES Operators providing that Service shall have 10 Business Days from the date the notification is sent by the Company within which to comment on the Direct Marketing proposal and in the absence of any objections within that time period from such LES Operators, the Company shall be free to proceed with the Direct Marketing;

(d)           If any LES Operator providing the Service has objections to the Direct Marketing proposal, it shall notify the Company within the time period, giving full details of its objections and the rationale for such objections.  The Company shall take any objections raised by such a LESO into consideration and shall respond to such objections within 5 Business Days of receipt. If the outstanding objections are resolved, the Company shall be free to proceed with the Direct Marketing.

(e)           If outstanding objections are not resolved, the LESO may propose an alternative solution.  If the LESO does not present a satisfactory solution or alternative recommendation, the Company may proceed with the Direct Marketing where at least one LESO that provides that particular Service consents to the Direct Marketing.

12. 4        The Company also agrees throughout, the Extended Term, (except where the Company is permitted to own or operate an LES pursuant to Clauses 2.9, 2.10, 2.11, 2.12 and 2.13), not to enter into any contracts with MES End Users or any of the LESO’s Resellers or agents in respect of the Services other than the standard terms and conditions necessary for service activation or to become a PSA.

13.          SPACE SEGMENT MANAGEMENT

Provision of Space Segment Capacity

13.1         The Company shall, in accordance with this Clause, provide Space Segment capacity on Second Generation, Third Generation and Fourth Generation Satellites to enable the LESO to provide Services.  The Company shall also provide Space Segment capacity on Subsequent Generation Satellites, if the Company chooses to offer Services on such Satellites, in a manner consistent with the Authorization and the terms and conditions of this Agreement.

13.2         The characteristics of Second, Third and Fourth Generation Satellites and their capacity are defined in Annex L, as amended from time to time.  The primary aim of the Company with respect to Space Segment management shall be to continue to provide Space Segment capacity to the LESO and all other LES Operators in the event of Satellite failures or other capacity shortfall.  The Company shall use its reasonable endeavours to provide that capacity in accordance with the Network Performance Objectives described in Annex N as amended from time to time. If capacity is or becomes insufficient to carry the LESO’s traffic requirements at any time, although the Satellite is functioning nominally, the Company may optimise Space Segment capacity using the general guidelines in Annex I.  Except in an Urgent Operational Case, the Company shall consult with the LESO prior to taking any such measures. Nothing herein shall require the Company to procure additional satellite capacity.

13.3         Use of Prime Satellites to carry the Services

The Company shall provide Space Segment capacity for Services on Third or Fourth Generation Satellites at the following orbital locations with: (a) the station keeping to two tenths (0.2) of a degree at the equatorial crossing; and (b) an orbital inclination less than three (3) degrees:

AOR-West Region at 54o West using a Third Generation satellite or at a location to be announced (provisionally 50o West) using a Fourth Generation satellite

AOR-East Region at 15.5o West

IOR Region at 64o East using Third Generation satellite or at a location not further East than 64o East using a Fourth Generation satellite

POR Region at 178o East using a Third Generation satellite or at a location to be announced using a Fourth Generation satellite

13.4         Reorganisation of the Inmarsat A Service

Notwithstanding the provisions of Clause 13.3, the Company shall have the right to transfer the Inmarsat A Service in the AOR-West, IOR and POR regions to Second or

Third Generation Satellites at any time. These Satellites may be at the following orbital locations with: (a) the station keeping to two tenths (0.2) of a degree at the equatorial crossing; and (b) an orbital inclination of less than five (5.0) degrees:

Inmarsat A AOR-West Region at 98o West

Inmarsat A IOR Region at 109o East

Inmarsat A POR Region TBA

13.5         Capacity Augmentation

If capacity on a Prime Satellite is or becomes insufficient to satisfy all the LESO’s traffic requirements at any time, although such Prime Satellite is functioning nominally, the Company may open up one or more new Ocean Regions. The introduction of any new Ocean Regions will be made in consultation with the LESOs. The Services to be carried in any new Ocean Regions may be a subset of the Services and the allocation of Services to such region will be dependant on the traffic demand and the capability of the new region to provide additional capacity. The Services to be carried in any new regions will be selected in consultation with the LESOs.  The new regions may use Second or Third Generation Satellites at the appropriate orbital locations with: (a) the station keeping to two tenths (0.2) of a degree at the equatorial crossing; and (b) an orbital inclination less than five (5.0) degrees on the Second Generation Satellites and less than three (3.0) degrees on the Third Generation Satellites.

13.6         Non-availability of Prime Satellites

If, for any reason, a Prime Satellite at one of the locations described in Clauses 13.3, 13.4, or 13.5 ceases to operate or, if the capacity on that Satellite is permanently or indefinitely degraded, the Company shall use its reasonable endeavours to replace or augment the capacity in conformity with the Network Performance Objectives referred to in Annex N in the Ocean Region concerned by using one or more of the following means available to it, depending on the operational circumstances:

(a)           Temporary Use of Spare Satellites

In the period during which a failure of the Prime Satellite is under investigation the Company may provide Services, in accordance with agreed contingency plans as listed in Annex B as amended from time to time.

(b)           Permanent replacement of a failed Satellite

If a Prime Satellite whose location is specified in Clauses 13.3, 13.4 or 13.5 ceases to operate or becomes permanently or indefinitely degraded, the primary means of providing replacement capacity shall be the deployment of one or more spare Satellites to the location concerned.

The Company shall follow the following guidelines in relocating Satellites to restore an acceptable configuration.

(i)            So far as is possible, a Third or Fourth Generation Satellite will be replaced by a Third Generation Satellite.

(ii)           The drift rate to be used for relocation shall not exceed 5 (five) degrees per day. The actual rate used will be decided at the time as a result of considering both the urgency of the manoeuvre and the lifetime reduction which would result.

(iii)          Precedence shall be given to restoring Services on the four Prime Satellites in the AOR-East, AOR-West, IOR and POR over the restoration of Services at other locations.

(iv)          If the proposed sequence of Satellite moves has any impact on the provision of distress and safety services, it shall be subject to IMSO agreement at the time.

(c)           Consultations with LESO

The Company shall notify the LESO of the occurrence of any of the events described in Clauses 13.6 (a) or (b).  Except in an Urgent Operational Case, or in execution of a contingency plan already agreed with the LESOs, as per the provisions of Annex B, the Company shall consult with the LESO before taking any of the above actions.  The consultations and subsequent actions by the Company shall take into account the need to preserve coverage for the LESO and all other LES Operators and also the need to ensure continuity of Maritime Distress and Safety Services and any other safety-related communications services. The coverage provided for the LESO during contingency operations shall be limited to the provision of the Space Segment capacity.  The arrangements by which the LESO chooses to access the Satellites, remains the responsibility of the LESO.

Company’s Right to Replace Capacity

13.7         Subject to the requirements of Clause 13.6 and the Network Performance Objectives in Annex N, the Company shall have discretion to interchange any of the Satellites at any of the locations referred to in Clauses 13.3, 13.4 or 13.5 in the light of joint interests of the Company and all LES Operators.

13.8         Except in an Urgent Operational Case, the Company shall give the LESO reasonable prior notice of any proposed replacement of a Satellite, and shall consult with the LESO prior to such replacement, and take into account any reasonable request made by the LESO in relation to the proposed replacement.

13.9         Use of Spare Capacity

The use of spare capacity on any Satellite not required by any LES Operator for the provision of Services shall be at the discretion of the Company.

13.10       Operations Infrastructure

The Company shall provide, or shall procure the provision of, the operations infrastructure necessary to support the operation of the Satellites through which the Services are provided, and shall use its reasonable endeavours to achieve the Network Performance Objectives set out in Annex N.

Liability

13.11       Other than as provided for in Clause 13.12, the Company shall not incur any financial liability to the LESO if the performance of any of the Satellites or of the operations infrastructure fails to achieve the Network Performance Objectives specified in Annex N.

13.12       In the event that the Company fails to meet the minimum Network Performance Objectives set forth in Annex N, then the LESO shall receive outage credits for any traffic commitment or other fixed-period service affected by such outage as follows:  No allowance or credit will be made for any unavailability, delay or interruption in the availability of the service which is of less than one hour’s duration.  Any such unavailability, delay or interruption which is of one hour or more duration shall be credited to the LESO in an amount equal to the proportionate charge in one hour multiples for each one hour, or major fraction thereof during which such unavailability, delay or interruption has occurred.  In addition to the foregoing, in the event that the Company relocates a Satellite or substitutes a Satellite of one generation with a Satellite of another generation and, as a result thereof, the LESO is unable to meet a traffic commitment that it undertakes prior to such relocation or substitution, then the LESO shall be excused from such traffic commitment. During contingency operations following the failure of a Prime Satellite, the Company will endeavour to provide Satellite capacity to enable the LESO to continue to pass commercial traffic. The arrangements by which the LESO chooses to access this Satellite capacity remain the responsibility of the LESO.

14.          REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

14.1         The Company represents and warrants to the LESO that the following statements are true and accurate as regards the Company as of the date of the signing of this Agreement and, if such date is prior to the Commencement Date, they are deemed to be repeated on the Commencement Date:

(a)           the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of the Company;

(b)           the Company owns or leases the Satellites and has a right to use the orbital slots and associated frequency spectrum for the Satellites throughout the Extended Term of this Agreement.  Notwithstanding the above, nothing in this Agreement shall prevent the Company from procuring capacity on a satellite owned by a third party should the

Company wish to do so providing that the Company comply with all its own obligations under this Agreement , including, without limitation, the Network Performance Objective specified in Annex N;

(c)           this Agreement constitutes the legal, valid and binding obligations of the Company;

(d)           the Company has obtained all clearances, telecommunications and other licences, consents and approvals necessary to enable it to operate the Space Segment for the provision of the Services; and

(e)           the Company is in compliance with any applicable telecommunications or other law and regulation of the United Kingdom and any other relevant country governing any ground-based part of the Space Segment.

14.2         The LESO represents and warrants to the Company that the following statements are true and accurate as regards the LESO as of the date of signing of this Agreement and, if such date is prior to the Commencement Date, they are deemed to be repeated on the Commencement Date:

(a)           the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of the LESO;

(b)           this Agreement constitutes legal, valid and binding obligations of the LESO; and

(c)           the LESO has obtained all clearances, telecommunication and other licences, consents and approvals necessary to enable the LESO to operate its Land Earth Station(s) for the provision of the Services; and

(d)           the LESO has required its Resellers to obtain all necessary licenses and approvals and otherwise to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the provision of the Services via the Space Segment;

15.          DISCLAIMERS OF LIABILITY

Telecommunications Breakdown and Application of Barring Procedures

15.1         Subject to this Clause 15, the LESO agrees that the Company (for itself and as trustee for the benefit of the other Indemnitees, as defined in Clause 15.8) shall not be liable on any basis whatsoever to the LESO, its Affiliates, Resellers, customers or other End Users for any direct, indirect or consequential loss, damage or expense, including, without limitation, loss of profits or revenues, loss of distribution rights, abortive expenditure or damage to property and injury or death to persons, arising from or in connection with

(i) any Telecommunications Breakdown, regardless of cause including, but without limitation, satellite or other equipment failure or malfunction, or any unavailability, delay or interruption of telecommunication services caused as a result thereof, or (ii) any suspension of service to a mobile earth station resulting from actions by the Company acting in good faith at the request of the LESO or other LES Operators in accordance with the Barring Procedures.

15.2         Notwithstanding Clause 15.1, the Company shall compensate the LESO for loss in the event that the Telecommunications Breakdown described in Clause 15.1 above is caused by the wilful or reckless act or knowing or reckless omission of the Company in circumstances where the Company knew that such act would have such effect or was reckless as to whether or not such act or omission would have such effect.

15.3         In the event of the Company becoming liable in accordance with Clause 15.2 to compensate the LESO, the loss suffered by the LESO shall be deemed to be, and limited to, a proportionate part of the LESO’s Relevant Net Revenues (as defined in Clause 15.4) calculated by reference to each hour or fraction of an hour (being not less than one quarter) during the period of time in which the Telecommunications Breakdown occurred.  The Company shall pay such amount to the LESO, provided that in no circumstances shall the aggregate amount payable by the Company to the LESO and all other LES Operators affected by such Telecommunications Breakdown under this Clause 15.3 in respect of all occurrences or series of occurrences arising out of the same proximate cause in any calendar year, exceed U.S. $10 million.  In calculating the amount payable, account will be taken of variations in the volumes of traffic at different times based on the average diurnal profile for the Ocean Region in which the LESO is located.

15.4         For the purpose of Clause 15.3, the term “LESO’s Relevant Net Revenues” means the LESO’s proportional share (based on overall system traffic) of the gross revenues received by all LES Operators affected by such Telecommunications Breakdown from the provision of Services by all affected LES Operators during the twelve (12) months preceding the first incident giving rise to the claim less (i) the amount of Charges that were payable to the Company in relation to such revenues and (ii) the variable land-line charges associated therewith (subject to the $10 million limitation set forth in Clause 15.3).

15.5         Disclaimers to be Passed on to End Users

(a)           The LESO shall use commercially reasonable efforts to incorporate, and require that Resellers incorporate, in the terms and conditions applicable to any customers and End Users to which the LESO or its Resellers provide Services following the Commencement Date, disclaimers of liability substantially similar to (but in no case less broad than) that set forth in Clause 15.1 in favour of the Company, the Company’s Affiliates and itself.  Such disclaimers shall be in form or substance consistent with the disclaimer set forth in Annex J, or as close to such form as is permitted by the applicable law.

(b)           The Company shall, through the PSA, procure that any End User of the Services, as a condition of service activation, must sign a written waiver of liability vis-à-vis the Company and the LESO (or all LES Operators collectively) for any loss, damages or associated costs arising in connection with the provision of Services to the maximum extent to which the Company and the LESO are legally permitted to waive such liability.

Damage to Space Segment or Loss of Services

15.6         Subject to the exclusions set out in Clause 15.7 below, the LESO shall be liable to the Company, and shall indemnify and hold the Company harmless vis-à-vis claims by any third party (including but not limited to other LES Operators) against the Company, for any loss or damage to the Space Segment caused by any act or omission of the LESO, its Resellers, contractors, employees, agents, lessees or assignees, or any of them (which in no case shall exceed $100 million in any calendar year), except that the LESO shall have no liability to the Company for loss or damage arising out of the provision of Services by the LESO via the Space Segment in a manner authorised by this Agreement (subject to Clause 8.4), the LES Technical Criteria and Operating Procedures or as otherwise authorised in writing by the Company.

15.7

(a)           Nothing in this Agreement shall exclude or limit the liability of either Party for death or personal injury resulting from such Party’s own negligence in any jurisdiction where, as a matter of law, such liability cannot be excluded or limited.

(b)           Save as specified in Clauses 15.9 and 15.10 below, neither Party shall be liable for any indirect, special, punitive, incidental or consequential damages arising out of or under this Agreement.

Indemnities

15.8         As used in this Clause 15, the term the other Indemnitees mean any Affiliate, or director, officer, employee or agent of an Indemnified Party (as defined below) or of its Affiliate.

15.9         Either Party (the “Indemnifying Party”) shall indemnify the other Party (the Indemnified Party”) and the other Indemnitees from and against any direct, or indirect loss, damage, liability or expense arising from any claim by a third party, pursuant to or in connection howsoever with:

(a)           any libel, slander, or invasion of privacy or any allegation thereof by the Indemnifying Party, its Affiliates, Resellers or customers, as the case may be, arising in connection with the provision of Services via the Space Segment (provided that, for the purpose of this Agreement, other LES Operators shall not be deemed to be the “customers” of the Company and the Company shall not be obligated to indemnify the LESO for claims arising hereunder that are attributable to another LES Operator); or

(b)           any infringement or alleged infringement of any patent, copyright, design, trademark or other industrial or intellectual property rights whatsoever of any other person by the Indemnifying Party, including without limitation, infringement or alleged infringement arising in connection with combining or using in connection with the provision of Services via the Space Segment as authorised hereunder, any apparatus and systems of the Indemnifying Party, its Affiliates, Resellers or customers (provided that, for the purpose of this Agreement, other LES Operators shall not be deemed to be the “customers” of the Company and the Company shall not be obligated to indemnify the LESO for claims arising hereunder that are attributable to another LES Operator).

Notwithstanding the foregoing, neither Party shall be under any obligation to indemnify the other Party or the other Indemnitees of the other Party under this Clause if any such claim would have arisen against the Party seeking indemnification under this Clause 15 regardless of the alleged acts or omissions of the Party from which indemnification is sought or those of its Affiliates, Resellers or customers.

15.10       The LESO shall indemnify the Company and the other Indemnitees from and against all direct or indirect loss, damage, liability or expense arising from any claim by any third party resulting from or arising in connection with any event which is required to be disclaimed under Clause 15.5 hereunder.  For the purpose of this Clause 15.10, the LESO shall be deemed to be the Indemnifying Party and the Company shall be deemed to be the Indemnified Party.

Defence of Indemnified Claims

15.11       With respect to any claim for damage or loss that is required to be indemnified hereunder, the Indemnifying Party shall, at its own expense, defend any such claim subject to the conditions that the Indemnified Party (or, as the case may be, the other Indemnitees) shall give the Indemnifying Party reasonable notice of the receipt of any such claim, and provide such cooperation to the Indemnifying Party as is reasonably necessary for the defence of the claim, including, without prejudice to the generality of the foregoing, the filing of all pleadings and other court processes, the provision of all relevant information and documents, and providing reasonable access to relevant employees.

15.12       If, in the event of any claim subject to Clause 15.11, the applicable law does not permit the Indemnifying Party to defend the claim as contemplated herein, then the Indemnified Party shall conduct its defence under instructions from the Indemnifying Party and shall not make any admissions, settlements or compromises without the written consent of the Indemnifying Party.

15.13       The provisions of Clause 15.6 to Clause 15.12 regarding indemnification shall survive the expiration or termination of the Agreement.

16.          INSURANCE

16.1         The Company and the LESO shall each maintain liability insurance from a third party insurer or self-insurance in an amount sufficient to cover the indemnities which each Party has granted, respectively, under this Agreement, to the other Party. Each Party shall, upon request of the other Party, provide the other Party with evidence of such insurance or, as the case may be, net asset value that is sufficient to cover the indemnities granted under this Agreement.

16.2         In addition to the insurance described in Clause 16.1, the Company shall obtain and maintain insurance, to the extent that insurance is available on commercially reasonable terms (in a commercially reasonable amount that is standard for the satellite communication services industry) to cover third party claims resulting from telecommunications breakdown of any nature whatsoever that relates to the availability of the Space Segment.  At its option, the LESO shall be named as an additional insured on such policy, in which event, the LESO may be required to contribute, along with other LES Operators, to the cost of such insurance policy.   Any such contribution will become payable within thirty (30) days of the date of the receipt by the LESO of an invoice from the Company.  The Company shall also provide such other information about such insurance policy as the LESO may reasonably request.

17.          CONFIDENTIALITY

17.1

(a)           The Company and the LESO hereby agree that it may be necessary to the performance of this Agreement for a Party (the “Disclosing Party”) to disclose to the other Party (the “Receiving Party”) certain information that the Disclosing Party deems to be confidential and proprietary.  The Receiving Party shall maintain the security and confidentiality of all Confidential Information (as defined below) received from the Disclosing Party hereunder.

(b)           For purposes hereof “Confidential Information” shall include (i) information deemed to be Confidential Information under Clause 5.3, and (ii) technical information, customer lists and other business information or data relating to the Disclosing Party, its Affiliates or other representatives that is reduced to writing and marked “Confidential” or with a similar designation by the Disclosing Party.

(c)           Except as otherwise provided by Clause 5, the Receiving Party shall not use or communicate, directly or indirectly, any of the Confidential Information to any third party without the prior written consent of the Disclosing Party.  The

Receiving Party shall use its best efforts to prevent inadvertent disclosure of all or any part of the Confidential Information to any third party.

17.2         The Company shall treat all information that the Company receives from the LESO, or a PSA specifically relating to the LESO’s customers or Resellers, as Confidential Information hereunder and shall use such information only for the purpose intended by the LESO, except as otherwise permitted by Clause 5.  The Company shall not, without the written consent of the LESO, disclose such information to any third party  (including any other LES Operator) or (i) allow such information to be provided to the Company’s Subsidiary (within the meaning of Clause 2.13), or (ii) to any governmental, international or intergovernmental agency or authority, unless required by law.

17.3         Subject to the foregoing, each Receiving Party shall restrict access to Confidential Information received from the Disclosing Party to only those of its employees to whom such access is necessary for the purposes of this Agreement and advise such employees of the obligations assumed herein.

17.4         The foregoing obligations shall not apply to information which

(a)           is or becomes generally available to the public through no act of default on the part of either Party or any of its directors, employees, agents or contractors

(b)           was known to the Receiving Party prior to disclosure by the Disclosing Party which fact can be proven by documentary evidence

(c)           is independently developed by the Receiving Party;

(d)           is subsequently disclosed to the Receiving Party without any obligations of confidence by a third party who has not derived it directly or indirectly from either party to this Agreement; or

(e)           the Receiving Party is compelled by legal process or government regulation or order to disclose.

17.5         Notwithstanding anything else in this Agreement, the obligations contained in this Clause 17 shall survive the termination or expiration of this Agreement for a period of three (3) years.

18.          INTELLECTUAL PROPERTY

18.1         The Company represents and warrants that it owns or has a valid license to use, certain patents, trade secrets, copyrights and other intellectual property embodied in the LES Technical Criteria and Operating Procedures.   This Agreement confers upon the LESO the right to enter into a royalty-free license agreement with the Company, the form of which is set forth in Annex U (IPR License Agreement) (as amended from time to time to cover Evolved Services offered by the LESO), to use such patents, trade secrets, copyrights or other intellectual property embodied in the LES Technical

Criteria and Operating Procedures as may be necessary for the LESO to provide Services in accordance with the terms and conditions of this Agreement and shall provide no other rights of ownership or of use unless otherwise expressly provided for herein or as otherwise mutually agreed by the Parties.

18.2         The Company represents and warrants, and the LESO acknowledges and agrees, that the Company owns or has authority to use or to sub-license the Marks set forth in Annex S.  The LESO shall not obtain any ownership interest in or any license to use the Marks, except as provided for in the Trademark License Agreement, a form of which is set forth in Annex T, which the LESO and the Company have executed on the Commencement Date.  The LESO shall have no authority to authorise any Reseller, Customer, agent or other entity to use the Marks, except as expressly permitted by the Company in an executed license agreement between the Company and such Reseller, customer, agent or other entity.

19.          TIME LIMITS

Any period of time referred to in this Agreement shall be counted from the day following the event marking the start of the period of time and shall end on the last day of the period laid down.  When the last day of a period of time is not a Business Day, the period shall be extended to the next Business Day.

20.          AMENDMENTS

20.1         The terms and conditions of this Agreement shall not be amended or modified in any manner by the Parties except if such amendment or modification is part of an agreed change to standard terms and conditions applicable to all LES Operators or as otherwise expressly provided for herein.

20.1.1      The Company or the LESO may at any time propose an amendment to this Agreement, including its Annexes except where express provision is otherwise made for amendment to any provision of this Agreement or to any Annex.  Any such proposal shall be promptly circulated by the Company to all LES Operators.  If at least three LES Operators so request, or if the Company so decides, the Company shall convene a meeting open to all LES Operators to consider the proposal.  LES Operators shall have sixty (60) days in which to respond to any such proposal for amendment.  If the proposed amendment or addition is agreed to in writing by the Company and by LES Operators responding to the proposal providing between them sixty–six and two-thirds percent (66.67%) of the Company’s revenues derived from all responding LES Operators in the twelve (12) months immediately preceding the date of the circulation of the proposal, the amendment shall take effect in this Agreement and all other LES Operator Agreements, on a date to be determined by the Company and the LES Operators which agree to the amendment.

20.2         Notwithstanding Clause 20.1, the LES Technical Criteria and Operating Procedures may be amended from time to time by the Company subject to and in accordance with the provisions of this Clause 20.

20.3         A change or addition to the LES Technical Criteria and Operating Procedures can be proposed by either the Company or the LESO.  The Company shall, as soon as practicable, provide the affected LES Operators with (a) notice of any proposed changes or additions to the LES Technical Criteria and Operating Procedures, including any proposed implementation schedule, and (b) sufficient information to enable the affected LES Operators to evaluate the technical and financial consequences of the proposed change or addition. To the extent possible, the changes or additions to the LES Technical Criteria and Operating Procedures shall be considered at the biannual meetings of the Network Planning Consultative Group in accordance with the procedures set out in Annex K.  Subject to Clause 20.6, if requested by a minimum of two (2) LES Operators, the Company shall convene an extraordinary meeting of the Network Planning Consultative Group, to consider changes or additions to the LES Technical Criteria and Operating Procedures in accordance with the procedures set out in Annex K.

20.4         Subject to Clause 20.6, where a proposed change or addition to the LES Technical Criteria and Operating Procedures would be mandatory thereby requiring compliance by all LES Operators offering the affected Service, and would result in either:

(a)           a typical implementation cost (as defined below) to be incurred by the affected LES Operators in excess of US$250,000 (two hundred and fifty thousand US dollars); or

(b)           an aggregate of the typical implementation cost of the proposed change or addition and all other mandatory changes or additions to the LES Technical Criteria and Operating Procedures introduced in the immediately preceding twelve (12) months to be incurred by LES Operators in excess of US$500,000 (five hundred thousand US dollars);

the Company shall not make the proposed change or addition without the consent of a simple majority of those LES Operators attending and voting at the Network Planning Consultative Group meeting which offer the relevant Services affected by the proposed change or addition or which intend to offer the relevant Services and have a demonstrated financial commitment to do so.  For the purposes of sub-paragraphs (a) and (b), the “typical implementation cost” shall be the cost agreed between both the Company and a simple majority of the LES Operators affected by the proposed change or addition and who are present and voting at the Meeting. In the absence of such agreement, the typical implementation cost shall be determined by an expert in accordance with Clause 30.2.

20.5         Subject to Clause 20.6, where either:

(a)           the proposed change or addition to the LES Technical Criteria and Operating Procedures would involve a typical implementation cost less than or equal to the thresholds described in Clause 20.4; or

(b)           the proposed change or addition to the LES Technical Criteria and Operating Procedures would not be mandatory;

the Company may adopt the proposed change or addition, following the expiry of twenty-one (21) days from the date on which notice of the proposed change or addition has been given, or as the case may be, following the Network Planning Consultative Group meeting at which such proposed change or addition was presented to the LES Operators.

20.6         Notwithstanding any other provision of this Clause 20, the Company may adopt any change or addition to the LES Technical Criteria and Operating Procedures without prior consultation with the LESO where the Company reasonably determines that an Urgent Operational Case has arisen.  However, where any change or addition to the LES Technical Criteria and Operating Procedures would, but for the provisions of this Clause, have required a consent of the LES Operators pursuant to Clause 20.4, a Network Planning Consultative Group meeting shall be convened as soon as possible at which the Company shall provide evidence of the Urgent Operational Case and consider alterations to the change or addition.

20.7         The Company shall define a reasonable period applicable to all LES Operators by which the LESO shall implement a mandatory change or addition to the LES Technical Criteria and Operating Procedures, in consultation with those LES Operators present at the Meeting, and shall formally notify all LES Operators within ten (10) days after the Meeting.  If the LESO does not comply with the implementation period, Clause 8 shall apply.

21.          SUSPENSION OF AUTHORIZATION

21.1         If the LESO fails to comply with any material term of this Agreement, then the Company may give to the LESO written notice which shall specify the term or terms of this Agreement in respect of which the LESO is not compliant.  If the LESO fails to cure the lack of compliance within a period of thirty (30) days from the date of such notice (or such longer period as may be permitted by the Company), the Company may suspend the Authorisation at any time thereafter upon giving written notice to the LESO, except that such thirty (30) day period may be shortened in the Urgent Operational Cases or as otherwise provided for in this Agreement, particularly in Clauses 8 and 10.8.

21.2         The Company’s right of suspension in this Clause 21 shall operate without prejudice to the rights of the Company to suspend the Authorisation under other express provisions of this Agreement or to terminate this Agreement in accordance with Clause 22.  Notwithstanding the foregoing, in the event that the Company does not terminate the Agreement in whole or in part, or cannot do so consistent with Clause 22, then the Company shall lift the suspension of the Authorisation on the date on which the LESO resumes compliance with the terms of this Agreement.

22.          TERMINATION

Termination for Cause

22.1         Either Party (the “Terminating Party”) may terminate the Agreement where the other Party (The “Defaulting Party”) is in default in the performance of any material term under this Agreement and has failed to cure the default within sixty (60) days from the date of written notice from the Terminating Party; provided that if the Defaulting Party is the LESO and the cause of the default is failure of payment of the Charges, then the applicable cure period shall be as provided for in Clause 10.8.

22.2         The Terminating Party may terminate the Agreement by written notice to the Defaulting Party if:

(a)           an encumbrancer takes possession or a receiver is appointed over any of the property or assets of the Defaulting Party; or

(b)           the Defaulting Party makes any voluntary arrangement with its creditors or becomes subject to an administration order within the meaning of the bankruptcy laws of the United Kingdom or an equivalent order under the laws of the jurisdiction in which the LESO or Company (as the case may be) operates; or

(c)           the Defaulting Party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganization and in such manner that the entity resulting from the reorganization effectively agrees to be bound by or to assume the obligations imposed on the Defaulting Party under this Agreement); or

(d)           the Defaulting Party ceases, or threatens to cease, to carry on business.

22.3         Termination for Convenience

During the Extended Term, the LESO may terminate this Agreement for its convenience upon at least twelve (12) months written notice to the Company.

23.          CONSEQUENCES OF TERMINATION

Payment of Charges

23.1         Upon the termination or expiration of this Agreement for whatever reason, any outstanding indebtedness of the Parties to one another shall become immediately due and payable together with any interest due (calculated in accordance with Clause 10.4) up until the date of payment, provided that the Company shall refund the LESO the amount of any Charges that the LESO has prepaid for any period of time after the date of termination (provided that, in the event that the Agreement is terminated due to the default of the LESO or at the LESO’s convenience, then such amount shall be subject to adjustments to recapture the pro rata amounts of any discount that the LESO may have received by virtue of such prepayment).

23.2         The amounts payable by the LESO to the Company upon termination or expiration of this Agreement shall include any Charges that would have been payable in accordance with the terms of any traffic commitments (such as take-or-pay commitments) mutually agreed by the Parties, subject to the relevant provisions of this Agreement unless the Agreement is terminated due to a material default by the Company, in which case, such traffic commitment-related Charges that are in excess of the Services actually taken in accordance with such commitment shall not be payable.

Other Consequences

23.3         Upon the termination or expiration of this Agreement for whatever reason, the Company shall no longer be obligated to provide telecommunication services via the Space Segment to the LESO and the LESO shall cease to provide Services via the Space Segment through those of its LES(s) that are within the scope of the termination.  In addition:

(a)           The Trademark License Agreement and the IPR License Agreement shall immediately terminate in accordance with their terms.

(b)           The Parties shall each return to the other or, if requested by the Disclosing Party (as defined in Clause 17), destroy all Confidential Information belonging to the other Party.  Any destruction of documents must be confirmed in writing to the Disclosing Party.

23.4         Upon termination of this Agreement, the LESO shall have the right to make any transitional arrangements that it deems fit with respect to its Resellers, End Users and customers, unless otherwise mutually agreed by the Parties.

23.5         The rights set forth in this Clause 23 shall not prejudice any other right or remedy of either Party, at law, subject to Clause 30.

24.          ASSIGNMENTS AND SUBCONTRACTING

24.1         Subject to Clause 24.2, neither Party shall assign, transfer or charge all or any of its rights and/or obligations under the Agreement without the prior written consent of the other Party, and further provided that any such assignment, transfer, or charge shall not relieve the assigning Party from liability for the performance of any of its past, present or future obligations (including financial obligations) or duties under the Agreement. Requests for Novation of this Agreement shall be treated on a case by case basis.

Notwithstanding the foregoing, the Company may assign its right to receive payment of the Charges from the LESO hereunder subject to the provision of prior notice to the LESO and the Company’s agreement to hold the LESO harmless from any claims from the assignee of such right or its Affiliates (other than claims related to failure of payment by the LESO hereunder or claims against the LESO that are unrelated to this Agreement).

24.2         The consent required for assignment under Clause 24.1 shall not be withheld unreasonably where the assignment or charge is to an Affiliate of the assigning Party or an entity that is the result of a merger or reorganization of the assigning Party.

24.3         Upon any assignment or novation of this Agreement, the Company shall have the right to review and revise payment terms as reasonably necessary to compensate for any material increase in credit risks.

25.          WAIVER

25.1         No delay in exercising or failing to exercise by either Party of any right or remedy hereunder and no custom or practice of the Parties at variance with the terms hereof shall constitute a waiver of any of the Parties’ rights or remedies hereunder.

25.2         No waiver by either Party of any particular default by the other Party shall affect or impair either Party’s rights in respect of any subsequent default of any kind by the other Party, nor shall any delay or omission of either Party to exercise any rights arising from any default affect or impair a Party’s rights in respect of the said default or any other default of the other Party hereunder.  Subsequent acceptance by the Company of any payments by the LESO shall not be deemed a waiver of any preceding breach by the LESO of any of the terms or conditions of this Agreement.

26.          INVALIDITY

26.1         Should any provision of this Agreement be found to be invalid, illegal or unenforceable under the laws of any relevant jurisdiction in any respect, the invalid, illegal or unenforceable aspects of such provision shall be given no effect and shall be deemed not to be included in this Agreement without invalidating any of the remaining provisions of this Agreement.  The Parties shall forthwith enter into good faith negotiations to amend the Agreement in such a way that, as amended, is valid, legal, enforceable, and, to the maximum extent possible, reflects the intended effect of the invalid, illegal or unenforceable provision.

27.          NOTICES

27.1         Any notice served under this Agreement (including invoices and any other written communications required under this Agreement) shall be in writing and shall be given by fax, international courier (such as TNT, DHL or Federal Express) or air mail to the fax number or address specified below for each Party, or such other address or fax number as may be notified by either Party in writing to the other Party.  A notice will be deemed to have been received on the Business Day following the transmission of the notice by fax or the day that it is delivered to the applicable address by international courier or five (5) days after it has been dispatched by air mail.

27.2         The Parents’ and the Company’s addresses and fax numbers for the service of any notice by the LESO under this Agreement shall be:

Inmarsat

99 City Road, London, EC1Y 1AX, United Kingdom

Fax:     +44 (0)20 7728 1602

27.3         The LESO’s address and fax number for the service of any notice by the Company under this Agreement shall be:

[                  ]

[include country]

Fax:         +[                  ]

28.          LANGUAGE AND COMMUNICATIONS

28.1         All documentation and communications required under this Agreement shall be in the English language.

28.2         All communications pertinent to the Authorisation shall be made or confirmed in writing.

29.          ENTIRE AGREEMENT AND RELATIONSHIP OF PARTIES

29.1         Save as otherwise provided in the Commercial Framework Agreement, this Agreement, together with its Annexes, constitutes the entire agreement between the Parties and supersedes any prior understandings and communications, whether written or oral, between the Parties relating to the matters addressed herein.

29.2         The Parties intend that the relationship created between them by this Agreement shall be as independent contractors.  This Agreement is not to be construed in any way as creating any partnership, principal-agent, master-servant, joint venture or other similar relationship between the Parties.

30.          SETTLEMENT OF DISPUTES

30.1         The Parties shall use all reasonable endeavours to resolve any dispute, which shall include mediation where appropriate.

Disputes to be determined by an expert

30.2         With respect to any matter or dispute that is required by the express terms of this Agreement to be resolved by an expert under this Clause, the matter or dispute, on the application of either Party, shall be referred for resolution to an independent firm of internationally recognised chartered accountants in London that is agreeable to both Parties, or, failing agreement within thirty (30) days from the date on which the matter or dispute arises, to be selected by the President (for the time being) of the Institute of Chartered Accountants in England and Wales.  Once engaged, the firm shall act as an expert and not as an arbitrator and shall be charged by the Parties to render its decision within ninety (90) days of the date of submission of the matter or dispute in question or within such shorter period as may be agreed by the Parties.  Any determination rendered by the expert shall be binding on the Parties, provided that either Party may invoke the arbitration procedures under Clause 30.5 to review the decision of the expert; provided further, however, that the appealing Party shall bear all of the expenses of the arbitration and of the other Party (in relation to its participation in the arbitration) (the amount of which is to be determined by the arbitral tribunal) in the event that the arbitration affirms the determination of the expert (notwithstanding the provisions of Clause 30.4).

30.3         The LESO and the Company undertake to give all necessary information and assistance to the expert, including making all relevant accounting records available on a timely basis in order to resolve the matter in dispute.

30.4         Except as provided in Clause 30.2 above, the Company and the LESO shall each bear their own costs and expenses in connection with the resolution of the dispute.  The costs and expenses of the expert shall be paid in equal shares by the Parties.

Disputes to be determined by arbitration

30.5         Subject to Clause 30.6, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) presently in force (“the Rules”).  The appointing authority shall be the LCIA.  Unless otherwise agreed by the Parties, the number of arbitrators shall be three (3) (of whom each Party shall select one (1) and the third to be agreed by the other two (2) arbitrators).  The language of the arbitration shall be English and the place of arbitration shall be London.  Any arbitration award rendered in accordance with this Clause shall be final and binding on the Parties.  The Parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made.

30.6         For the avoidance of doubt, any dispute, controversy or claim which is required by the terms of this Agreement to be resolved by an expert under Clause 30.2 may be referred to arbitration in accordance with Clause 30.5 only after the expert has rendered his determination under Clause 30.2.

30.7         Notwithstanding Article 25.3 of the Rules, any Party may apply to any state court or other judicial authority for interim or conservatory measures at any stage prior to, or after, the commencement of an arbitration under
Clause 30.5.

30.8         The LESO irrevocably:

(a)           consents generally in accordance with the State Immunity Act 1978 to relief being given against it in England or any other jurisdiction by way of injunction or order for specific performance or for the recovery of any property whatsoever or other provisional or protective measures and to its property being subject to any process for the enforcement of a judgment or any process effected in the course or as a result of any action in rem; and

(b)           waives and agrees not to claim any immunity from suits and proceedings (including actions in rem) in England or any other jurisdiction and from all forms of execution, enforcement or attachment to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws, and in particular the United States Sovereign Immunities Act of 1976.

30.9         Each Party irrevocably waives any objections to the jurisdiction of any court referred to in Clause 30.7.

31.          GOVERNING LAW

31.1         This Agreement shall be governed by, and shall be construed in accordance with, the laws of England.

31.2         The LESO shall, within thirty (30) days of execution of this Agreement, appoint an agent for service of process or any other document or proceedings in England in relation to the subject matter of this Agreement, and shall notify the Parent and the Company forthwith. The addresses of the Parent and the Company for service of such process and any other such document or proceedings shall be those specified in Clause 27, unless and until any alternative addresses are notified to the LESO for that purpose.

32.          COUNTERPARTS

This Agreement may be entered into by the Parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

33.          FORCE MAJEURE

33.1         Neither Party shall be liable for failure to perform under this Agreement due to any act, event or cause beyond its reasonable control (“Force Majeure Event”) including, but not limited to:

•      Acts of God, peril of the sea, accident of navigation, war, terrorism, riot, insurrection, civil commotion, national emergency (whether in fact or by law), martial law, fire, lightning, flood, cyclone, earthquake, landslide, storm or other adverse weather conditions, explosion, power shortage, strike or other labour difficulty (whether or not involving Company or LESO employees), epidemic, quarantine, radiation or radioactive contamination;

•      Action or inaction of any government or other competent authority, (including any court of competent jurisdiction), including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation, decree or other legally enforceable order, or refusal to grant or revoke a license if such refusal is not occasioned by failure of the Party to apply therefor, prosecute applications as necessary or to comply with applicable law or regulation; and

•      Externally caused transmission interference or satellite failure, or satellite launch failure or delay, or satellite malfunction.

33.2         In the event that a Force Majeure Event exceeds thirty (30) consecutive days, then following such thirty (30) day period, the Parties shall meet and negotiate the continuation, suspension, termination, restructuring or other disposition of this Agreement.  Upon removal or cessation of the Force Majeure Event, all obligations under this Agreement shall resume.

34.          GUARANTEE

(i)            The Parent hereby guarantees the performance by the Company of the Company’s obligations hereunder.

(ii)           In addition, the Parent shall not take any action (which shall include a failure to act) that will undermine or otherwise frustrate the ability, or cause the failure, of the Company to perform its obligations under this Agreement.

35.          RIGHTS OF THIRD PARTIES

A third party that is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any right of a Party to this Agreement to enforce any term of this Agreement for and on behalf of such third party where applicable.

AS WITNESS duly authorised representatives of the Parties have signed this Agreement on the day and year above written.

SIGNED by Alison Horrocks	)
for and on behalf of	)
Inmarsat Ventures Ltd	)

SIGNED by Michael Butler	)
for and on behalf of	)
Inmarsat Ltd	)

SIGNED by [NAME]	)
for and on behalf of	)
[the LESO]	)

LES Operator Agreement

ANNEX A

BARRING PROCEDURES

(Clauses 1.1 and 5 of this Agreement refer)

TABLE OF CONTENTS

PROCEDURES FOR BARRING AND UNBARRING MARITIME AND LAND MOBILE EARTH STATIONS IN THE INMARSAT SYSTEM
(Maritime and Land Mobile)

1	PURPOSE AND OBJECTIVES
2	SAFETY OF VESSELS AT SEA
3	DISCRETIONARY BARRING AND UNBARRING
4	MANDATORY BARRING AND UNBARRING
5	MULTIPLE MANDATORY BARRINGS
6	WITHDRAWAL OF BARRING OR UNBARRING NOTIFICATION
7	UNBARRING DUE TO JUDICIAL SALE AND DEACTIVATION
8	RESPECTIVE RESPONSIBILITIES
9	ESAS-BARRING OPERATION
10	LES DATABASE

ATTACHMENT 1:	Procedure for the 14 Day Notification to Inmarsat Maritime Mobile Earth Stations When Financing Barring Is Raised
ATTACHMENT 2:	Procedure for the Quick Unbarring of Mobile Earth Stations by Rescue Coordination Centres
ATTACHMENT 3:	Barring and Unbarring Codes Authorized Users Table

REPORTING OF AIRCRAFT EARTH STATIONS BARRED FROM ACCESS TO THE INMARSAT-AERO SYSTEM (Aeronautical)

1	PURPOSE
2	SCOPE
3	RESPONSIBILITIES
4	PROCEDURE

ATTACHMENT 1:	Form of Notification of Barring by GES Operator to AES Owner/Operator
ATTACHMENT 2:	Barring Codes

LES Operator Agreement

ANNEX A

(Maritime and Land Mobile)

PROCEDURES FOR
BARRING AND UNBARRING
MARITIME AND LAND MOBILE EARTH STATIONS
IN THE INMARSAT SYSTEM

1              PURPOSE AND OBJECTIVES

1.1           The purpose of these procedures is to protect the integrity and effectiveness of the Inmarsat system.  The system’s integrity and effectiveness depend, amongst other things, on each LESO being able to trust the identity and creditworthiness of each MES which has been activated.

1.2           For the above purpose, these procedures have the following objectives:

(a)           define the requirement for the administration of a barring procedure for Inmarsat maritime and land Mobile Earth Stations (MESs) approved by Inmarsat;

(b)           define minimum criteria which will allow a Land Earth Station Operator (LESO) to bar an MES, maritime/land, from using its LES in the respective Inmarsat system;

(c)           provide LESOs with an early warning system, information and procedures for the management and avoidance of bad debt and fraud;

(d)           prescribe a set of responsibilities on LESOs and Inmarsat Customer Services

(e)           ensure safety of vessels at sea is not compromised.

2              SAFETY OF VESSELS AT SEA

The LESO that causes a mandatory barring to be raised on a maritime MES must:

(a)           provide the operator of the MES with a notification that the MES will be barred in 14 days. The notification message is contained in Attachment 1;

(b)           in the case of an unpaid account, ensure the invoice is outstanding for at least three months.

All LESOs must:

(c)           implement the barring in such a way that the ability of a vessel to use distress (Priority 3) communication is not impeded;

(d)           be prepared throughout the 24 hour day to be able to quickly unbar the MES if requested by an RCC either directly or through Inmarsat, to facilitate RCC response to a distress situation.  Information and the procedure for the quick unbarring is contained in Attachment 2.

(e)           immediately unbar when notified that the mandatory barring is lifted by the LESO which has raised the barring.

3              DISCRETIONARY BARRING and UNBARRING

Discretionary barrings are raised only by LESO/NBAs for financial reasons. The codes used are warning messages and a means of sharing information of bad debt and fraud with others. When a LESO has discretionary barred an MES, only traffic via its LES/LESs is barred.  See Attachment 3 for the Barring and Unbarring Authorised User Table.  A discretionary barring allows other LESOs the choice to bar, either in the return direction or in both forward and return directions, if they so wish.

3.1           Barring and Unbarring Codes

DB001 - Accounting Authority Rejected Account

This code is used by LESO/NBAs when:

(a)           an AA has rejected the accounts because of non-payment;

(b)           an AA does not accept MES on service activation;

(c)           the user has moved to another AA

DB002 - Invoices Overdue

This code is used by LESO/NBAs where payment is overdue as per the LESO’s credit terms with the user.

DB004 - Account Unacceptable

This code is used by LESO/NBAs when the LESO decides that the customer is an unacceptable credit risk.

PMB03 - Proposed Mandatory Barring

This code is used by LESO/NBAs only when an account is overdue by three months.  PMB03 is a warning for NBAs that a mandatory barring

2

has been proposed.  A second NBA must raise a PMB03 before the mandatory barring MB003 can be implemented.

DU000 - Discretionary Unbarring

This code can be used by Inmarsat Customer Services and LESO/NBAs when unbarring a discretionary barring code regardless of the discretionary barring code raised by an NBA.

PMU00 - Proposed Mandatory Unbarring

This code can be used by Inmarsat Customer Services and any one of the LESO/NBAs which sent the PMB03s. This code should be treated as a warning of proposed mandatory unbarring; the mandatory barring should still be in place until the mandatory unbarring MU000 is sent by Inmarsat.

3.2           Discretionary Barring and Unbarring Procedure

After a discretionary barring has been applied for a reasonable length of time the originating LESO/NBA should consult with its billing centre to review the situation and in cases where the outstanding debt still remains unsettled they may decide to up-grade this to a proposed mandatory barring using the code PMB003.

LESO/NBAs may impose discretionary barring on an MES without notification to Inmarsat. However, LESOs are advised rather to comply with the above procedure under such circumstances.

Discretionary Barring in ESAS (DB codes as listed in Section 3.1) can NOT be raised against an MES activated with an ISP as the billing entity. However, LESO/NBAs may block service in their own ACSE database for any MESs, activated under an ISP as the billing entity.

4              MANDATORY BARRING and UNBARRING

Mandatory barrings are raised by NBAs for financial and non-financial reasons. See Attachment 3 for the Barring and Unbarring Authorised User Table.  When the following mandatory barring codes are used the MES concerned must be barred at all LESs in both forward and return directions.

3

4.1           Barring and Unbarring Codes

MB001 - Temporary Barring at Owner’s Request

This code is used by LESO/NBAs And PSAs A user may request to bar temporarily the MES when it will not be operated for a certain period of time.

MB002 - MES Lost/Stolen

This code is used by LESO/NBAs, PSAs and Inmarsat Customer Services. Since the MES and associated FRLPs, PIDs or System Codes may have been compromised they may be forever barred and permanently removed from the database. The user must notify the LESO/NBA, or Inmarsat Customer Services as soon as the loss is discovered.

MB003 - Mandatory Barring for Serious Cases of Bad Debt

On receipt of two PMB03s, Inmarsat will issue an MB003 which means that all NBAs must ensure that the IMNs are barred in BOTH DIRECTIONS in their LESs. Other NBAs may send PMB03 which will be ‘queued’ up behind the first two barrings.

MB004 - Fraudulent Use

This code is used by LESO/NBAs, and Inmarsat Customer Services. Subscription and corruption are some of the forms of fraud for which this barring may be raised.

MB005 - Breach of Inmarsat Terms and Conditions

This code may be requested by LESO/NBAs and PSAs but can only be approved for use by Inmarsat. Inmarsat Customer Services will evaluate the request and issue the mandatory barring if applicable.

MB006 - Proven Insolvency

This code can only be used by LESO/NBAs. To apply this code the requesting NBA must be in possession of a formal notification of bankruptcy or insolvency. In countries where local law demands that service be reinstated by the LESO a legal document for the reinstatement of service must be held by the LES concerned.

MU000 - Mandatory Unbarring

This code is used by LESO/NBAs, PSAs and Inmarsat Customer Services when unbarring a mandatory barring regardless of the mandatory barring code raised.  However, for mandatory barring in serious cases of bad debt, the mandatory unbarring will not be issued by Inmarsat until all NBAs who have ‘queued’ have submitted their proposed unbarring request PMU00.

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4.2           Mandatory barring for Non-financial Reasons

When a LESO has decided to bar an MES from using its LES/LESs for non-financial reasons the bar codes MB001, MB002, MB004 and MB005 are used. Its NBA shall inform Inmarsat Customer Services using ESAS supplying as a minimum, the Inmarsat Mobile Number (IMN) of the MES barred, the date on which it was barred and the reason code for barring. Inmarsat Customer Serviceswill forward the barring details using ESAS to all LESs that operate the relevant Inmarsat system.

On receipt of this notification all LESOs will bar the MES.

4.3           Mandatory Unbarring For Non-financial Reasons

When a LESO has barred an MES from using its LES/LESs for non-financial reasons and later decides to unbar it, its NBA shall inform Inmarsat Customer Services using ESAS.  As minimum, the IMN of the MES unbarred, date on which it was unbarred, the unbarring code MU000 must be supplied.  Inmarsat Customer Services will forward the unbarring details using ESAS to all LESs that operate the relevant Inmarsat system.

On receipt of this notification all LESOs will unbar the MES.

4.4           Mandatory Barring For Financial Reasons

When a LESO has decided to bar an MES from using its LES/LESs for financial reasons its NBA shall inform Inmarsat Customer Services using ESAS supplying as a minimum the IMN of the MES barred, date on which it was barred and the bar code PMB03.

Inmarsat Customer Services will forward the barring details using ESAS to all LESs that operate the relevant Inmarsat system.  On receipt of the notification with the bar code PMB03 from Inmarsat Customer Services the other LES operators do not automatically bar the MES. However, if another LESO wishes to bar the same MES from using its LES for financial reasons it may also bar using the bar code PMB03.

When two LES operators have proposed barring the same MES with the code PMB03 ESAS will automatically issue a mandatory barring notification MB003 to all LESOs that operate the relevant Inmarsat system.  This will take effect immediately for a land-mobile MES and in 14 days time for a maritime MES, see Attachment 1.  It shall be noted, Inmarsat is not the one issuing the barring for financial reasons.

On receipt of this notification all LESOs will bar the MES.

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4.5           Mandatory Unbarring For Financial Reasons

When a LESO has barred an MES from using its LES for financial reasons and later decides to unbar the MES its NBA shall inform Inmarsat Customer Services using ESAS. Supplying as a minimum the IMN of the MES to be unbarred, date on which it will be unbarred and the unbarring code PMU00.

As soon as all LESOs, which barred the MES with PMB03 have proposed unbarring the same MES, Inmarsat Customer services will issue a mandatory unbarring notification MU000 using ESAS to all LESOs that operate the relevant Inmarsat system.  The MU000 will only be issued by Inmarsat when all PMB03s have been removed by PMU000s.  When a LESO provides a 14 day notification of barring the sequence of unbarring shall be in accordance with Attachment 1.

On receipt of this notification all LESOs will unbar the MES.

Mandatory Barring for financial reasons shall not be raised against an MES activated with an ISP as the billing entity.

5              MULTIPLE MANDATORY BARRINGS

An MES may have mandatory barrings against it from more than one NBA and for more than one reason. There should be available at the LES all outstanding barring codes against the MES with their respective NBA.

When LES/LESs receive an unbarring notification from one NBA via Inmarsat Customer Services, only the appropriate barring code should be lifted. ie. the one raised by that NBA in the first instance.  If there is more than one mandatory barring in place the MES remains barred until all barrings are lifted.

6              WITHDRAWAL OF BARRING OR UNBARRING NOTIFICATION

ER000 - Error Code

This code should be used by all LESO/NBAs, PSAs and Inmarsat Customer Services to indicate when an error has been made and the barring/unbarring request is being withdrawn. To facilitate the processing of the withdrawal of the barring/unbarring notification, the Daily Update Report number should be quoted on the request submitted by an NBA.

To correct a barring or unbarring notification sent in error, the NBA responsible shall inform Inmarsat Customer Services using ESAS supplying as a minimum the IMN of the MES, date on which it was barred or unbarred and the error code ER000. Inmarsat Customer services will forward the unbarring details using ESAS to all LESOs that operate the relevant Inmarsat system.

6

On receipt of the notification from Inmarsat Customer services all LESOs will rectify the error as requested.

7              UNBARRING DUE TO JUDICIAL SALE AND DEACTIVATION

(a)           On some occasions MESs operated on board ships undergo the requirement for unbarring due to forced sale of the ship by a court of law (Judicial Sale). This results in the purchaser not being responsible for any debts previously incurred on the ship. Hence, in order for the new owner to use the system the barring has to be removed. Inmarsat Customer Services will request evidence of the Judicial Sale and will unbar the MES then inform the NBAs who have raised the barring of this event. Inmarsat Customer Services will then inform the appropriate Point of Service Activation (PSA) to deactivate the MES.

(b)           When a PSA requires to deactivate a barred MES, the PSA will apply to Inmarsat for unbarring. Inmarsat Customer Services will unbar the MES and inform all NBAs that the barring has been lifted.  When the PSA re-registers the MES, and ESAS can identify this MES, the same NBAs who have previously barred the MES will be informed.

8              RESPECTIVE RESPONSIBILITIES

8.1           LES Operators

Each LESO is responsible for:

(a)           informing Inmarsat Customer Services of the name of the person authorised to bar an MES through the LES. This person is known as the Nominated Barring Authority (NBA) for that Operator.

(b)           advising Inmarsat Customer Services of any change of its NBA. Inmarsat Customer Services will only accept barring communication from and send same to these NBAs.

(c)           ensuring any barring of an MES at its LES complies fully with the requirements of safety of vessels at sea, as described in Section Two.

(d)           maintaining a detailed database and documentation for the administration of the barring procedure at the LES and for any national regulations and legal requirements. Each LESO shall ensure that the LES complies fully with the mandatory barring raised.

(e)           informing the MES operator that the MES will be or has been barred from their LES.

7

The responsibility to suspend or terminate the authorisation to utilise the Inmarsat space segment by any MES on any of the grounds referred to in this procedure, is the sole discretion and responsibility of the LESO which sends the barring notification to Inmarsat Customer Services.

Under Article Four of the Inmarsat Operating Terms and Conditions and in consideration of Inmarsat’s agreeing to relay the barring notification to all LESOs referred to in this procedure, the LESO shall indemnify and hold harmless Inmarsat, (other than the LESO which sends the barring notification) from any claim in respect of direct, indirect or consequential loss, liability or expense or loss of profits, including but not limited to claims in respect of libel and slander, resulting from or related in any way with any such actions.

8.2           Inmarsat Customer Services

Inmarsat Customer Services is responsible for informing LESOs/NBAs when an MES has been barred or unbarred by a LESO, and for maintaining a database of barred MESs.

For each mandatory barring received Inmarsat Customer Services reserves the right to discuss and clarify the case with the originating LESO before informing the other LESOs.  This may delay its action depending on the speed of response from the LESO.

To simplify the operation of the procedure for users without reducing its effectiveness Inmarsat Customer Services will:

(a)           not accept additional barring requests from a LESO which has already barred and not unbarred an MES under the procedure (mandatory and discretionary), even though they may be for different reasons.

(b)           bar all IMNs on the MES, i.e. all IMNs related to the MES will be barred, unless the LESO which initiates the barring explicitly specifies that barring is to be applied only to one or more specific IMNs. In barring an MES with multiple IMNs, the initiating LESO only needs to identify one, usually but not necessarily the primary IMN.

Inmarsat Customer Services acts as a store-and-forward centre for LESOs for all barring and unbarring transactions, it is not responsible for the suspension of an MES to utilise the Inmarsat space segment when barred. This is the sole responsibility of the LESOs who send barring and unbarring notifications to Inmarsat Customer Services via their NBA.

Inmarsat Customer Services shall monitor non-compliance with mandatory barring and circulate a monthly non-compliance reports and implement any penalties or central barring as and when decided by Inmarsat.

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8.3          Points of Service Activation

Points of Service Activation (PSAs) are responsible for ensuring all financial, legal and contractual requirements in the process of service activation are met.  In some cases the RO is also appointed as the NBA.  PSAs have limited jurisdiction to use the barring procedure using barring codes MB001 and MB002  for MESs registered in their countries.

8.4          Accounting Authorities

Accounting Authorities (AAs) are the billing entities used by the MES operators to conduct the billing process between the MES end-user and the LESO.  AAs operate in accordance with ITU Recommendation D-90, however, the AAs have no means of barring the MES when invoices are not paid by the MES end-user.

In order to ensure that LESOs continue to be paid by the AAs, barring of end-users that have defaulted in payment to AAs must be undertaken by the LESO/NBAs.  This would only take place when an AA requests one or more LESO/NBAs to raise a PMB03.

The LES NBA may, therefore, raise a PMB03 at the request of an AA subject to the following conditions:

a)             The AA invoices have become overdue for a period exceeding three months.  The onus is on the AA to ensure that invoices are overdue over three months.

b)             The facility shall only be available to AAs that are signatory to the CIRM TAG Maritime Accounting Authority Code of Business Practice (MAACOBP).

c)             The AA shall ensure that the request is submitted to the LESO(s) that have passed traffic contributing to the debt of the MES, which the AA intends to bar.

d)             The LESOs are not under the obligation to raise the barring requested.  The AA will continue to be liable for any traffic generated, should the barring not be effected.  The LESO should notify the AA that the barring has not been implemented.

c)             The AA shall be responsible for any consequences that may arise as a result of the barring raised by the LESOs.

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9              ESAS-BARRING OPERATION

Inmarsat Customer Services has automated the process of the Barring Procedure with ESAS in a module called NBA-BAR.  The operational details of NBA-BAR is explained in a user manual available from Inmarsat Customer Services. A summary of the process is given below.

The transaction files received from ESAS will update the barring/unbarring database, either by adding a new barring transaction, or updating the status of an MES already barred. These transactions are received by ESAS and collected in a daily update report circulated to all LESs after 00:00 UTC. Once a day, ESAS will generate a barring and unbarring report which summarises all the notifications received on that day. The report will be downloaded when the NBA gains access to the ESAS via the NBA-ESAS. NBAs should be aware that the comment field on screen is circulated to all NBAs. It is therefore not to be used as the personal comment field of that NBA.

ESAS NBA-Bar will provide the necessary support to facilitate the 14 day notification of barring to MESs operated on board ship. The LESO will provide this notification in accordance with Attachment 1.

Note: Only mandatory barrings are sent to LESs in the Daily Update report.  Both mandatory and discretionary barrings are sent to NBAs in the Daily Update report.

10           LES DATABASE

It is essential for LESOs and their NBAs to maintain an up to date database ensuring that all daily barring and unbarring transactions are promptly downloaded.

The integrity of the Inmarsat systems relies on all LESOs maintaining accurate LES databases in order for mandatory barrings to be effective.  Failure to do so will result in Inmarsat Customer Services issuing a non-compliance barring notification to a LESO handling traffic from an MES that has a mandatory barring against it. Inmarsat will impose financial penalties for LESOs who are found to be non-compliant with mandatory barrings requests.

A LESO may request a barring ‘snapshot’ to up date an LES database at any time using LES-ESAS.

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LES Operator Agreement

ANNEX A

Maritime and Land Mobile

ATTACHMENT 1

PROCEDURE FOR THE 14 DAY NOTIFICATION

TO INMARSAT MARITIME MOBILE EARTH STATIONS

WHEN FINANCIAL BARRING IS RAISED

1              INTRODUCTION

In the past the International Maritime Organization (IMO) has expressed concern with respect to barring of Mobile Earth Stations (MESs) operated on board ships. Since the maritime MES can constitute an integral part of the requirements for the Global Maritime Distress and Safety System (GMDSS) on board a ship, barring of the MES would have an impact on such requirements. This is particularly relevant if the vessel is at sea.

IMO requested that prior to raising the barring, the operator of the MES, e.g. the master of the vessel, is to be given sufficient notice of the barring so that the vessel will not proceed to sea when the barring of the MES will effect its conditions of meeting the SOLAS requirements.

LESOs will provide the maritime MES operator with a notice at least 14 days before a mandatory barring takes place.

The 14 day notification should provide the necessary warning to the ship that the MES will be barred after that period of time. Thereafter, the ship shall endeavour to arrive at a port, or if in port to defer sailing, before the barring takes effect, or when appropriate action is taken to unbar the MES.

2              NOTIFICATION PROCESS

In accordance with this procedure for Barring and Unbarring Mobile Earth Stations in the Inmarsat System, the Land Earth Station Operator (LESO) will authorise a person to bar MESs, and this person is known as the Nominated Barring Authority (NBA). The NBA of the LESO shall inform the operator of the maritime MES 14 days before raising a mandatory barring. (The message provided in section three may be used, for this purpose if required).

In the case of mandatory barring due to financial reasons (MB003), the barring becomes effective after the second Proposed Mandatory Barring for financial reasons (PMB03) is raised. Subsequently it becomes incumbent upon the NBA of the LESO, that raises this second proposed mandatory barring, to inform the operator of the MES.

The Electronic Service Activation System (ESAS) barring process has been modified to incorporate a specific message, to indicate to the NBA initiating the second PMB03, to send the 14 days notification to the operator of the MES. Thereafter the ESAS will not generate the MB003, until the 14 days have elapsed.

3              BARRING

When the second PMB03 is raised, the MB003 is not immediately generated by the ESAS. Instead on the daily barring report the second PMB03 shall have a notification to alert the issuer of this PMB03 to send a message to the operator of the MES on board the vessel, to inform the operator of the impending barring.

The Daily Barring Report for the second PMB03 shall include the following notification :

“M E S   B A R   I N   1 4   D A Y S,   N O T I F Y   S H I P   N O W”

ESAS will not send the actual notification to the operator of the MES.

On receipt of the above notification, the NBA shall transmit the following message to the operator of the MES in respect of Inmarsat-A, B and C by means of telex, to the telex machine of the MES; and in respect of Inmarsat-M and Fleet by fax to the fax machine of the MES.

“To the Master of the Vessel . . . . . . . . . . . . . ..

In 14 days a Global Mandatory Barring will be raised against the Mobile Earth Station (MES) on board your vessel.  With the exception of a Priority 3 alert, no other communication can be conducted on the MES, after this period of time. You are advised that this barring may effect the validity of the Ship’s Radio Safety Certificate. You should contact your Owners/Managers immediately to rectify the cause of this barring.”

Maritime Inmarsat-M and mini-M are not considered as type approved for GMDSS, a contributing factor to SOLAS.  However the MES may be used to send messages relevant to safety of life on board.  Subsequently the NBA is advised to send by fax the 14 days barring as the ESAS will provide the same 14 days notification in such cases.

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4              UNBARRING

After the transmission of the notification in Section 3 above the ESAS will start a clock and will raise the MB003 after the 14 day period has elapsed.  If during the 14 days period:

(a)           The MES is unbarred by both the NBAs, that have raised the PMB03s, the clock will stop and the MB003 will not be raised.

(b)           Only one of the two PMB03s is removed by payment of its related financial debt, the clock will continue to work and the MB003 will in any case be raised by the completion of the 14 day period.

(c)           More than two PMB03s were raised, and the first two have been unbarred before the 14 days have elapsed, the clock will not stop and the MB003 will be raised at the end of the period.

Once the MB003 is issued, the mandatory barring is implemented.  It cannot be removed until all the PMB03s have been cleared by the individual NBAs who issued the PMB03s.

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LES Operator Agreement

ANNEX A

Maritime and Land Mobile

ATTACHMENT 2

PROCEDURE FOR THE QUICK UNBARRING

OF MOBILE EARTH STATIONS

BY RESCUE COORDINATION CENTRES

1              INTRODUCTION

This procedure is introduced to address the concerns of the International Maritime Organization (IMO) COMSAR committee, with respect to the requirements of the Global Maritime Distress and Safety System (GMDSS).

In the opinion of the IMO, the arrangements for barring of mobile earth stations (MESs), including maritime MESs, whilst the vessel is at sea can adversely affect the ship’s radio licences, the ability of communications for distress and safety purposes and GMDSS certifications.

2              PURPOSE OF THE PROCEDURE

The procedure shall be implemented when a mandatory barring is raised against the MES installed on board a ship and where the vessel is at sea and the MES is used for distress and safety purposes.

Before mandatory barring is raised, the vessel must have received a 14 day notification from the Land Earth Station Operator (LESO) implementing the barring, informing the vessel of the impending barring.

The procedure is not invoked when discretionary barring is raised against the MES. In such a situation the MES may use other LESs.

3              DISTRESS ALERT

The vessel’s MES having a mandatory barring raised against it, and when at sea becomes involved in a distress situation (e.g. fire, grounding, collision, heavy weather etc.) can still use the “Priority 3” alert on all the Inmarsat systems.

Priority 3 alert will pre-empt a communication channel, on which the vessel’s distress message is sent. The LES will route the message to its associated RCC.

The reaction of the RCC would be to establish communication over the Inmarsat system with the vessel in order that an RCC response can be initiated. The RCC can ascertain whether the vessel’s MES is barred or not, by reference to the “MRCC Database”. From this database the RCC can see the status of the MES on board, whether it has either a mandatory barring or a discretionary barring raised against it at the associated LES.

4              ACTION TAKEN BY RESCUE CO-ORDINATION CENTRES

The RCC may also call the associated LES to confirm the status of the MES. The LES will verify the status by looking at the appropriate tables (barring/authorisation etc.).

If the MES status is confirmed to be barred, the RCC will then request the LES to unbar the MES so that communications can be established.

If the RCC is unable to communicate with the LES, or requires the MES to be unbarred in more than one LES, it may contact Inmarsat.

5              ACTION TAKEN BY INMARSAT

With reference to Section 4 above, the RCC may contact either the Inmarsat Customer Services , which operates on a 24 hours basis, or the Network Operations Centre (NOC), which also operates on a 24 hour basis.

Inmarsat will check the Electronic Service Activation System (ESAS) the total status of the MES, i.e. active, barred etc. If the MES is found to be active and not barred, Inmarsat will assist the RCC by providing any other information or advice as requested.

If the MES is found to be barred then Inmarsat will contact the appropriate LES(s) to initiate unbarring of the MES.

6              CONDITIONS OF USE

When service is restored to the MES on board the vessel, the traffic may only be routed to the RCC responding to the distress situation.

If total service to the MES is restored by the LES, during the distress situation, the vessel’s crew or passengers shall not use the MES for any communications other than that required by the distress situation.  When the distress situation is resolved, the RCC should inform the associated LES, and either the Inmarsat Customer Services or the NOC to reinstate the barring on the MES.

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LES Operator Agreement

ANNEX A

Maritime and Land Mobile

ATTACHMENT 3

BARRING AND UNBARRING CODES AUTHORISED

USER TABLE

Barring and Unbarring Codes	NBA (LES Operator)	Inmarsat Customer Services	Point of Service Activation (PSA)
DB001 (AA Rejected Account)	YES	NO	NO
DB002 (Invoices Overdue)	YES	NO	NO
DB004 (Account Unacceptable)	YES	NO	NO
DB005 (ISP re Fraud)	YES	NO	NO
DU000 (Discretionary Unbarring)	YES	YES	NO
MB001 (Temporary Barring at Request of the Owner)	YES	YES	YES
MB002 (MES Lost/Stolen)	YES	YES	YES
MB003 (Mandatory Barring for Serious Cases of Bad Debt)	NO	Automatically issued as a result of two PMB03s	NO
MB004 (Fraudulent Abuse)	YES	YES	NO
MB005 (Breach of Inmarsat Terms and Conditions)	NO	YES	NO
MB006 (Proven Insolvency)	YES	NO	NO
MU000 (Mandatory Unbarring)	YES (consistent with barring code)	YES	YES (consistent with barring code)
PMB03 (Proposed Mandatory Barring)	YES	NO	NO
PMU00 (Proposed Mandatory Unbarring)	YES	YES	NO
ER000 (Withdrawal of Barring/Unbarring Notifications)	YES	YES	YES

LES Operator Agreement

ANNEX A

Aeronautical

REPORTING OF AIRCRAFT EARTH STATIONS

BARRED FROM ACCESS TO THE

INMARSAT-AERO SYSTEM

1              PURPOSE

To protect the integrity and effectiveness of the Inmarsat system by, amongst other things, enabling the Inmarsat Customer Services to maintain a register of Aircraft Earth Stations (AES) that have been barred from access to the Inmarsat-Aero System (in accordance with the Inmarsat Aeronautical System Definition Manual (SDM), Module 7 ‘Commissioning Procedures for an Inmarsat Aircraft Earth Station (AES)’, Attachment 4 ‘Terms and Conditions for the Utilisation of the Inmarsat Space Segment by Aircraft Earth Stations’).

To enable bad debt and fraud information to be shared effectively amongst Ground Earth Station (GES) Operators.

2              SCOPE

This Inmarsat Operating Procedure applies to Inmarsat Customer Services and all Inmarsat-Aero GESs.  The Procedure shall include the global barring of an AES as described in the implementation in 4.2 below.  Within this Global barring, where a GES cannot bar in the manner described in 4.2, all connections from the AES shall be barred.

The AES referred to in this procedure shall mean the “Classic” AESs; namely Aero H, Aero H+, Aero I, Aero L and any of their evolving systems.

3              RESPONSIBILITIES

3.1           GES Signatory

Each GES shall nominate an authority who will be responsible for barring. The GES Operator shall be responsible for informing Inmarsat Customer Services the name of the person authorised to bar an AES. This person shall be known as the Nominated Barring Authority (NBA) and shall be responsible for informing the AES Owner/Operator and Inmarsat of the ID of any AES that the GES has decided to bar and the reason why the AES is being barred.  The GES shall also be responsible for advising Inmarsat CAG of any change to its NBA. Inmarsat Customer Services will only accept barring communication from and send the same to the NBA.

3.2           Inmarsat

Inmarsat Customer Services is responsible for informing GESs when an AES has been barred or unbarred, and for maintaining a register of barred AESs.

3.3           GES Operator

Each GES Operator is responsible for maintaining a local database and documentation of all barring details for their national regulatory and legal requirement, and organisational administrative needs.

When barring is to take place the GES Operator has to notify the Owner/Operator of the AES (seven) days in advance in accordance with the text of the proposed letter (see Attachment 1).  The GES Operator shall also inform the Owner Operator and Inmarsat when the AES is unbarred.

4              PROCEDURE

4.1           Barring an AES

When a GES Operator has decided to bar an AES from using its GES the NBA shall inform the Inmarsat Customer Services by , facsimile, electronic mail or other communication systems that may be implemented by Inmarsat.  The message shall contain the following details:

(a)           the AES ID that has been barred,

(b)           whether it has been barred from receiving as well as originating calls,

(c)           the date on which it was barred,

(d)           the reason for barring, using one of the approved codes (Attachment 2)

(e)           in case of reason code AB3 the number of days by which invoice is overdue.

4.2           Implementation of Barring

A GES can implement barring in the following manner:

(a)           barring based on priority level for Circuit Mode data services (Voice, Fax and PC-Data):

(i)            barring of Q=9 (APC) services from the cabin and cockpit;

(ii)           barring of Q=10, 12 or 15 calls from the cockpit;

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(b)           Barring of service type for Packet Mode data services:

(i)            Data-2 services;

(ii)           Data-3 services;

(iii)          all data services;

(c)           barring of all Circuit mode, and Packet mode services;

(d)           In addition to the above process, barring may be implemented by other methods if the GES decides this is preferable.

In using the code AB3 two GES Operators must jointly submit request to bar the AES.

Inmarsat CAG will inform the NBAs of all GES Operators (including the NBA of the originating GES Operator as acknowledgement of the original message) within one working day, that an AES has been barred and the details.

For Discretionary barrings it is not a requirement that other GES Operators bar the AES, subsequently information of Discretionary barring will not be circulated by Inmarsat.

For each barring received Inmarsat Customer Services reserves the right to discuss and clarify the case with the originating GES Operator before informing other GES Operators.  This may delay its action depending on the speed of response from the GES Operator.

4.3           Unbarring an AES

When a GES Operator decides to unbar an AES its NBA shall inform Inmarsat Customer Services by facsimile, electronic mail or other communication systems that may be implemented by Inmarsat. The message shall include:

(a)           the AES ID,

(b)           the GES name,

(c)           the date on which the AES was barred,

(d)           the reason for which the AES was barred,

(e)           the date on which the AES was unbarred.

Inmarsat Customer Services shall inform all other GES Operators via their NBAs that the AES has been unbarred and all the relevant AES details.

Each GES Operator is responsible for informing the AES Owner/Operator that the AES has been unbarred from their GES.

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LES Operator Agreement

ANNEX A

Aeronautical

ATTACHMENT 1

FORM OF NOTIFICATION OF BARRING BY GES OPERATOR TO

AES OWNER/OPERATOR

As from        (date)        your satcom service will be terminated to (Cockpit/Cabin/Packet Mode Data/All Services)*.  Please be advised that any regulatory requirements which might be imposed by the Country of Registry and the State concerning the use of the AES in their airspace may not be met.  When undertaking the flight the afore-mentioned should therefore be taken into account.

*delete where applicable

LES Operator Agreement

ANNEX A

Aeronautical

ATTACHMENT 2

BARRING CODES

When a GES informs Inmarsat Customer Activation Group of a barring it will use one of these codified reason codes:

AB1        Request by aircraft owner or fleet operator to bar an AES for at least 10 days as the aircraft is to be grounded

AB2        AES lost or stolen

AB3        Bills not settled [GES to supply the number of days overdue] - requests required from two NBA’s

AB4        Fraudulent use

AB5        Breach of Inmarsat Terms and Conditions

LES Operator Agreement

ANNEX B

INMARSAT LES TECHNICAL CRITERIA

AND OPERATING PROCEDURES

(Applicable as at December 2003).

(Clauses 1.1 and 8 of this Agreement refer)

The Technical Criteria and Operating Procedures listed in this Annex are incorporated into this Agreement by reference.

Technical criteria for Inmarsat Land Earth Stations are contained in the following documents and subsequent Change Notes, as appropriate.  Recommended Test Procedures are associated with the appropriate documents for the purposes of LES authorisation for access to the Inmarsat space segment.  Operating procedures are listed in the Attachment to this Annex.

Document Title	Issue/	Date	Subsequent Change

Notes

Technical Requirements for Inmarsat Standard-A Coast Earth Stations	6	3/98	—

Inmarsat Aeronautical System Definition Manual	1.46.06 CD003	02/01	—

Inmarsat-M/B System Definition Manual	3.0 CN018	09/00	—

Inmarsat mini-M System Definition Manual [Includes: GAN(M4),Fleet(F), Swift64 (Aero M4)]	1.2 CD006	03/02	(CP 67bis)

Inmarsat-C System Definition Manual	3.0 CD003	03/02	—

Document Title	Issue/	Date	Subsequent Change

Notes

Inmarsat-D System Definition Manual, Module 3 (including D+)	1.0 Issue 6	07/98	—

Inmarsat-E System Definition Manual, Module 2A, Part 1	2	8/97	—

Inmarsat-M/B and mini-M Mobility Management System Definition Manual (Mobman)	1.2 CN001	03/00	—

Mobile Packet Data System [MPDS (IPDS)]	2.10 CD007	01/01	(CP007)

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ANNEX B

ATTACHMENT

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

*-ID-002	Inmarsat LES Identification Codes	5	1-Aug-96

*-OP-003	Land Earth Station Pointing Data	5	June 2001
*-OP-013	Configuration Maintenance (applies to all Inmarsat LESs except for Inmarsat A)	3	01-Jan-95

*-OP-014	Two Digit Prefix Codes for Inmarsat Services	6	July 2002

*-OP-015	Spot Beam Coverage Definition	4	Nov 2001

*-OP-102	Reporting on Outages	15	Nov 2001

*-OP-105	Procedure for Barring and Unbarring Maritime and Land Mobile Earth Stations in the Inmarsat System	5	July 2002

*-OP-106	Procedure for accessing the Maritime Rescue Co-ordination Centres (MRCC) Database	1	Nov 2000

*-OP-107	Procedure to be applied by Inmarsat Customer Services for Accounting Authority to access their data in ESAS to prevent bad debt	1	May 2003

*-OP-310	Inmarsat Land Earth Station R F Verification	3	01-Feb-98
Attach 1	RF Requirements for the Inmarsat Network	01/98	1/2/98
Attach 2	Boresight Test Procedures	01/98	1/2/98
Attach 3	LES Measurements Using the Inmarsat CSMS	2	1/8/95
Attach 4	Measurement of the Ratio G/T with the Aid of Radio Stars	2	1/8/95
Attach 5	Radiation Diagrams for use as Design Objectives for Antennas of Earth Stations Operation with Geostationary Satellites	2	1/8/95
Attach 6	The Bell System – Technical Journal	2	1/8/95

*-OP-311	LES Alignment at C-Band Downlink	1	17-Dec-98

3

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

*-OP-501/E	Emergency Partial Change-Over of Services in the AOR East from INM3-F2 to INM3-F5	10	Aug 2003
Attach 1	AOR East Inm-R System and Spot Beam Table Information	04/03	Aug 2003
Attach 2	LES Translation Table	01/03	Aug 2003
Attach 3	Administration of the SafetyNet Re-routeing Hub	03/03	Aug 2003
Attach 4	Signalling Frequencies	01/03	Aug 2003

*-OP-501/I	Emergency Change-Over of Services in the IOR from INM3-F1 to INM2-F3	12	Nov 2001
Attach 1	IOR Inm-R System Table Information	05/01	Nov 2001
Attach 2	Table of Estimated LES Antenna Repointing Times	01/01	Sept 2001
Attach 3	Information for Satelindo (Palapa C)	01/01	Sept 2001
Attach 4	LES Translation Table	01/01	Sept 2001

*-OP-501/P	Emergency Change-Over of Services in the POR from INM3-F3 to INM2-F3 and INM2-F4	12	Sept 2003
Attach 1	POR Inm-R System Table Information	05/03	April 2003
Attach 2	Table of Estimated LES Antenna Repointing Times	01/03	April 2003
Attach 3	Administration of the SafetyNET Re-routeing Hub	01/03	April 2003
Attach 4	Signalling Frequencies	01/03	Sept 2003

*-OP-501/W	Emergency Change-Over of Services in AOR West from INM3-F4 to INM2-F2	11	Sept 2003
Attach 1	AOR West Inm-R System Table Information	02/03	Sept 2003
Attach 2	Administration of the SafetyNet Hub	03/03	June 2003
Attach 3	Signalling Frequencies	01/03	Sept 2003

*-OP-502	AFC Reference Station Changeover for Shared AFC Operation	7	Sept 2001

*-OP-504	Radio Frequency Interference Detection and Elimination Procedures	3	01-Sep-98
Attach 1	Interference Report Form	2	1/11/95
Attach 2	Spectral Plots of Main Carriers	2	1/11/95

A-ID-001	List of Inm-A LESs and the Test MES International Mobile Numbers (IMN)	8	July 2002

4

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

A-OP-001	Inmarsat-A Mobile Earth Station Commissioning	7	01-Feb-96

A-OP-002	Maintenance of List of Ship Earth Stations Operating in the Inmarsat-A System	4	Feb 2000

A-OP-006	Transmission of All Users Announcements in the Inm-A System	7	July 2000

A-OP-104	Processing Ship-To-Shore Distress Requests & Handling The Follow-Up Distress Calls	5	01-Dec-94

A-OP-106	Operating Procedures for the Inmarsat-A Terminal Fingerprinting System	4	June 2002

A-OP-301	Inmarsat A Land Earth Station Verification Test Procedures	4	01-Jan-95

A-OP-302	Inmarsat-A Land Earth Station Line Up Procedures and Access Control Checks	3	01-Nov-94

A-OP-304	DELETED AS OBSOLETE

A-OP-503	DELETED AS OBSOLETE

C-ID-003	List of the Inmarsat-C LESs & the Test MES International Mobile Numbers (IMN)	6	June 2000

C-ID-004	DELETED AS OBSOLETE

C-OP-005	Maintenance of the Inmarsat-C Assignable Frequency Lists	2	April 2000

C-OP-007	Transmission of Service Announcements in the Inm-C System Using Enhanced Group Calls (EGC)	5	July 2000

C-OP-009	DELETED AS OBSOLETE

C-OP-010	Management of EGC Closed Network IDs and Data Network IDs in the Inmarsat Network	4	May 2002

C-OP-011	LES Bulletin Board and NCS LES Descriptor Maintenance	3	Sept 2000

5

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

C-OP-104	Processing of Ship-to-Shore Distress Alerts and Handling the Follow-Up Distress Communications	1	08-Sep-95

C-OP-305	Inmarsat-C Land Earth Station Verification Test Procedures	7	May 2001

C-OP-306	Inmarsat-C Land Earth Station Line Up Procedures and Operation Checks	4	June 2001
Attach 1	Example of a New LES Definition	02/01	June 2001
Attach 2	LAPB Parameters	02/01	June 2001

C-OP-505	Inm-C NCS Contingency Procedures	4	01-Mar-96
Attach 1	LES Information	01/96	01-Jan-96

C-OP-506	Protection of Inmarsat-C Operations in the Event of Channel Interference	4	1/10/2000
Attach 1	Pool of Spare Frequency Slots for Inmarsat C Network	10/00	1/10/2000

D-OP-005	Maintenance of the Inmarsat-D Assignable Frequency Lists	1	01-Jan-96

D-OP-011	Inmarsat-D Bulletin Board Maintenance Procedure	1	01-Nov-98

D-OP-301	Inmarsat-D LES Verification Test Procedures	2	01-Sep-97

D-OP-302	Inmarsat-D LES Line-Up Procedures and Operations Checks	2	01-Nov-97

D-OP-505	Inmarsat-D LES Transmitting Bulletin Board Contingency Procedures	1	01-Dec-95

D-OP-506	Degradation or Blockage of Inmarsat-D Operation	1	01-Dec-95

E-OP-104	Processing of EPIRB Alerts in the Inmarsat-E System	5	June 2002

6

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

F-OP-104	Processing of Inmarsat Fleet F77 Distress, Urgency and Safety Priority Access Requests and the Handling of such calls	1	April 2003
Attach 1	List of Rescue Co-ordination Centres associated with Land Earth Stations operating within the Global Maritime Distress and Safety System	01/03	April 2003

M/B-ID-007	List of Inmarsat-M/B LESs and the Test MES International Mobile Numbers(IMN)	4	Oct 2002

B-OP-104	Processing of Inmarsat B Ship-to-Shore Distress priority access request and handling the follow-up distress calls	1	April 2000

M/B-OP-301	LES Phase 3 Verification Test Procedures	5	July 2003
Attach 1	C-Band Signalling	3	July 2003
Attach 2	NCS/LES Interworking Test Procedure	1	July 2003

M/B-OP-302	LES Line-Up and Interworking Tests Prior to Entering Commercial Service	4	Sept 2000

M/B-OP-303	Provision of operational procedures for operation of the Inmarsat M/B NCS	1	Feb 2000

M/B-OP-311	Periodical Testing of LES Stand-Alone Operation	1	01-Oct-95

M/B-OP-508	DELETED AS OBSOLETE

mM-ID-007	List of Inmarsat Mini-M LESs and the Test MES International Mobile Numbers (IMN)	2	Oct 2002

mM-OP-301	LES On-Air Verification Test Procedures	3	July 2003
Attach 1	GAN (M4) LES Phase 3 Verification Test Procedures	3	July 2003
Attach 2	Fleet F77 LES Phase 3 Verification Test Procedures	3	July 2003
Attach 3	Swift 64 LES Phase 3 Verification Test Procedures	3	July 2003
Attach 4	Fleet F55/F33 LES Phase 3 Verification Test Procedures	1	July 2003

7

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

mM-OP-302	LES Line-Up and Interworking Tests Prior to Entering Commercial Service	2	Sept 2000

MOB-OP-001	Network Information for the Local Global Location Registers GLR-LS	2	April 2002

MOB-OP-301	GLR-L On Air Verification Test Procedures	1	01-Jan-99

MPDS HLES	MPDS Home Land Earth Station Verification Test Procedure	2	Oct 2001

MPDS/RLES-OP-301	MPDS Regional Land Earth Station Verification Test Procedure	2	Oct 2001

MPDS/SBS-OP-303	Provision of Operational Procedures for Operation of the Inmarsat MPDS SBS	1	June 2001

MPDS/SBS-OP-506	Protection of Inmarsat MPDS operations in the event of Channel Interference	1	Jan 2002

MPDS/SBS-OP-501	SBS Backup Site Switchover Procedure	1	July 2002

R-ID-005	List of Inm-Aero GES & the Test AES Inmarsat Mobile Numbers (IMN)	4	March 2001

R-OP-001	Abbreviated Numbering for Air Traffic Services Routing in the Aeronautical System	1	01-Oct-94

R-OP-012	Maintenance of the Aeronautical System Table	4	01-Jul-94

R-OP-101	Management of Aeronautical Distress Calls	2	01-Nov-94

R-OP-102	Reporting of Aircraft Earth Stations Barred from Access to the Inmarsat-Aero System	3	01-Dec-96

R-OP-308	Test Requirements, Inter GES Interworking	2	01-Nov-94

R-OP-309	Inm-Aero Ground Earth Station Line Up Procedures & Operation Checks	4	01-Aug-94

8

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE

R-OP-507	Degradation or Blockage of Inm-Aero Operation by Interfering Signals	2	01-Jul-94

*-OP-101	Inmarsat Network Supervision and Reporting to the Inmarsat NOC	9	June 2001

*-OP-003	Land Earth Station Pointing Data	5	June 2001

*-OP-004	DELETED AS OBSOLETE

*-OP-005	Maintenance of the Inmarsat Assignable Frequency Lists	5	01-Feb-91

9

LES Operator Agreement

ANNEX C

ALLOCATION OF LES IDENTITIES

(Clause 2.4(b) of this Agreement refers)

POLICY AND PROCEDURES FOR ALLOCATION

OF LES IDs and SHARED LES IDs

1              Allocation of Physical LES IDs

1.1           All physical LESs must be allocated LES IDs in order to operate within the network.

1.2           Subject to 1.4.2 of this Annex and other relevant provisions of this Agreement, the LESO shall be entitled to retain any LES ID (or, as the case may be, shared LES ID) given to the LESO by the Organization and maintained by the LESO as of the Commencement Date.   Any conditions associated with the assignments of LES IDs retained by the LESO as of the Commencement Date shall not be deemed to set any precedent, except as otherwise required by this Annex.

1.3           If system changes are deemed necessary by the Company to increase available LES ID capacity (as agreed in accordance with Clause 20), it shall be a prerequisite to undertaking such changes to ensure that existing LESOs do not incur LES upgrade costs.

1.4           Assignment of LES IDs

1.4.1        For those systems where unused LES ID capacity is available, and whilst there is a regular demand for LES IDs (physical and shared), the Company may, but is not obligated to, retain at least 10 unassigned IDs in order to accommodate future new physical LES requirements.  If the demand for physical LESs slackens appreciably, the Company may at its discretion reduce the number of unassigned IDs to less than 10.

1.4.2        Any LES IDs (including shared LES IDs) not being used by a LESO for a period exceeding 6 months, as evidenced by a failure to start passing billable traffic, shall be returned to the Company upon provision of written notice by the Company.

2.             Allocation of Shared LES IDs

2.1           Tenant entities in shared LES arrangements will be assigned LES IDs by the Company, in order to globalise their services, provided that, at the time of any requested assignment:

(a)           the tenant entity must already have a physical LES of the same system definition operating within the Company network; or

(b)           the tenant entity must be operating a physical LES and have operated a physical LES of the same system definition as the hosted service operating within the Company network at or for a period since the Effective Date (notwithstanding that the LES Operator has subsequently ceased to operate such Service); or

(c)           the tenant entity has demonstrated that a contract has been signed for implementation of a physical LES of the same system definition to operate within the Company network, provided that in such event the tenant entity must construct and begin to pass billable traffic through such physical LES no later than the date that is six (6) months following the date on which the shared LES ID is allocated, failing which the tenant entity shall return the shared LES ID to the Company.   Notwithstanding the foregoing, tenant entities in shared LES arrangements to provide Inmarsat D and D+  services shall not be required to have had a physical LES of the same system definition in order to receive a shared LES ID to provide such services.

It is acknowledged that where any LESO wishes to close down all its LESs and terminate this Agreement, it may thereafter continue to provide Services as a service provider through another LESO and shall have the right, during the Extended Term, to continue use of its existing allocated LES Id in relation to such Services as were formerly provided by it as a LESO.  The right to continue use of the allocated LES ID shall remain subject to the provisions of this Annex C of this Agreement, notwithstanding termination of this Agreement and the Company shall enter into an agreement with the former LESO and the host entity in this regard.  Subject to the provisions of this Clause, any reference in Annex C to “the LESO” shall be deemed to include any former LESO.  LES IDs will not be permitted to be used in respect of Services that the former LESO did not offer as a LESO.

2.2           If a physical LES is jointly owned and/or operated by a group of LESOs, any shared LES IDs shall be similarly assigned to that group unless otherwise agreed by the group.  Individual members of the group shall not therefore be entitled to be assigned their own individual shared LES IDs.

2.3           In the event of shortage of capacity for shared LES IDs, other means of identifying tenant entities (e.g. use of TNIDs) are preferred, rather than making changes in the system design in order to increase available ID

2

capacity.  TNIDs may be assigned by the LESO at its discretion, subject to prior notification to the Company for overall system coordination purposes.

2.4           As a precondition to the allocation of shared LES IDs, the host LESO shall have confirmed that the prospective tenant is duly licensed or permitted to provide Services under the applicable laws and regulations in the country or origin of the tenant and in which the tenant plans to operate or provide Services.

2.5           Technical and Operational Requirements

2.5.1        All relevant Technical Criteria and Operational Procedures shall apply to shared LESs as for p hysical LESs.

2.5.2        In the event of NCS failure, shared LESs may be permitted to operate if such operation is in accordance with the technical requirements of the affected system.  The host LES may be permitted to operate subject to Company authorisation in accordance with prevailing requirements.

2.5.3        The host LESO shall multiplex shared LES IDs as well as the host LES ID on the minimum required number of LES TDM signalling channels.  If the host LESO can demonstrate a need for additional signalling channels in order to accommodate traffic throughput, an additional LES TDM frequency will be assigned at the discretion of the Company, provided that assignments of separate LES TDM frequencies that are in place as of the Commencement Date may be retained by the LESO.

2.5.4        The Company shall not be obliged to assign shared LES IDs for any service once the supply of unassigned LES IDs for that service reduces to 10 or fewer.

3

LES Operator Agreement

ANNEX D

MANDATORY PROCEDURAL REQUIREMENTS

FOR INMARSAT SERVICE PROVIDERS

(Clause 2.4(a) of this Agreement refers)

1              ACTIVATION OF ISP IN THE SYSTEM

(a)           The Company shall allocate the ISP Code only upon receipt of written confirmation from the LESO.  The formal notification should be signed by the authorised LESO-ISP contact and should include the following information:

•      name of company

•      address and contact numbers (telephone, fax, email, etc)

•      name of contact person

•      number of years established as a company at the address provided

(b)           The LESO shall notify the Company within one (1) day of the establishment of a contractual relationship with an ISP, regardless of whether such ISP already has an ISP code.  At the time that the contract (ISP/LESO Contract) has been notified to the Company, the LESO shall also provide the Company with written confirmation of compliance with the requirements stated in section 2 below.

2              MANDATORY PROCEDURAL REQUIREMENTS

The LESO shall include the following Mandatory Procedural Requirements for Inmarsat Service Providers (ISP) as part of the ISP/LESO Contract.

(a)           ISPs must include the Terms and Conditions for Utilization of Space Segment by Mobile Earth Stations (MESs) in all their agreements with MES Owners and Operators, as amended from time to time.

(b)           ISPs must not accept application from MES Owners and/or Operators who intend to use the MES for Maritime distress and safety purposes with the exception of MESs that are designed to be used for Maritime distress and safety when registered with an ISP.;

(c)           ISPs shall not accept applications for additional Inmarsat Mobile Numbers (IMNs) for any MES or SIM card which has been activated by another ISP;

(d)           The Company reserves all rights to withdraw ISP codes to prevent breach of the Mandatory Procedural Requirements, fraud, or for use of the system in a manner inconsistent with the LES Technical Criteria and Operating Procedures or other requirements of this Agreement.

(e)           ISPs must comply fully with such ISP operational procedures as are defined and modified by the Company from time to time.

(f)            ISPs must co-operate fully in the implementation of the Company’s procedures for preventing and resolving fraud, and provide directly to the LESO any information relating to stolen terminals or suspected technological fraud.

(g)           ISPs must authorise the release to the Company and other LESOs of information relating to any termination of a contract between the LESO and the ISP.

(h)           ISPs must send all requests for barring MESs from accessing the space segment to the contracted LESO.   The Company shall not be involved in the barring of the MES unless otherwise requested by the LESO.

3              NOTIFICATION ON TERMINATION OF CONTRACT

The LESO shall immediately notify the Company when an ISP/LESO Contract has been terminated.

4              NOTIFICATION OF AGREEMENT WITH EXISTING ISPs

(a)           The LESO shall notify the Company whenever an agreement has been signed with existing ISPs.  Such notification shall include the confirmation of compliance with the requirements in section 2 above, and shall also include the following information:

•      name of company

•      address and contact numbers (telephone, fax, email, etc)

•      name of contact person

•      number of years established as a company at the address provided

2

(b)           The Company shall confirm to the LESO the ISP Code that has been allocated to the ISP.

(c)           If the ISP details in (a) above change or alter, the LESO shall immediately inform the Company of such changes or alterations. However, if changes and alterations are reported to the Company from a third party, the Company shall communicate the information received to the LESO for confirmation. If within (5) working days the LESO has not responded, the changes and alterations shall be considered as confirmed.

3

LESO Agreement

ANNEX G

CHARGES AND VOLUME DISCOUNT SCHEMES

Applicable from 1 April 2004 to 31 December 2006

INDEX

Service
Inmarsat - A
Inmarsat – C and mini-C
Inmarsat - Aeronautical
Inmarsat - B
Inmarsat - M
mini-M
GAN (Global Area Network)
Inmarsat Fleet (F77, F55 and F33)
Voice and Data Discount Scheme
Data Discount Scheme:
1 April 2004 to 31 December 2004 Maritime High Speed Data (Inmarsat B DHSD, Fleet ISDN and MPDS)
1 January 2005 to 31 December 2006 Maritime High Speed Data (Inmarsat B DHSD, Fleet ISDN and MPDS)
1 April 2004 to 31 December 2004 Enterprise Solutions Data (Inmarsat B DHSD, GAN ISDN and MPDS)
1 January 2005 to 31 December 2006 Enterprise Solutions Data (Inmarsat B DHSD, GAN ISDN and MPDS)
Voice Discount Scheme:
1 April 2003 to 31 March 2004 Inmarsat Voice– (mini-M Voice/Fax/Data, GAN Voice/Fax/Data, LAMM, Fleet Voice)
1 January 2005 to 31 December 2006 Inmarsat Voice (mini-M Voice/Fax/Data, GAN Voice/Fax/Data, LAMM, Fleet Voice)
Inmarsat - D
Other Standard Services and Charges
Maritime Distress and Safety Services
Full Period Services and Fixed Charges/Leases

This Annex contains references to the original decisions made by the Inmarsat Council and the specific Session at which it was made.  These Decision References are included to provide clarification on the details of each service in the event of any concern or dispute as to the precise nature of any service.

Inmarsat Proprietary and Confidential

2

DEMAND ASSIGNED SERVICES

A1	Inmarsat-A
	Service	Resource Utilization Charge (RUC)	Decision Reference
A1.1	Telephone & Multi-Channel Large Antenna (+ 3.7 dB/K) Telephone	US$**** per minute	SR/37, 20.1.5 SR/41, 21.1.2 SR/47, 19.2 SR/28, 15.4.2 SR/30, 15.3.3 SR/47, 19.2

Reduced Rate Mobile to Land direction only

The RUC for Mobile originated telephone calls during the following periods of low traffic demand (reduced rate periods):

AOR-East            01:30 - 05:30 GMT (UTC)
AOR-West           23:30 - 03:30 GMT (UTC)
IOR                      22:00 – 02:00 GMT (UTC)
POR                     13:00 - 17:00 GMT (UTC)

US$**** per minute

A1.2	Telex/Telex LA	US$**** per minute	SR/37, 20.1.5 SR/41, 21.1.2

A1.3	Telegram The RUC for the telegram service will be on a per minute basis and equivalent to the telex service.	US$**** per minute. Will be reported and invoiced as part of Telex (A1.2 above)	SR/6, 12.21

3

A1.4	Mobile to Mobile direction The RUC for Mobile-to-Mobile direction communications has been established at twice the normal RUC.	Measured and invoiced as two separate parts with one part included in the Mobile to Land direction volume and the remaining part included in the Land to Mobile volume in A1.1 above.	SR/8, 12.21

A1.5

56 kbit/s or 64 kbit/s one way Mobile to Land direction High Speed Data service

This service is offered on a demand assigned basis for all periods except reduced rate periods. The technical specifications are set out in the Inmarsat A Technical Requirements Documents, which are included in Annex B of the LESO Agreement.

		US$**** per minute	SR/36, 18.6.3 & CO/36/19 SR/37, 20.1.5(a) SR/47, 19.2

A1.6	56/64 kbit/s Duplex High Speed Data	US$**** per minute	SR/38, 23.1.2 38/14, Annex VII SR/46 18.3.2(a) SR/47, 19.2

4

The technical characteristics are set out below:

I               MES CHARACTERISTICS

As set out in the Inmarsat A Technical Requirements Documents which are included in Annex B of the LESO Agreement.

II             LES CHARACTERISTICS

The DHSD service will employ duplex channels, operating at an information rate of 64 kbit/s in each direction.  An uncompanded telephone channel (signal) may be invoked at any time during a DHSD call, for call set-up and in-band signalling purposes.  (The LES will automatically adopt the appropriate mode dependent on the signal (analogue or digital) received from the MES.)

The LES shall be capable of fast automatic tuning to the channel pair assigned by the NCS.  The radio frequency (RF) and base band transmission requirements of the channel, when in telephony mode, shall be the same as for normal uncompanded telephony operation.

The HSD demodulator shall be tuned in parallel with the telephone demodulator.  The latter shall remain connected throughout the call so that in-band (2600 Hz) signalling from the MES can be monitored.

2              DHSD MODULATION AND CODING REQUIREMENTS (DIGITAL MODE)

2.1           Receiving Requirements

The receiving requirements for DHSD operation shall be identical to those that apply for type 05 (one-way) HSD in the 64 kbit/s operating mode.  The same equipment may therefore be employed.

2.2           Transmitting Requirements

The LES shall provide an encoded and quadrature phase shift keyed (QPSK) modulated signal with the same specifications as the MES.  It must be configured and adjusted to provide DHSD service to the higher gain MESs, and therefore to employ the same satellite L-band EIRP as in the normal voice telephony mode.  The frequency stability and doppler compensation requirements shall be the same as for telephony, while the phase noise specifications shall be as for the TDM signals.

5

The QPSK signal shall conform to the following spectral roll-off requirements:

Offset from centre frequency	Power in 4kHz relative to unmodulated carrier power
(kHz)	(dBc)
96	-28
160	-34
300	-38
600	-42

3              ACCESS AND CONTROL

3.1           Call Set-up

Provision of DHSD services may evolve through several evolutionary stages.  These stages will place different demands on LES and NCS procedures and software, but the differences will not be apparent to the MES user.  The steps in call set-up signalling for the initial and the final stages are shown in Table 1.  (For a shore-originated call, expected to be rare, skip the MES call request step.)

3.2           Call Clearing

Normal call clearing shall be in-band.  If the MES initiates clearing, this should be effected by switching back to the FM telephony mode, whereupon the 2600 Hz SF tone shall be sent.  In-band clearing shall also be possible from the LES, in which case the digital carrier shall be interrupted by a resumption of the FM carrier and transmission of the SF tone.  The MES shall also respond to out-of-band clearing commands containing channel type 05 as well as type 06 or 07 (as appropriate) sent on the common TDM.

6

	Service	Resource Utilization Charge (RUC)	Decision Reference
A1.7	Telex Group Call in the Land to Mobile direction only

Included in A1.2 above

LTM direction only - $****

For group calls using a telex channel, the following RUC shall be applied for each transmission for each ocean region:

(i)      three times the normal telex RUC for national group calls;

(ii)     three times the normal telex RUC charge for fleet group calls;

(iii)    three times the normal telex RUC for selected group calls; and

(iv)    three times the normal telex RUC for ocean area group calls.

SR/19 14.4

A1.8

Addressable Telephony Group Call

A telephony group call service has been established on a provisional basis. The start of the chargeable duration occurs when the last request for assignment message is transmitted by the LES (or the last assignment message is transmitted by the NCS) to the last MES addressed, and the finish of the chargeable duration occurs when the notification of mobile clearing message is transmitted by the LES. The service would not be available during periods of satellite congestion.

		US$**** per minute	SR/23, 15.4. SR/34, 20.2.4 SR/47, 19.2

7

The technical and operational details of the provisional service shall be subject to approval by the Company.

A1.9	Non-Addressable Enhanced Telephone Group Call		Not separately measured - volume included in A1.8 above	SR/28, 15.5.4 SR/34, 20.2.4

The technical characteristics of a baseline system design for an enhanced telephony group call service are as follows:

This service could be offered to Inmarsat-A mobile earth stations with an additional receiver or to dedicated receive-only terminals. The system has the following main characteristics:

	Terminal G/T	-4 dB/K
	Modulation	FM
	Deviation	7 kHz
	Audio-bandwidth	50Hz - 3kHz
	Pre-emphasis + 3 dB frequency	1 kHz
	Spectrum occupancy	20 kHz
	Satellite EIRP	17 dBW
	Services	Voice, Music, Fax and voice band data
	Number of pre-assigned channels to which the receiver could tune	4

The receiver would use a synthesizer with 25 kHz step size, controlled by a Read Only Memory connected to a 4 position front panel switch. Additional receive channels could be selected by connection to an external EGC receiver. This would also enable the service provider to control the recipients, if appropriate. The system has a 1.8 dB margin compared to Inmarsat-A that would allow use of low cost consumer components in the receiver.

8

LES IMPLICATIONS

For voice, music and voice band data services a suitable FM modulator will be required at the land earth station. Programme material can originate using leased lines or from tape. Facsimile services would require buffering at the LES because group 3 machines use baud rates between 2400 and 9600 depending on the terrestrial line. Transmission via the satellite would take place at 4800 baud.

MES IMPLICATIONS

The performance requirements for receive only terminals are based on the Inmarsat-A Technical Requirements Document. Minor modifications would be required to take into account the actual modulation parameters. The same demodulator specification would be used for Inmarsat-A terminals with an add-on receiver. To obtain an IF port, a minor modification to the terminals would be required and thus type approval would be required. For facsimile services using off-the-shelf equipment, additional hardware would be required to simulate the signalling protocols and ringing.

Not separately measured - volume included in A1.9 above.

A1.10

Non-Addressable Enhanced Digital Telephone Group Call

The technical characteristics of this service are set out in the Inmarsat A Technical Requirements Document, which is included in Annex B of the LESO Agreement.

SR/46, 18.5.2SR/47, 19.2

9

A1.11	Pre-bookable, Inmarsat-A, extra High Speed Data service in the Mobile-to-Land direction		SR/45, 17.1.2

	400 kHz bandwidth	US$**** per minute
	500 kHz bandwidth	US$**** per minute
	600 kHz bandwidth	US$**** per minute

This service shall be in one minute increments with a ten minute minimum. The service shall operate only during periods of low traffic, as defined periodically by the Directorate to reflect the evolution of the daily traffic profile and set out in Section A1.1 above, together with the following periods:

Weekend:          18:01 UTC Friday to 07:00 UTC Monday in all ocean regions.

Calls must be pre-booked via a Signatory either from the MES or the shore-side customer, giving at least two working days’ notice to the Company’s Network Operations Centre.

The service will become operational in each ocean region as soon as both suitable MESs have been type or case approved and suitable equipment and at least one LES has been tested and approved. The service is pre-emptible, and will be provided in each ocean region initially on Inmarsat-2 operational satellites and subsequently on Inmarsat-3 operational satellites and, in the event of non-availability of any such satellites, the service may be provided on other satellites, subject to availability of capacity.

The guidelines for terms and conditions for the extra high speed data service are set out below:

10

Article 1:              Scope of Terms and Conditions

A     In these Terms and Conditions, “Extra High Speed Data Service (DHSD)” means the utilization, on an advance schedule basis, of the Inmarsat space segment for extra high speed data communications, including compressed video television, through an Inmarsat operational satellite in a designated ocean region, in the mobile-to-land direction, between an Inmarsat-A Mobile Earth Station (MES) type-approved or case-approved for the purpose and a designated Land Earth Station (LES), as more particularly described in Annex A hereto.

B     This authorization made by the Company to the LESO (“the applicant”) for the utilization by the LES of the Inmarsat space segment for the DHSD service shall be subject to these Special Terms and Conditions, and to the Terms and Conditions for the Utilization by Land Earth Stations of the Company’s Space Segment, approved by the Company, as amended at any time or times by the Company, provided that in the event of any inconsistency these Special Terms and Conditions shall prevail.

Article 2:              The Service Times

A     The DHSD service shall operate only at scheduled times booked in advance by the LESO with the Company (“the scheduled times”).

B     Scheduled times may only be booked during periods of low traffic, as defined periodically by Inmarsat to reflect the evolution of the Company’s daily traffic profile, and as notified by Inmarsat to all LES Operators from time to time.

11

Article 3:              LES Performance, Criteria and Operations

A             Authorization Subject to Compliance

1 Throughout the scheduled times, the LES shall comply with the criteria and performance standards set forth in Annex B hereto.

2 This authorization shall be conditional upon such compliance. The DHSD service shall not be utilized for any purpose or in any manner other than as specified in the application for this authorization, or in these Special Terms and Conditions, without the prior written consent of the Company.

B             Sanctions in the Case of Non-compliance

1 The Company shall be entitled, at any time or times, without prior notice and with immediate effect, unilaterally to modify, restrict, suspend or terminate, temporarily or permanently, this authorization, if Inmarsat deems the LES to not so comply, or if Inmarsat considers that the DHSD service has been used in a manner not so authorized, no matter what the cause or causes of such non-compliance or unauthorized use.

2 Unless this authorization has been terminated, Inmarsat shall lift such modifications, restrictions or suspension if and when it is demonstrated to the Company’s satisfaction that compliance has been resumed and will be maintained, or that such unauthorized use has been and will be discontinued.

3 The Company shall have no financial obligation of any kind to the applicant or to the LESO as a direct or indirect consequence of such modification, restriction, suspension or termination.

12

Article 4:              MES Performance, Criteria and Operations

A     In order to utilize the Company’s space segment, only Inmarsat-A MESs which have been type-approved or case-approved and commissioned by the Company and which comply with the additional criteria, technical performance standards and operating procedures set forth in Annex B shall be used in connection with the service.

B     The applicant shall take such steps as are necessary to ensure that the MESs utilizing the service comply with these Terms and Conditions, including this Article, as appropriate. The applicant shall provide written evidence of compliance with this Article to the Company, at its request.

Article 5:              Resource Utilization Charges

A     Establishment

The RUC charges for the DHSD service shall be those established by the Company and which are applicable at the commencement of each of the scheduled times.

B     Cancellation

The charges established as in Article 5(A) above shall be payable for the whole of the scheduled times, irrespective of the duration of actual utilization, provided that:

(i)    such charges shall not be payable in respect of any scheduled times if 24 hours notice of cancellation thereof is given to Inmarsat prior to the commencement of such times; and

(ii)   such charges shall not be payable, and shall if necessary be

13

reimbursed, in respect of any part of the scheduled times during which the EHSD service has been unavailable, delayed or interrupted, provided such unavailability, delay or interruption is not due, in the Company’s judgement, to any non-compliance by the LES with these Terms and Conditions, or any non-compliance with the terms and conditions upon which the MES has been authorized by Inmarsat to use the DHSD service.

Article 6:              Pre-Emption of Capacity by the Company

The Company shall have the right at any time to modify, restrict or suspend the availability of the capacity to such extent as the Company may determine is necessary in order to ensure the availability of sufficient space segment capacity for other Company services in the designated ocean region having, in the Company’s good faith judgement, a higher priority. The Company shall give the applicant not less than four weeks’ notice of its intention to exercise its rights under this Article, except in urgent operational cases when no advance notice shall be required.

Article 7:              Responsibility for LES and MES Compliance

The LESO shall be responsible to the Company for compliance by the LES with these Terms and Conditions and for compliance by the MES with the requirements of Article 4 (MES Performance, Criteria and Operations).

14

A2	Inmarsat-C and mini-C
	Service	Resource Utilization Charge (RUC)	Decision Reference
A2.1	Charges for demand assigned messages associated with permanently assigned Inmarsat-C TDM Carrier		Section 5 of COUNCIL/61/11.
	To-Mobile messaging per 256 bit message segment or part thereof	US$****

	From-Mobile messaging per 256 bit message segment or part thereof.	US$**** (i.e. US$**** less reductions of ****% and ****% in respect of resource wastage and terrestrial failures. These adjustments shall be calculated annually.
Single-Addressed Mobile to Mobile direction messaging per 256 bit message segment or part thereof
	• Sending part	US$****
	• Receiving part	US$****
Multi-Addressed Mobile to Mobile direction messaging per 256 bit message segment or part thereof
	• Sending part	US$****
	• Primary receiving part	US$****
	Secondary receiving part(s)	US$****

A2.2	Charges for demand assigned messages where no permanently assigned Inmarsat-C TDM Carrier has been contracted for		COUNCIL/61/11; Section 5
	To-Mobile messaging per 256 bit message segment with no fixed charge for demand assigned TDM carriers operating in those ocean regions which are served by both the Inmarsat-3 satellites and the NCS-2	US$****	SR/28, 17.1.4 SR/34. 20.2.4 SR/36, 17.3.3(a), 17.4.3(a) & 17.4.5 SR/46, 18.4.2 SR/47, 19.2 SR/61, 13.2.2

15

From-Mobile messaging per 256 bit message segment with no fixed charge for demand assigned TDM carriers operating in those ocean regions which are served by both the Inmarsat-3 satellites and the NCS-2

US$**** (i.e. US$**** before reductions of ****% and ****% in respect of resource wastage and terrestrial failures. These adjustments shall be calculated annually.

Single Addressed Mobile to Mobile direction messaging per 256 bit or part thereof
	• Sending part	US$****
	• Receiving part	US$****
Multi-Addressed Mobile to Mobile direction messaging per 256 bit or part thereof
	• Sending part	US$****
	• Primary receiving part	US$****
	• Secondary receiving part	US$****

A2.3	Data Reporting (Unreserved) Ship-to-Shore navigational/meteorological danger reports via record communications via Code 42 shall be free of RUCs.	US$**** per packet Inmarsat measures data reports to an accuracy of +/- ****%. However a reduction to the measured volume of ****% shall be made to ensure that no over-billing can occur.

A2.4	Enhanced Group Call FleetNETSM	US$**** per 256 bits or part thereof	SR/47, 19.2

A2.5	Call Confirmation	US$**** per 256 bits or part thereof	SR/47, 19.2

A2.6	Message Status	US$**** per 256 bits or part thereof	SR/47, 19.2

A2.7	Polling	US$**** per 256 bits or part thereof	SR/47, 19.2

A2.8	Polling with No Text	US$**** per poll	SR/47, 19.2

16

A2.9	Enhanced Group Call SafetyNETSM	US$**** per 256 bits or part thereof	SR/36, 17.4.4(b)

A2.10

Distress Alerts (Land and Aeronautical Mobiles)

An appropriate liability disclaimer against telecommunications breakdowns shall be included as part of the terms and conditions of the service for LMESs equipped with the alerting function.

		US$**** per Alert	SR/43, 17.2.2

A2.11	Performance validation tests	Free of RUCs

A2.12	Confirmations: Non-delivery notification	Free of RUCs

A2.13	Failed calls	Free of RUCs

A2.14	Unsuccessful Store and Forward final delivery

Inmarsat cannot accurately determine whether a message has been successfully delivered over the terrestrial networks.  To compensate, a reduction is made to the From-Mobile Messaging RUC (see A2.1 and A2.2 above).

SR/52, 15.7.2

17

A3	Inmarsat-Aeronautical
	Service	Resource Utilization Charge (RUC)	Decision Reference
A3.1	Aero-H 9.6kbit/s	US$**** per minute	April 2001

A3.2	Aero-H+ 4.8kbit/s	US$**** per minute

A3.3	Aero-I 4.8kbit/s	US$**** per minute

A3.4	Aero-H Packet Data	US$**** per kbit

A3.5	Aero-L Packet Data	US$**** per kbit

A3.6	Aero-I Packet Data	US$**** per kbit

A3.7	Aero-H 9.6 kbit/s Circuit Mode Data	Included with Aero-H 9.6 kbit/s Voice - A3.1 above

A3.8	Inmarsat Aero-C	The same as the Inmarsat-C service RUCs

A3.9	Point-to-Multi point Data	****, as per Council/71

A3.10	Swift64 ISDN	US$**** per minute	January 2002

A3.11	Swift64 MPDS	US$**** per Mbit	January 2002

A3.12	Swift64 Voice (3.2 kbps)	US$**** per minute	May 2002

18

A4	Inmarsat-B
	Service		Resource Utilization Charge (RUC)	Decision Reference
A4.1	Telephone		US$**** per minute	SR/41, 21.1.2 SR/46, 18.1.2 SR/47, 19.2
	A. Reduced Rate Mobile to Land direction only (Off-Peak) The reduced rate periods for Mobile originated telephone calls are as follows:		US$**** per minute	April 2003

	AOR-East	22:00 – 06:00 (GMT)
	AOR-West	23:00 – 07:00 (GMT)
	IOR	19:00 – 03:00 (GMT)
	POR	19:00 – 03:00 (GMT)

	B. Super Off-peak Rate: Mobile to Land direction only using prepaid cards The reduced rate periods for prepaid SQT Mobile originated telephone calls is 23:00 to 03:00 (GMT) for all Ocean Regions.		US$**** per minute

A4.2	Telex		US$**** per minute	SR/47, 19.2

A4.3	Mobile to Mobile direction For telephone and telex calls between MESs, twice the normal charge.		Measured and invoiced as two separate parts with one part included in the Mobile to Land volume and the remaining part included in the Land to Mobile volume in A4.1 above.

19

A4.4	Optional Service Verification Testing	Included in A4.1 above.

A4.5	Mandatory Commissioning Tests	Included in A4.1 and A4.2 above.

A4.6

Multi-channel Large Antenna (+ 3.7 dB/K) Telephone

This service is specified for LESs which implement and use an enhanced forward power control capability, for telephony calls to and from MESs with a G/T of not less than +3.7 dB/K.

		US$**** per minute	SR/42, 20.4.2 SR/46, 18.2.2(d) & 18.2.2(e) SR/47, 19.2

A4.7	Data Service at 9.6 kbit/s Facsimile Services at 9.6 kbit/s, and Data Service at 16 kbit/s Standard Rate	US$**** per minute	SR/46, 18.1.2(a) SR/47, 19.2

A4.9	One Way (Mobile to Land direction) High Speed Data Services at 56/64 kbit/s Standard Rate	US$**** per minute	SR/46, 18.1.2(c) SR/47, 19.2

20

A5	Inmarsat-M
	Service		Resource Utilization Charge (RUC)	Decision Reference
A5.1	Telephone		US$**** per minute	SR/41, 21.1.2 SR/47, 19.2
	A. Reduced Rate Mobile to Land direction only (Off-Peak)		US$**** per minute	April 2003

The reduced rate periods for Mobile originated telephone calls are as follows:

	AOR-East	22:00 – 06:00 (GMT)
	AOR-West	23:00 – 07:00 (GMT)
	IOR	19:00 – 03:00 (GMT)
	POR	19:00 – 03:00 (GMT)

	B. Super Off-peak Rate: Mobile to Land direction only using prepaid cards		US$**** per minute

The reduced rate periods for prepaid SQT Mobile originated telephone calls is 23:00 to 03:00 (GMT) for all Ocean Regions.

A5.2	Mobile to Mobile direction		Measured and invoiced as two separate parts with one part included in Mobile to Land volume and the remaining part included in the Land to Mobile volume in A5.1 above.

A5.3	Optional Service Verification Testing This service will be charged at normal rates.		Included in A5.1 above

A5.4	Mandatory Commissioning Tests		Included in A5.1 and 5.2 above.

A5.5	Medium Antenna (-4 dB/K) Telephone, Fax and Data		US$**** per minute	SR/47, 19.2

21

A6	Mini-M
	Service		Resource Utilization Charge (RUC)	Decision Reference
A6.1	Telephone, Fax and low-speed Data		US$**** per minute	SR/41, 21.1.2 SR/47, 19.2
	A. Reduced Rate Mobile to Land direction only (Off-Peak)		US$**** per minute	April 2003

The reduced rate periods for Mobile originated telephone calls are as follows:

	AOR-East	22:00 – 06:00 (GMT)
	AOR-West	23:00 – 07:00 (GMT)
	IOR	19:00 – 03:00 (GMT)
	POR	19:00 – 03:00 (GMT)

	B. Super Off-peak Rate: Mobile to Land direction only using prepaid cards		US$**** per minute

The reduced rate periods for prepaid SQT Mobile originated telephone calls is 23:00 to 03:00 (GMT) for all Ocean Regions.

A6.2	Mobile to Mobile direction		Measured and invoiced as two separate parts with one part included in Mobile to Land volume and the remaining part included in the Land to Mobile volume in A6.1 above.

22

A6.3	Optional Service Verification Testing This service will be charged at normal rates.	Included in A6.1 above

A6.4	Mandatory Commissioning Tests	Included in A6.1 and 6.2 above.

A6.5

Large Antenna Mini-M or LAMM Telephone, Fax and Data

The service is specified for LESs that implement and use an enhanced forward power control capability, for telephony calls to and from MESs with a G/T of not less than -7 dB/K.

US$**** per minute

23

A7	Inmarsat GLOBAL AREA NETWORK (GAN)
	Service	Resource Utilisation Charge (RUC)	Decision Reference
A7.1	Telephone	US$**** per minute	April 2003

A7.2	Mobile to Mobile direction For telephone calls between MESs, twice the normal charge.	Measured and invoiced as two separate parts with one part included in the Mobile to Land direction volume and the remaining part included in the Land to Mobile volume in A7.1 above.

A7.3	2.4 kbit/s Fax & Data	US$**** per minute

A7.4	MPDS	US$**** per Mbit

A7.5	ISDN/HSD	US$**** per minute

24

A8	Inmarsat Fleet (F77, F55 & F33)
	Service	Resource Utilisation Charge (RUC)	Decision Reference
A8.1	Telephone	US$**** per minute	April 2003

A.    Reduced Rate Mobile to Land direction only (Off-Peak)

US$**** per minute

April 2003

The reduced rate periods for Mobile originated telephone calls are as follows:

AOR-East

22:00 – 06:00 (GMT)

AOR-West

23:00 – 07:00 (GMT)

IOR

19:00 – 03:00 (GMT)

POR

19:00 – 03:00 (GMT)

B.    Super Off-peak Rate:  Mobile to Land direction only using prepaid cards

US$**** per minute

The reduced rate periods for prepaid SQT Mobile originated telephone calls is 23:00 to 03:00 (GMT) for all Ocean Regions.

A8.2	Mobile to Mobile direction For telephone calls between MESs, twice the normal charge.	Measured and invoiced as two separate parts with one part included in the Mobile to Land direction volume and the remaining part included in the Land to Mobile volume in A8.1 above.

25

A8.3	2.4 kbit/s Fax & Data	US$**** per minute

A8.4	9.6 kbit/s Fax and Data	US$**** per minute

A8.5	MPDS	US$**** per Mbit

A8.6	ISDN/HSD	US$**** per minute

26

A9	Volume Discount Schemes

****

27

****

28

****

29

****

30

****

31

****

32

****

33

****

34

A10	Inmarsat-D
	Service	Resource Utilization Charge (RUC)	Decision Reference

No demand-assigned charges exist currently for the Inmarsat-D service.

35

A11	Other Standard Services and Charges

A11.1      Penalty Charges for Resource utilization to/from Mandatory Barred MESs (COUNCIL/68/SR/FINAL, para. 11.1.5).

A penalty charge of a ten-fold increased /RUC for resource utilization to and from mandatory barred MESs (Inmarsat A, B, M, C and mini-M) which any LESO allows to pass through its LES(s) effective from 1 August 1997.  For each mandatory barred MES passing resource utilization through a non-compliant LES, a one-month grace period will be given to its LES Operator, during which time standard RUCs will be charged.  Thereafter, if the same MES is allowed to continue passing resource utilization, the penalty charge shall be invoked as follows:

(i)    in the case of Inmarsat-A, B, M and mini-M, for each individual call above a holding time of two minutes; and

(ii)   in case of Inmarsat-C for all calls.

A one-month grace period shall be allowed from the time of publication by the Company of a monthly non-compliance report and is given for an MES “only once”.  If the MES moves to another LES, a further grace period shall not be allowed.

36

A12	Maritime Distress And Safety Services The Charges quoted in this section apply only to Maritime registered terminals
	Service	Resource Utilization Charge (RUC)	Decision Reference
A12.1	Urgency and Safety resource utilization	The relevant RUC for the service used shall be charged as normal.	SR/7, 5.7

A12.2

Distress Services

This applies to Inmarsat A, B, M mini-M and Fleet services together with Inmarsat C Store and Forward messaging and Enhanced Group Calls.  Distress services are only applicable in the Maritime sector.

Only distress communications using Priority Code 3 are free of RUCs.

		Free of RUCs	SR/41, 21.1.2(d)

A12.3

Safety Services

This applies to Inmarsat A, B, M and phone services together with Inmarsat C Store and Forward messaging and Enhanced Group Calls.  Distress services are only applicable in the Maritime sector.

Safety services are - as defined for use by the special access codes 32 (medical advice), 38 (medical assistance), 39 (maritime search and rescue assistance), 42 (navigation hazards and warnings).  Distress services are defined for use in the following circumstances.  This applies to Inmarsat A, B, C, M, mini-M and Fleet services.

(a)  Ship-to-Shore communications

• search and rescue co-ordination including communications subsequent to initial distress alerts, by voice or record relating to the immediate assistance required by a ship which is in distress and in grave and imminent danger, provided they are made to associated

Free of RUCs

37

RCCs via Code 39;

	• urgent navigational/meteorological danger reports by record communications via Code 42;	Free of RUCs	SR/41, 21.1.2(d)

	• medical assistance for grave and imminent danger, by voice or record, via Code 38 to an Agency recognized by Administrations; and	Free of RUCs

	• Maritime ship-to-shore Medical Advice Communications via Code 32 to a medical authority recognized by Administrations shall be at 50 percent of the standard rates during all periods.	50% of regular RUC

(b) Shore-to-Ship communications:

• search and rescue co-ordination including communications subsequent to initial distress alerts, by voice or record, for communications from associated RCCs to ships and when relating to the immediate assistance required by a ship in distress and in grave and imminent danger; and

Free of RUCs

• medical assistance by voice or record for calls from Agencies recognized by Administrations.

Details of all calls or messages by service, traffic type, start time and forward ID shall be provided by each LESO to the Company within 30 days of each quarter-end for the purpose of providing a credit to the LESO.

Free of RUCs

A12.4

Maritime Mobile Distress Alerts

Initial ship-to-shore distress alerts and distress messages via an L-band EPIRB and shore-to-ship distress alerts, provided the originator is a rescue co-ordination centre associated with an LES.

		Free of RUCs	SR/9, 10.11(a) SR/10, 14.2(b)(ii) SR/33, 14.5(a) SR/36, 15.1.4(b

38

A12.5

Rescue Co-ordination Centres

Space segment capacity will be made available to MESs installed at rescue co-ordination stations for distress and safety purposes, on a demand-assigned basis, in accordance with space segment charging policy.  Such stations will be considered as ordinary MESs for accounting purposes.

Apart from the reduced or free services noted in A10.1 through A10.4 above, the relevant RUC for the service used shall be charged as normal.

39

B	FIXED CHARGES

B 1	Inmarsat-C
	Service	Annual Charge	Decision Reference
B1.1	Charges for Permanently Assigned Inmarsat-C TDM Carrier
	Fixed charge per permanently assigned Inmarsat-C TDM carrier All RUCs are payable in advance.	US$**** per year	SR/28, 17.1.4 SR/34. 20.2.4 SR/36, 17.3.3(a), 17.4.3(a) & 17.4.5 SR/46, 18.4.2 SR/47, 19.2 SR/61, 13.2.2 and Section 5 of COUNCIL/61/11

B 2	Aeronautical
	Service	Annual Charge	Decision Reference
B2.1	Psmc-Channel for 2001 The Psmc channel charge shall be pro-rated for GES operation time of less than a full year. All RUCs are payable in advance.	US$**** per year	SR/57, 17.1.4

B2.2

In respect of those GESOs, which have not reached CN86 compliance by 31 October 1999, a penalty charge of US$**** per month or part thereof will be applied from 1 November 1999 until such time as the GESOs become compliant.  The penalty charge will be included in the normal monthly invoice.

		US$**** per month, effective from 1 November 1999	SR/77, 14.3.5

40

LES Operator Agreement

ANNEX H

Inmarsat policy for updating “Traffic Utilization Measurement and
Utilization Processes” (referred to hereafter as TUMUP)

1.             The Company shall at all times maintain an electronic copy of the latest version of the TUMUP which shall be accessible by all LES Operators.

2.             The Company may at any time propose an amendment to TUMUP.  Any such proposal shall be circulated by the Company to all LES Operators at least 2 months prior to implementation.

3.             LES Operators shall be requested to provide comments on the proposal within a defined period of time as specified in the proposal (which shall not be longer than 4 weeks).

4.             The Company shall issue an updated TUMUP in respect of new services at least 1 month prior to service launch.

5.             LES Operators shall ensure that the Company has at all times contact details of all staff responsible for TUMUP issues.  Nominated staff will be recipients of proposals.

LES Operator Agreement

ANNEX I

GENERAL GUIDELINES TO BE CONSIDERED BY THE COMPANY
IN ALLOCATING SATELLITE CAPACITY IN TIMES OF CONGESTION

(Clause 13.2 of this Agreement refers)

The Company will take the following measures as appropriate in order to augment satellite capacity in times of congestion or saturation:

1                 All tests and experiments will be related to non-busy times.

2                 The grade of service (GoS) for demand assigned carriers of the Inmarsat-A, M, B, mini-M, GAN, Fleet, and Swift services will be allowed to rise such that the hourly congestion report at which a review is triggered would be raised from 4% to 10%.

3                 Inmarsat-C TDM carriers with a TDM loading of 8% (average) or less will be put into demand assigned mode.

4.                The MPDS fill factor at which a new bearer would be introduced will be allowed to rise above 70% but not exceed 90%.

5                 In the absence of an NCS, Aeronautical circuit mode channels will be suppressed such that the hourly congestion report at which a review is triggered would be raised from 4% to 10% on a per GES basis.  Once the NCS is in place the Aeronautical circuit mode channels will be treated as for other demand assigned carriers (see para 2 above).

6                 Where possible the EIRP of carriers will be reduced.  Such reductions will always be carefully considered and supported by tests or diagnostic measurements.

7                 Where possible the spectral separation of carriers will be reduced.  This will lead to a general worsening of channel quality.  Such reductions in spectral separation will always be carefully considered and supported by tests and by the use of monitoring and measurement tools, which will allow the performance of the channels to be predicted in statistical terms as a function of the required coverage area.

8                 Any pre-emptible leases will be pre-empted.

9                 If a shortage of power or spectrum still exists, a cost/benefit analysis will be run to determine which channels should be suppressed.  Essential distress and safety services shall, at all times, be protected.

10               In carrying out the above measures, no account shall be taken of the length of time that an LES Operator has been providing a service.

LES Operator Agreement

ANNEX J

STANDARD DISCLAIMER CLAUSE

(Clause 15.5 of this Agreement refers)

1.                The LESO’s customer agrees with the LESO that neither the LESO nor the Company nor any of their respective affiliates, resellers or agents shall be liable on any basis whatsoever (including in contract and in tort) to the LESO’s customer for any direct, indirect or consequential loss, damage or expense, including, without limitation, loss of profits or revenues, loss of distribution rights, abortive expenditure or damage to property or injury or death to persons arising from or in connection with:

(a)              any unavailability, delay, interruption, disruption or degradation in or of the Space Segment or of any telecommunications carried on the Space Segment, regardless of cause including, but without limitation, equipment failure or malfunction;  or

(b)              the suspension by the LESO or the Company of the MES’s authorization to use Services provided by the LESO or the Company, due to any cause whatsoever.

2.                Nothing in this Clause shall exclude or limit the LESO’s or the Company’s liability for death or personal injury resulting from its own negligence in any jurisdiction where, as a matter of law, such liability cannot be excluded or limited.

3.                The LESO shall, acting for itself and on behalf of and as trustee for the Company and the other indemnitees, take any action necessary to enforce this disclaimer.

4.                In the event that the LESO’s customer is a reseller of services, it shall incorporate in the terms and conditions applicable to its customers, agents and resellers, the disclaimers of liability that it has agreed to under this Agreement both in favour of the LESO, the Company and their respective affiliates, resellers or agents.

LES OPERATOR AGREEMENT

ANNEX K

RULES OF PROCEDURE FOR NETWORK PLANNING
CONSULTATIVE GROUP MEETINGS

(Clauses 1.1, 2.15 13.6 and 20.3 of this Agreement refer)

The following is an outline of the Rules of Procedure for Network Planning Consultative Group (“the Group” ) Meetings, convened for the purposes of Clauses 2.11, 13.6 and 20.3.  The Company will develop more detailed procedures as necessary.

1              REPRESENTATION

1.1           Representatives at the Group Meetings other than those of the Company shall be any person duly authorised by an LES Operator, as notified in writing to the Company at least seven (7) days in advance of each meeting.

1.2           Representation per LES Operator shall normally be no more than two (2) persons.

2              SESSIONS

2.1           The Meetings shall normally be held at the Headquarters of the Company, or elsewhere if the Company and at least a simple majority of the LES Operators so agree.  Each LES Operator shall bear its own costs of participation.

2.2           The Company shall convene meetings of the Group biannually in order to consider space segment planning, resource allocation and amendments to the LES Technical Criteria and Operating Procedures.  In addition, the Company shall convene meetings as often as it deems necessary, in consultation with LES Operators, or if requested to do so by a minimum of two (2) LES Operators, and shall provide notice of at least two (2) weeks, together with an agenda for the meeting, unless shorter notice is necessary to meet urgent operational needs.

2.3           The Meeting shall be opened by a senior officer of the Company, who shall propose a Chairman for the Meeting.  The nominee or nominees for Chairman may be a senior officer of the Company or of an LES Operator.  The appointment of the Chairman shall be subject to approval by the Company and the LES Operators present at the Meeting.

3              STANDARD CONSULTATION PROCEDURE

3.1           The Company may present a proposal for consideration by the Group relating to changes to the LES Technical Criteria and Operating Procedures, the restriction or withdrawal of a Service or space segment planning and resource allocation. The proposal must be in writing and should include a clear summary of the decision to be taken together with the technical, operational and commercial consequences.  Where the proposal relates to a change to the LES Technical Criteria and Operating Procedures, it shall be submitted in accordance with Clause 20.3 of the LESO Agreement

3.2           In relation to a change to the LES Technical Criteria and Operating Procedures that would be subject to the provisions of Clause 20.4 of the LESO Agreement, the Group may vote on proposals in accordance with Clause 20.4.

3.3           In relation to a change to the LES Technical Criteria and Operating Procedures to which Clause 20.4 would not apply, the Company shall act in accordance with the provisions of Clauses 20.5 and 20.6.

3.4           In relation to space segment planning and resource allocation, the provisions of Clause 13(6) (c) of the LESO Agreement shall apply.

4              URGENT CONSULTATION PROCEDURE

4.1           Notwithstanding the Standard Consultation Procedure, the Company may adopt any change or addition to the LES Technical and Operational Procedures or may implement any space segment planning and resource allocation solution without prior consultation with the LESO when the Company reasonably determines that an Urgent Operational Case has arisen, as provided for in the LESO Agreement Clause 20.6 and Clause13.6 (c).

There may be cases, which do not constitute an Urgent Operational Case, but where action is needed on a more urgent basis than biannually.  In such a case the following procedure will be followed prior to any change being made.

(a)           the Company will document the issue and distribute to the LESO points of contact proposing an approach considered acceptable to all.

(b)           the Company shall convene a meeting of the Network Planning Consultative Group as soon as is reasonably practicable to

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discuss the above, or solicit responses to the proposal, stipulating the required response time according to the urgency of the issue considered.

(c)           the Company will take into full consideration the views expressed by respondents, subject to which, Clause 13.6(c), or Clause 20 of the LESO Agreement shall apply as appropriate.

In all cases the process will always be carried out in a transparent way and a detailed written rationale will be made available to all LESOs, explaining in detail the process used and the factors taken into account in reaching a decision.

5.             SCOPE OF PROCEDURES

The main purpose of a Group Meeting is (i) to consider the LES Operators’ views in relation to the restriction or withdrawal of a Service (Clause 2.15) and (ii) to discuss the technical and financial consequences of proposed changes or additions to the LES Technical Criteria and Operating Procedures (Clause 20) and (iii) to consider the LES Operators’ views in relation to the space segment planning and resource allocation.  There will be no exchange of information between the LES Operators, as well as with the Company concerning their end-user prices, commercial policies, available capacities and investments.  For the avoidance of doubt, there is no intention for Group Meetings to be used as a mechanism to coordinate commercial behaviour

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LES Operator Agreement

ANNEX L

SATELLITE CHARACTERISTICS

(Clause 13.2 of this Agreement refers)

Satellite	Second Generation	Third Generation		Fourth Generation **
L-band Transponder:
• Receive passband (MHz) *	1626.5 - 1649.5	1626.5 - 1660.5		1626.5 - 1660.5
• G/T (edge of coverage):
• global beam (dBK)	-10	-7.5		-8.1
• spot beam (dBK)	—	-2.5		0.9
• narrow spot beam (dBK)	—	-2.5		7.4
• Transmit passband (MHz) *	1530 - 1548	1525 - 1559		1525 - 1559
• EIRP (edge of coverage):
• all power in global beam (dBW)	39	44		46.4
• all power in spot beam (dBW)	—	49		58.2
• all power in narrow spot beam (dBW)	—	49		67.1
C-band Transponder :
• Receive passband (MHz) *	3600 - 3623	3599 - 3629		3550 – 3700
• G/T (edge of coverage, dBK)	-13.0	-13.0		-10.0 / -13.0
• Transmit passband (MHz) *	6425 - 6443	6424 - 6454		6425 – 6575
• EIRP (edge of coverage, dBW)	24.0	27.0 (per polarisation	)	31.0 (per polarisation

* bandwidths actually used are subject to frequency coordination constraints

** Critical Design Review (CDR) figures

LES Operator Agreement

ANNEX M

LES TECHNICAL PERFORMANCE OBJECTIVES

(Clause 8.1 of this Agreement refers)

The LESO shall use reasonable endeavours to comply with the following LES technical performance objectives:

1              LES AVAILABILITY

1.1           For each Service offered by the LESO over any period of twelve (12) consecutive months the minimum performance availability level of the LES shall be as follows:

•      99.7% during the first year of commercial operation;

•      99.9% during subsequent years of commercial operation.

1.2           For each Service offered by the LESO, the target performance availability level shall be 99.95% over any consecutive period of six (6) months.

2              LES GRADE OF SERVICE (GOS)

The LESO shall take appropriate measures to ensure that he can process traffic offered to his LESs, such that the GOS (defined as the number of calls congested due to lack of LES capacity, relative to the number of successful calls in any hour) does not exceed 4% on a regular basis.

3              DEFINITIONS

3.1           Bouncing Busy Hour (BBH) is the average of the 3 highest busy hours of traffic in 3 days in a month.  The busy hour is the continuous 1-hour period lying wholly in the time interval concerned for which the traffic or number of call attempts is greatest.

3.2           The Company will develop a fixed reporting format, in consultation with LESOs, with unambiguous definitions for each performance level.

LES Operator Agreement

ANNEX N

NETWORK PERFORMANCE OBJECTIVES

(Clause 13.2 of this Agreement refers)

The Company shall use its reasonable endeavours to achieve the following network performance objectives, including the Satellites:

1              SATELLITE AVAILABILITY

1.1           The minimum performance level for satellite availability shall be 99.9% per annum.

1.2           The target performance level for satellite availability shall be 99.99% per annum.

2              SATELLITE CAPACITY GRADE OF SERVICE (GOS)

2.1           The Company will manage the satellite capacity grade of service to deliver, so far as is possible, a commercially acceptable level of congestion, using the following process:

a)             Every day a congestion percentage will be derived for each hour of the previous day and for each separately accountable combination of Satellite, beam and Service. The congestion percentage will be the number of Satellite congestion reports, with redialling removed, divided by the number of successful calls.

b)            Any hour in which any congestion percentage exceeds 4% will trigger a further investigation for the Satellite, beam and Service concerned.

c)             The further investigation will consider whether other hours on the same day are similarly showing congestion and/or whether there has been similar congestion, at a static or an increasing level, on previous days.

d)            If the further investigation leads to the conclusion that additional capacity should be provided, changes will be made to the frequency plans, as far as is possible, to add that capacity.

e)             In cases of conflict, where to relieve congestion in one area would increase it elsewhere, the following guidelines will be applied:

(i)            The Company will use all reasonable endeavours to apply equitable criteria for the allocation of resources between Services and other services that may be carried over the

Company’s Space Segment.  An expanded constellation and service portfolio will require flexibility in the management of the space segment resources and it is recognised that potential conflicts between continuity of Services, Leases, R-BGAN, BGAN and the evolving commercial priorities of the business must be taken into account.

(ii)           If, for any reason, including but not limited to changing traffic patterns, spectrum and/or power availability or Satellite failure, the Company is unable to provide an acceptable grade of service for Services and all other services, Inmarsat will conduct a consultation process with all interested parties following the procedure described in Annex K section 3.1 or Section 4.1.  to seek an approach in relation to the management of the Space Segment that will be generally acceptable to all interested parties.

(iii)          If the consultation fails to produce agreement on an agreed course of action, from Inmarsat and from all interested parties attending who between them provide fifty one (51%) of the Company’s total revenues derived from all services in the twelve (12) months immediately preceding the date of the meeting, the Company will establish revised criteria for the allocation of resource taking into account the following:

•      Distress and Safety Obligations

•      Provision of a similar grade of service for all impacted services, to the extent technically and practically feasible

•      Commercial, business, economic and strategic impacts of the decision

•      Optimisation of all parties’ revenues (including LESOs and partners in relation to other services)

•      the Company’s strategic plan

•      Long Term efficient use of resources

•      Views expressed by participants in the consultation process.

The prioritisation of the above principles will have to be decided according to the specific situation. However, given no overriding considerations, space segment capacity shall be based on maintaining priority for distress and safety communications followed by humanitarian and operational communications.

In all cases the process will always be carried out in a transparent way and a detailed written rationale will be made available to all LESOs, explaining in detail the process used and the factors taken into account in reaching a decision.

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3              NETWORK AVAILABILITY

3.1           The minimum performance level for network availability shall be 99.9% over any time period, with a minimum of 3 months.

3.2           The target performance level for network availability shall be 99.96% over any time period, with a minimum of 3 months.

4              DEFINITIONS

4.1           Network Availability is determined by factors affecting the Company’s operations infrastructure including network coordination station (NCS) equipment, NCS site conditions (weather, interference, etc.), NCS back-up provisions, automatic frequency compensation (AFC) equipment, AFC site conditions, AFC back-up provisions.

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LES Operator Agreement

ANNEX Q

POINTS OF SERVICE ACTIVATION CRITERIA

(Clause 5 of this Agreement refers)

In accordance with Clause 5.2 of the Agreement, the Company shall impose on every Point of Service Activation (PSA), as a condition of the PSA’s initial appointment or continued status as a PSA, the following criteria (collectively the “PSA Criteria”):

(A)          The PSA shall comply with all national laws and regulations applicable to it and shall ensure that each end-user that commissions its mobile earth station through the PSA (the “MES Owner/Operator”) certifies to the PSA that it complies with applicable national laws and regulations.

(B)           The PSA shall ensure that, as a condition of commissioning a mobile earth station, the MES Owner/Operator has signed the Company’s Terms and Conditions for the Utilisation of the Inmarsat Space Segment, which shall include, inter alia, the following:

(i)            waivers of financial liability of the Company and the LESO and other LES Operators for claims arising from unavailability, degradation or failure of the Space Segment, any land earth station or any other telecommunications failure;

(ii)           an explicit acknowledgment that the personal and corporate details of the MES Owner/Operator may be disclosed to the LESO for the purpose of debt collection in the event that the LESO is unable to collect an outstanding debt from the Accounting Authority or other responsible billing entity identified in the MES Owner/Operator’s commissioning application; and

(iii)          a requirement that the MES Owner/Operator to notify the PSA immediately in the event of any changes in the particulars of the MES Owner/Operator, including but not limited to, billing details, relationship with an AA or ISP, equipment and service details, and contact person for distress and safety purposes, failing which the MES Owner/Operator’s service may be terminated without notice.

(C)           The PSA shall strictly adhere to the procedures for registration, activation, deactivation and barring as defined in the Company’s Service Activation Manual, as amended from time to time.

(D)          The PSA shall not submit an application to activate a mobile earth station to the Company unless and until the PSA has undertaken reasonable steps to confirm as correct the MES Owner/Operator details, such as name, address and contact details, that are set forth on each MES Owner/Operator’s service activation application; and the Company shall not activate an MES Owner/Operator unless the Company has received acknowledgment by the PSA that it has undertaken reasonable steps to confirm such information to be correct.

(E)           The PSA shall maintain the integrity of the database by informing the Company, through ESAS or otherwise, within one (1) Business Day after obtaining notification of the changes from the MES Owner/Operator and ensuring that the changes have been verified to be correct.

(F)           The PSA shall not submit an application to activate a mobile earth station to the Company unless the PSA obtains written verification that each MES Owner/Operator has appointed a valid AA, ISP or other entity that has been approved by the Company;  that the named AA, ISP or approved entity has acknowledged in writing that it accepts the financial responsibility for settling traffic accounts for the mobile earth station(s) set forth in the MES Owner/Operator’s service application and acknowledges that the Company will provide the personal or corporate details of the MES Owner/Operator to the LESO or other LES Operator for debt collection purposes in the event that the LESO or other LES Operator is not paid by the AA, ISP or other approved entity in question for a period of more than thirty (30) days beyond the date on which such payment should be rendered under applicable regulations.

(G)           The PSA should ensure that when an MES Owner/Operator discontinues the Account with an AA or an ISP,  the Owner/Operator shall immediately provide a replacement AA or ISP otherwise the MES shall be deactivated by the PSA.

(H)          The PSA shall maintain and secure the pool of IMNs as provided by the Company and shall not issue an IMN to an MES Owner/Operator until the MES Owner/Operator has signed the Inmarsat Terms and Conditions for Utilization of Space Segment and its service application has been approved.

(I)            The PSA shall not approve the application of an MES Owner/Operator until it has completed all of the procedures required by paragraphs (A)-(H) above, failing which the PSA shall accept financial responsibility to the LESO for any end-user whose end-user charges are uncollectible due to the failure of the PSA to implement the procedures (A) - (H) required herein with respect to such end-user.  The PSA shall transmit the service activation information to the Company without delay following the approval of an application.

(J)            The PSA shall transmit service activation information, including verification of the items required to be verified hereunder (e.g., verification of an existing relationship with a valid AA or ISP, etc.), by using electronic means such as Electronic Service Activation System (ESAS) or by any other system provided that the information transmitted follows the format defined by the Company.

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(K)          The PSA shall immediately notify the Company of any proven or suspected case of fraudulent use of the Inmarsat system, and of any MES reported stolen from, or lost by, its owner.

(L)           The PSA shall release, on a confidential basis, to the appropriate authorities, such commercial and operational data as may be relevant to the investigation of any case of fraudulent use of the Inmarsat system, and of cases involving a stolen MES.

(M)         The PSA shall implement all agreed operational procedures relevant to the management and monitoring of fraud, including the implementation of specific recommendations and measures, as maybe introduced or amended by the Company from time to time.

(N)          The PSA shall acknowledge that the Company may distribute operational information including, but not limited to, the IMNs, terminal/SIM model, services, serial number, billing data, to the LESO or other LES Operators, MES Manufacturers and Rescue Coordination Centres.

(O)          The PSA shall ensure that when an MES is installed on a ship or aircraft, or when it is being used on land in remote areas, where no other means of communication are available, that it shall not conduct a deactivation of the MES unless the Owner/Operator has been notified in accordance with the procedure set out in Annex A.

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LES Operator Agreement

ANNEX R

TECHNOLOGICAL FRAUD PREVENTION PROCEDURES

(Clause 6 of this Agreement refers)

1              General Requirements

1.1           The LESO shall submit (and provide updates when necessary) to the Company the name(s) and contact numbers of at least two persons who are authorised by the LESO to:

(i)            receive from the Company notification and information on fraud and suspected fraud;

(ii)           act on the information received;

(iii)          bar/unbar, and activate/deactivate the automatic blocking function in the Company Terminal Finger Printing System (TFPS);

(iv)          provide additional information that may be used in the investigation of fraud to the Company such as the ‘called’ numbers, etc.;

(v)           provide substantiating proof to the Company that the fraud has been committed; and

(vi)          keep the Company informed of any changes in the LESO-contact details.

1.2           The Company shall provide the notification of information on fraud to the LESO primarily by telephone or fax, with confirmation through electronic means, such as the Electronic Service Activation System (ESAS).  If the information was initially provided by telephone and was subsequently sent by fax or through electronic means, the effective date of the message shall be the date when the fax or electronic message was sent out.

2              The LESO shall:

2.1           notify the Company immediately of any proven or suspected case of fraudulent use of the Company system;

2.2           release to the appropriate authorities, on a confidential basis and subject to national law, all commercial and operational data relevant to the investigation of any case of fraudulent use of the system.

2.3           implement all agreed operational procedures relevant to the management and monitoring of fraud, including the implementation of specific recommendations and measures, as maybe amended from time to time in accordance with Clause 16.

2.4           implement appropriate and commercially reasonable security measures that will limit access to the physical and logical location of the system IDs and other related service activation information.

2.5           immediately notify the Company of any breach of security and provide details of any sensitive data which may have been compromised.

2.6           initiate investigations and respond within 24 hours after the information has been provided by the Company on suspected occurrence of fraud, or reports of changes in behavioural patterns, and keep the Company informed of the progress of those investigations.

2.7           assist the Company in a timely manner in investigating fraud committed against the network which may include:

(i)            calling the owner or operator of the MES to verify the call, and/or

(ii)           providing information such as called numbers, country of destination (where release of such information is permitted) and other relevant information that may facilitate the resolution of fraud,

(iii)          facilitating where practical and permissible the use of LES resources in order to monitor fraudulent activities.

2.8           following on from 2.7(i), where permissible under the applicable national law and regulation, provide the following information to the Company if the MES owner verified the call to be invalid or fraudulent, that is, made by another MES:

•    called number

•    country of destination of the call

•    other information that could help the Company in helping the LESO to identify the Clone.

2.9           ensure that contracted ISPs comply with the technological fraud prevention procedures as defined in this document.

2.10         implement all the provisions for preventing technological fraud as provided in the LES Technical Criteria and Operating Procedures.

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2.11         take commercially reasonable steps to develop and operate any fraud prevention measures and monitoring tools that would include identifying and monitoring calls to a ‘hot’ number, i.e. destination number that is used for fraud, and if commercially reasonable to do so, to automatically block calls to this number.

2.12         cooperate with the Company to develop additional, cost-effective technological fraud prevention procedures in the future.

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LES Operator Agreement

ANNEX S

INMARSAT MARKS

(CLAUSE 18.2)

Annex T

TRADE MARK LICENCE AGREEMENT

Inmarsat Limited

and

[LESO]

TRADE MARK LICENCE AGREEMENT

This Agreement is made on this                  day of February 2004.

Between

(1)           Inmarsat Limited, a company incorporated under the laws of England and Wales, with registered company number 3675885 whose registered office at headquarters is 99 City Road, London EC1Y 1AX (“the Licensor”); and

(2)           [Name of LESO] with its [registered office]/ [place of business] at [address] (“the Licensee”).

Whereas

A.           The International Mobile Satellite Organization (“the Organization”), an international organization established by the Convention on the International Maritime Satellite Organization, is the registered proprietor of the trade mark INMARSAT and has granted to the Licensor a licence to use the trade mark, together with the right to appoint sub-licensees of the trade mark.

B.            The Organization has sought and obtained protection for the trade mark INMARSAT in 1981 and 1998 pursuant to Article 6ter of the Paris Convention for the Protection of Industrial Property, as revised at Lisbon on 31st October 1958 and at Stockholm on 14 July 1967 (the “Paris Convention”).

C.            Inmarsat (IP) Company Limited is the proprietor of the trade mark Inmarsat LOGO, as well as other key trade marks used by the Licensor (collectively, “the Inmarsat Marks”) and has granted to the Licensor a licence to use the Inmarsat LOGO and the Inmarsat Marks, together with the right to appoint sub-licensees of these trade marks.

D.            The Licensor and the Licensee entered into an agreement for the provision of telecommunication services by the Licensee via the Space Segment on 15 April 1999 (“the LESO Agreement”) pursuant to which the Licensor granted a licence to the Licensee to use the Inmarsat Marks (as therein defined) and procured from the Organization authorisation for the use of the trade mark INMARSAT pursuant to the Paris Convention.

E.            The Initial Term of the LESO Agreement expires on 14 April 2004.  The Parties wish to enter into an Extended Term to commence on 15 April 2004 and the Licensor wishes to grant a further licence to the Licensee to use INMARSAT, the Inmarsat LOGO and the other Inmarsat Marks accordingly, pursuant to the terms set out in this Agreement.

The Parties Hereby Agree as Follows:

1.             Definitions and interpretations

1.1           In this Agreement, the following expressions shall have the respective meanings assigned to them:

“Affiliate” means an “affiliate” of, or a Person “affiliated” with, a specified Person, and is a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.  For purposes of the foregoing, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract.

“Extended Term” means the same as Extended Term in the LESO Agreement.

“Initial Term” means the same as Initial Term in the LESO Agreement.

“INMARSAT” shall mean the trade mark owned by the Organization and licensed to the Licensor whose registration details are contained in Annex 1, together with the applications for registration that have been made by the Organization (from time to time amended by the Licensor) and the rights in the trade mark as yet unregistered or applied for.

“Inmarsat LOGO” shall mean the trade mark owned by Inmarsat (IP) Company Limited and licensed to the Licensor whose registration details are contained in Annex 2, together with the applications for registration that have been made by Inmarsat (IP) Company Limited (from time to time amended by the Licensor) and the rights in the trade mark as yet unregistered or applied for.

“Inmarsat Marks” shall mean the trade marks owned by Inmarsat (IP) Company Limited and licensed to the Licensor whose registration details are contained in Annex 3, together with the applications for registration that have been made by Inmarsat (IP) Company Limited (from time to time amended by the Licensor) and the rights in those trade marks as yet unregistered or applied for.

“Trade Marks” shall mean collectively the trade marks INMARSAT, the Inmarsat LOGO and the Inmarsat Marks whose registration details are listed in Annexes 1, 2 & 3 (as from time to time amended by the Licensor) together with all other trade marks as yet unregistered or applied for that the Licensor has been authorised by the Organisation or licensed by Inmarsat (IP) Company Limited to use and sub-licence to third parties.

“Reseller” means the same as Reseller in the LESO Agreement.

“Services” means the same as Services in the LESO Agreement.

“Space Segment” means the same as Space Segment in the LESO Agreement.

“Territory” means collectively, the Registered and Unregistered Territory(s) for the Trade Marks.

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“Registered Territory” means the countries specified in Annexes 4.1(a), 4.2(a), 4.3(a) and 4.4 (a) (as from time to time amended by the Licensor) to this Agreement in relation to the Trade Marks.

“Unregistered Territory” means the countries specified in Annexes 4.1(b), 4.2(b), 4.3(b) and 4.4(b) (as from time to time amended by the Licensor) to this Agreement in relation to the Trade Marks.

“Year” means each period of twelve (12) calendar months commencing on the date of this Agreement or any anniversary of the date of this Agreement.

1.2           The headings in this Agreement are for ease of reference only and shall not affect its construction.

1.3           In this Agreement, if the context so requires, references to the singular shall include the plural and vice versa.

1.4           Unless otherwise stated, a reference to a recital, clause (or sub-clause) or an Annex is a reference to a recital, clause (or sub-clause) of this Agreement or an Annex to this Agreement.

1.5           Any reference to a “person” includes a natural person, firm, partnership, company, corporation, association, organisation, government, state, foundation and trust (in each case whether or not having a separate legal personality).

2.             Licence and Paris Convention Authorisation

2.1           Subject to Clause 2.2 below, in consideration of the premises hereinafter contained, the LESO Agreement, and other valuable consideration, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts, a non-exclusive licence on a royalty-free basis to use the Trade Marks  (in accordance with the Licensor’s directions) on or in relation to the Services for the promotion, distribution and sale of the same in the Territory on the terms and conditions set out in this Agreement and for no other purpose, as from the Commencement Date of the extension of the LESO Agreement.

2.2           As a precondition to the Licensor authorising the Licensee to use the trade mark INMARSAT for the purposes of the Paris Convention on behalf of the Organization, the Licensee shall promptly (and in any event, within 7 days of the date hereof) execute and deliver to the Licensor as agent for the Organization a side letter in substantially the form set out in Annex 5 (the “Side Letter”).  The Licensee shall not be deemed to be authorised by the Licensor to use the trade mark INMARSAT as one of the Trade Marks for the purposes of the Paris Convention, and the licence granted pursuant to Clause 2.1 above shall not be effective in so far as it relates to the trade mark INMARSAT as one of the Trade Marks, until the Side Letter has been received by the Licensor.

2.3           On request of the Licensee, the Licensor will grant to the Licensee’s Resellers licenses of the Trade Marks on terms substantially the same as the terms of this Agreement.

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3.             Use of the Trade Marks

3.1           Any use by the Licensee of the Trade Marks shall be in the form stipulated by the Licensor and the Licensee shall observe the directions given by the Licensor as to colours used and size of the Trade Marks and their manner, disposition and presentation in respect of the Services and any accompanying materials.

3.2           Whenever the Trade Marks are used by the Licensee, it shall, if requested to do so by the Licensor, attach to the Trade Marks wording to show that they are registered trade marks used by the Licensee with the permission of the Licensor.

3.3           The use of the Trade Marks by the Licensee shall at all times be in keeping with and seek to maintain their distinctiveness and reputation as determined by the Licensor, and the Licensee shall forthwith cease any use which is not consistent therewith as the Licensor may require.  In particular, the Licensee shall not use the Trade Marks in any way that would tend to allow them to become generic, lose their distinctiveness, become liable to mislead the public, or be materially detrimental to or inconsistent with the good name, goodwill and image of the Licensor or the Organization.

3.4           The Licensee acknowledges and agrees that the exercise of the licence granted under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory.  The Licensee further understands and agrees that it shall at all times be solely liable and responsible for compliance with all applicable laws, enactments, regulations and other similar instruments in the Territory with respect to advertising and promotion which make use of the Trade Marks or any of them.  For the avoidance of doubt, nothing in this clause imposes any liability or responsibility on the Licensee for infringement of third party intellectual property rights in the Territory resulting from the use of the Trade Marks in accordance with the terms of this Agreement unless, pursuant to Clause 8.6, the Licensee had prior knowledge of the existence of such rights.

3.5           The Licensee shall, upon the Licensor’s request from time to time, provide such assistance and information as the Licensor shall require in order to enable it to audit the use made of the Trade Marks to enable it to enforce its rights to maintain quality control hereunder and, in relation to the trade mark INMARSAT, to enable it to enforce those obligations contained in the Side Letter as agent for the Organization.

3.6           The Licensor shall make available to the Licensee all information and supply all materials, including the System Definition Manuals (SDMs), which are reasonably necessary to enable the Licensee to meet the Licensor’s standards and specifications.

3.7           Nothing in this Agreement shall entitle the Licensee to use the Trade Marks as part of any corporate business or trading name or style of the Licensee or to adopt the Trade Marks as domain names.

3.8           No goodwill shall be deemed to pass to the Licensee from its use of the Trade Marks.

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3.9           It shall be a condition of this Agreement that the Licensee shall at all times observe the relevant provisions of the LESO Agreement, in particular but without limitation, Clause 2.6 thereof relating to the Licensee’s provision of Services, and Clause 8.1 thereof relating to the Licensee using reasonable endeavours to comply with the minimum LES Technical Performance Objectives annexed to that Agreement.

4.             Advertising and Promotion

The Licensee may use the Trademarks in the promotion and sale of the Services (including the company brochures, literature, advertising/promotional materials, stationery and use on websites).  The Licensor shall have the right to approve all materials on which the Trademarks appear in order to ensure the proper use of the Trademarks, which approval shall not be unreasonably withheld.  One sample of each form used by the Licensee of advertising and promotional materials containing the Trademarks shall be furnished to the Licensor on a pre-approval basis.  The Licensee specifically undertakes to amend within 30 days and to the satisfaction of the Licensor, any such materials that are not approved by the Licensor should use of the Trademarks not conform to proper use standards required under the trade mark laws of any of the countries comprising the Territory, or to protect the validity of the Trademarks.

5.             Ownership of the Trade Marks

5.1           The Licensee acknowledges that the Trade Marks and the goodwill associated therein are the exclusive property of Inmarsat (IP) Company Limited and the Organization and are licensed to the Licensor.

5.2           The Licensee further acknowledges that all use by the Licensee of the Trade Marks and all rights and goodwill attaching to or arising out of such use, will inure to the benefit of the Licensor, Inmarsat (IP) Company Limited and/or the Organization.  The Licensee shall at any time, at the request and expense of the Licensor, whether during or after the term of this Agreement, execute such assignments, assurances or other documents as shall be reasonably required by the Licensor, Inmarsat (IP) Company Limited or the Organization to give effect to the provisions of this paragraph.

5.3           The Licensee will not make any representation or do any act which indicates that it has title to or ownership of the Trade Marks, or claim any rights in or to the Trade Marks, except as authorised by the terms of this Agreement.  In particular, but without limitation, the Licensee shall not represent its use of the Trade Marks as indicating or holding out that a legal partnership arrangement exists between the Licensor, Inmarsat (IP) Company Limited or the Organization and the Licensee or that any other relationship exists between the parties other than that of licensor and licensee (or sub-licensee, as appropriate).

5.4           The Licensee shall, subject to the payment by the Licensor of any reasonable expenses incurred thereby, render assistance to the Licensor, if required, in maintaining registered trade mark protection for the Trade Marks and for the purpose of enabling Inmarsat (IP) Company Limited and the Organization to register in the Territory any or all of the Trade Marks and for the purpose of applying for the same on behalf of Inmarsat (IP) Company Limited or the Organisation.  Such assistance shall include, but not be limited to,

6

providing to the Licensor such details of the Licensee’s use of the Trade Marks as the Licensor may require together with, at the request and reasonable expense of the Licensor, the execution of all documents that may be reasonably required to give effect to the provisions of this paragraph.

5.5           For the purposes of enabling the Licensor, Inmarsat (IP) Company Limited or the Organization to register any new or amended trade marks the Licensee shall enter into the form of amendment letter as set out in Annex 6, and at the request and expense of the Licensor do all acts and execute all documents that may reasonably be required by the Licensor to give effect to this clause.

5.6           The Licensor shall make available to the Licensee, on reasonable notice, during office hours, copies of the current Annexes as shall apply from time to time.

6.             Infringement

6.1           If the Licensee becomes aware of any actual or suspected infringement of the Trade Marks or any other unauthorised use of the Trade Marks in the Territory by a third party it shall immediately inform the Licensor in writing, giving full particulars of the actual or suspected infringement or unauthorised use.

6.2           The Licensor, at its sole discretion, shall take whatever action it considers necessary in relation to any actual or suspected infringement or unauthorised use.  If the Licensor decides to take action of any kind, the Licensor shall have sole control of the conduct of such action.  The Licensor shall bear the entire costs and expense associated with the conduct of any such action, and any recovery or compensation that may be awarded as a result of such action, including but not limited to any settlement that may be reached, shall belong to the Licensor.

6.3           The Licensee, if called upon in writing by the Licensor, shall cooperate fully with the Licensor at the Licensor’s sole expense, in the conduct of such action.  Such cooperation shall not entitle the Licensee to any claim for recovery or compensation in respect thereof and all such recovery or compensation shall belong solely to the Licensor as stated in Clause 6.2 above.

7.             Infringement Action Against the Licensee

7.1           The Licensee acknowledges that the Licensor has not registered the Trade Marks in the Unregistered Territory and has not undertaken searches in respect of each trade mark constituting the Trade Marks to establish whether any party has registered or makes use of the same in the Unregistered Territory.

7.2           If the Licensee is or becomes aware of any registered or unregistered trade marks in the Unregistered Territory at the commencement of, or during, the term of this Agreement that conflict with the Trade Marks, the Licensee shall promptly notify the Licensor in writing of such trade mark(s).

7

7.3           If legal action is commenced or threatened against the Licensee as a result of its authorised use of the Trade Marks, the Licensee shall also promptly notify the Licensor in writing.

7.4           Upon receipt of written notice of any legal action related to any claim, suit or demand made against the Licensee for its use of the Trade Marks in the Territory in accordance with the terms of this Agreement, the Licensor, at its sole discretion and expense, shall take whatever steps it deems necessary to protect and defend the Licensee against such claim, suit or demand or address the claim of the third party in accordance with Clause 7.5 below.  The Licensee shall have no authority to settle or compromise any such claim and the Licensor shall enjoy any recovery or settlement awarded or otherwise received in respect of such claim.  The Licensor shall have the authority to settle or compromise any such claim provided, however, that the consent of the Licensee shall be required if any settlement or compromise provides for non-monetary relief against the Licensee.  For the avoidance of doubt, the Licensor shall be solely liable for any monetary damages resulting from or arising out of any claim, suit or demand made against the Licensee for its use of the Trade Marks in the Territory in accordance with the terms of this Agreement where the Licensee is required under the terms of the LESO Agreement and/or the Commercial Framework Agreement to use the Trade Marks in connection with the Services and/or the Inmarsat Services, as the case may be, provided that the Licensor has received notice of such claim from the Licensee.

7.5           Where a claim is made for an alleged infringement arising from use of the Trade Marks in an Unregistered Territory, the Licensor shall use all reasonable endeavours to negotiate a licence or other agreement with the claimant to resolve the alleged infringement if necessary.  The Licensee acknowledges that if the Licensor is unable to negotiate a licence or to resolve the alleged infringement, the Licensee may be required to cease use of the Trade Marks in the Unregistered Territory.  Where, in order for the Licensee to continue using the Trade Marks, a licence fee is levied by a third party in settlement of any alleged infringement, the Licensee may elect to either pay such licence fee or to cease to use the marks in the relevant Unregistered Territory.

8.             Disclaimers and Warranties

8.1           Whilst the Licensee acknowledges and agrees that nothing in this Agreement implies that any trade mark applications listed in Annexes 1, 2 or 3 shall proceed to grant or that any registrations listed in those Annexes shall be valid, the Licensor represents and warrants that the said trade marks are registered in the countries listed.

8.2           The Licensor makes no representation or warranty with respect to the use of the Trade Marks in relation to the Services and disclaims to the fullest extent permitted by law all liabilities that may arise from any Services rendered using the Trade Marks.

8.3           The Licensor makes no representation or warranty with respect to the existence of possible third party rights in the Trade Marks or similar marks in the Territory.  The Licensor makes no representation or warranty that the use of the Trade Marks by the Licensee in the Territory shall not infringe the rights of any third party.

8

8.4           The Licensee warrants that it will use the Trade Marks only as authorised under this Agreement, and that it will comply with and follow all appropriate laws, regulations, guidelines, rules and practices, (including the standards of any appropriate professional association) in the Territory with respect to its use of the Trade Marks in relation to the Services.

8.5           The Licensee shall indemnify and keep indemnified the Licensor, the Organization and their Affiliates, assigns and successors, against any and all claims (whether threatened or actual), losses, damages, liabilities, costs, penalties, fines and expenses (including without limitation legal expenses) resulting from or arising out of the performance or non-performance by the Licensee of this Agreement, or resulting from any claim by any third party (including any governmental authority) relating to the distribution, sale, advertising or use of the Services provided using the Trade Marks.

8.6           The Licensor shall indemnify and keep indemnified the Licensee, and its Affiliates, assigns and successors, against any and all claims (whether threatened or actual), losses, damages, liabilities, costs, penalties, fines and expenses (including without limitation legal expenses) resulting from or arising out of the performance or non-performance by the Licensor of this Agreement, provided always that the indemnity under this Clause 8.6 shall not apply to the extent that the Licensee has actual knowledge that its use of the Trade Marks violates the trade mark rights of another person or infringes any other third party rights in the Unregistered Territories.

9.             Term and Termination

9.1           This Agreement shall commence on the commencement of the Extended Term and shall continue in force until termination or expiration of the LESO Agreement in accordance with the terms thereof, unless earlier terminated in accordance with Clause 9.2 below.

9.2           Either party may terminate this Agreement without prejudice to any of its other remedies under this Agreement forthwith by notice in writing to the other if:

(a)           the other party is in material breach of the terms of this Agreement, and has not remedied the breach within one (1) month of having been given notice in writing specifying the breach; or

(b)           the other party becomes insolvent or is unable to pay its debts in the ordinary course of business;

9.3           The Licensor may terminate this Agreement without prejudice to any of its other remedies under this Agreement forthwith by notice in writing to the Licensee if:

(a)           the Licensee takes any action that would or might invalidate or put into dispute the Licensor’s, Inmarsat (IP) Company Limited’s or the Organization’s (as the case may be) title in the Trade Marks or any of them, or assists any other person directly or indirectly in any such action;

(b)           the Licensee takes any action that would or might invalidate any registration of the Trade Marks or any of them, or assists any other person directly or indirectly in any such action; or

9

(c)           the Licensee takes any action that would or might support an application to remove any of the Trade Marks from the registers of the Registered Territory or elsewhere, or assists any other person directly or indirectly in any such action.

9.4           Upon the expiry or termination of this Agreement, for whatever reason, the Licensee shall:

(a)           immediately cease its use of the Trade Marks, and shall have no further right to use the Trade Marks, except as otherwise specified under this Clause.  The Licensee shall dispose of all promotional and other materials bearing or relating to the Trade Marks in accordance with the Licensor’s instructions;

(b)           execute all documents necessary for cancellation of the Licensee as a registered user or registered licensee and refrain from engaging in any act that would lead a person to think that the Licensee is still associated or connected with the Licensor.

10.          Assignment

The Licensee may not assign any of its rights or delegate any of its duties under this Agreement to any third party without the prior written consent of the Licensor.

11.          Force Majeure

Neither party shall be liable for delay in performance or failure to perform in whole or in part any term of this Agreement due to strike, labour dispute, acts of war, labour shortage, riot or civil commotion, acts of public enemy, fire, flood, act of God or other act beyond the control of such party provided that, if the period of default exceeds thirty (30) days, the other party may, at the expiry of that period, terminate this Agreement forthwith by notice in writing.

12.          Entire Agreement

This Agreement and its Annexes constitute the entire agreement between the parties and supersede any prior oral or written agreements between the parties.  Any modification of this Agreement shall be effective only if agreed in writing and signed by both parties.

13.          Waiver

No failure or delay to enforce any provision of this Agreement shall be construed as a waiver thereof or as a waiver of any other provision contained herein.

14.          Notices

14.1         Any notice or other document to be given under this Agreement shall be in writing and shall be deemed fully given:

10

(a)           if left at or sent by (i) first class post or airmail, or (ii) telex, or (iii) facsimile transmission or other means of telecommunication in permanent written form to the address shown on the face hereof or any other such address and/or number as either party may, by notice to the other, expressly substitute therefore; and

(b)           when in the ordinary course of the means of transmission, it would first be received by the addressee in normal business hours.

14.2         In proving the giving of a notice, it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and despatched or, as the case may be, electronically acknowledged.

15.          Severance

To the extent permitted by law, all provisions of this Agreement shall be severable and no provision shall be affected by the invalidity of any other provision.

16.          Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

17.          Governing Law and Jurisdiction

This Agreement shall be interpreted in all respects under English law.  The parties hereby submit to the exclusive jurisdiction of the English Courts for the determination of any question or dispute arising in connection with this Agreement.

11

In Witness Whereof, the parties hereto have caused their duly authorised representative to sign this Agreement on their behalf the day and year first above written.

Signed by Michael Butler		)
duly authorised for and		)
on behalf of		)
Inmarsat Limited		)

Signed by	[ ]	)
duly authorised for and		)
on behalf of		)
[ ]		)

12

ANNEX 1

INMARSAT (word)

(a)           Registered Trade Marks - INMARSAT (word)

Classes of goods/services	Country	Registration No.
9	Australia	A581426
38	Australia	A581427
9,38,42	Benelux	502367
9	Brazil	817314946
9,38	Canada	691585
9	China	1048447
38	China	1097556
9,38	European Community*	88781
9,38	France	1668587
9,38	Germany	2034731
26 (nat. class)	Japan	2610328
38	Japan	3052827
9,38	Norway	182478
9,38	Russia	154171
38	Singapore	4958/92
9	South Africa	96/4365
38	South Africa	96/4366
9	UK	1461263
38	UK	1461264
9,38	USA	1901480

*           Austria, Belgium, Denmark (except the Fare Islands and Greenland), Finland, France (including Monaco), Germany (except Busingen and the Isle of Heligoland), Greece, the Republic of Ireland, Italy (except the communes of Livigno and Campione d’Italia and the waters of Lake Lugano), Luxembourg, The Netherlands, Portugal (including the Azores and Madeira), Spain (including the Balearic Islands but excluding Ceuta and Melilla), Sweden, United Kingdom (and the Isle of Man).

13

(b)           Applications for Registration - INMARSAT (word)

Classes of goods/services	Country	Application No.
38	Brazil	817314997
9	Brazil	824595114
35	Brazil	824595076
38	Brazil	824595084
41	Brazil	824595092
42	Brazil	824595106
9,35,38,41,42	Canada	1140786
9	Egypt	155500
35	Egypt	155501
38	Egypt	155502
41	Egypt	155503
42	Egypt	155504
9,35,38,41,42	European Community	2801835
9	Hong Kong	2002/06960
35	Hong Kong	2002/06961
38	Hong Kong	2002/06962
41	Hong Kong	2002/06963
42	Hong Kong	2002/06964
9	India	579087
9,35,38,41,42	Japan	2002-40718
9,35,38,41,42	INTERNATIONAL*	TBA
9	Malaysia	2002-05766
35	Malaysia	2002-05768
38	Malaysia	2002-05767
41	Malaysia	2002-05769
42	Malaysia	2002-05770
9	Mexico	547974
35	Mexico	547971
38	Mexico	547972
41	Mexico	547970
42	Mexico	547973
35	New Zealand	657208
38	New Zealand	657209

14

Classes of goods/services	Country	Application No.
41	New Zealand	657210
42	New Zealand	657211
9	South Africa	2002/06644
35	South Africa	2002/06645
38	South Africa	2002/06646
41	South Africa	2002/06647
42	South Africa	2002/06648
9,35,38,41,42	South Korea	2002-1717
9	United Arab Emirates	49570
35	United Arab Emirates	49571
38	United Arab Emirates	49572
41	United Arab Emirates	49573
42	United Arab Emirates	49574
9	Singapore	4957/92
9,35,38,41,42	United Kingdom	2286263
9,35,38,41,42	United States	76/408571

*          Madrid Protocol application designating Australia, China, Cuba, Japan, Norway, Poland, Russian Federation, Singapore, Turkey and Ukraine.

15

ANNEX 2

Inmarsat LOGO

(a)           Registered Trade Marks – Inmarsat LOGO

None to date

(b)           Applications for Registration - Inmarsat LOGO

Classes of goods/services	Country	Application No.
9	Brazil	824691369
35	Brazil	824691377
38	Brazil	824691385
41	Brazil	824691393
42	(a) Brazil	824691407
9, 35, 38, 41, 42	Canada	1145904
9	Egypt	155562
35	Egypt	155563
38	Egypt	155564
41	Egypt	155565
42	Egypt	155566
9, 35, 38, 41, 42	European Community*	2801835
9	Hong Kong	2002 10356
35	Hong Kong	2002 10355
38	Hong Kong	2002 10354
41	Hong Kong	2002 10353
42	Hong Kong	2002 10352
9	India	25693
9, 35, 38, 41, 42	Japan	2002-57604

16

Classes of goods/services	Country	Application No.

9, 35, 38, 41, 42

INTERNATIONAL**

17.2

9	Malaysia	2002-08101
35	Malaysia	2002-08102
38	Malaysia	2002-08103
41	Malaysia	2002-08104
42	Malaysia	2002-08105
9	Mexico	555866
35	Mexico	555865
38	Mexico	555868
41	Mexico	555869
42	Mexico	555867
9	New Zealand	660218
35	New Zealand	660219
38	New Zealand	660220
41	New Zealand	660221
42	New Zealand	660222
9	South Africa	2002/09740
35	South Africa	2002/09741
38	South Africa	2002/09742
41	South Africa	2002/09743
42	South Africa	2002/09744
9, 35, 38, 41, 42	South Korea	2002-2344
9	United Arab Emirates	49562
35	United Arab Emirates	49563
38	United Arab Emirates	49564
41	United Arab Emirates	49565
42	United Arab Emirates	49566
9, 35, 38, 41, 42	United Kingdom	2290087
9, 35, 38, 41, 42	United States	76/429035

*          Austria, Belgium, Denmark (except the Fare Islands and Greenland), Finland, France (including Monaco), Germany (except Busingen and the Isle of Heligoland), Greece, the Republic of Ireland, Italy (except the communes of Livigno and Campione d’Italia and the waters of Lake Lugano), Luxembourg, The Netherlands, Portugal (including the Azores and Madeira), Spain (including the Balearic Islands but excluding Ceuta and Melilla), Sweden, United Kingdom (and the Isle of Man).

**        Madrid Protocol application designating Australia, China, Cuba, Norway, Poland, Russian Federation, Singapore, Turkey and Ukraine.

17

ANNEX 3

FLEET (logo)

(a)           Registered Trade Marks – FLEET (logo)

None to date

(b)           Applications for Registration – FLEET (logo)

Classes of goods/services	Country	Application No.
9	Brazil	824933370
35	Brazil	824933389
38	Brazil	824933397
41	Brazil	824933400
9, 35, 38, 41	Canada	1147693
9, 35, 38, 41	European Community*	2805935
9, 35, 38, 41	Japan	2002-77642
9, 35, 38, 41	International**	TBA
9	South Africa	2002/11417
35	South Africa	2002/11418
38	South Africa	2002/11419
41	South Africa	2002/11420
9, 35, 38, 41	South Korea	2002-0002598
9, 35, 38, 41	United Kingdom	2295118
9, 35, 38, 41	United States	76/445405

*          Austria, Belgium, Denmark (except the Fare Islands and Greenland), Finland, France (including Monaco), Germany (except Busingen and the Isle of Heligoland), Greece, the Republic of Ireland, Italy (except the communes of Livigno and Campione d’Italia and the waters of Lake Lugano), Luxembourg, The Netherlands, Portugal (including the Azores and Madeira), Spain (including the Balearic Islands but excluding Ceuta and Melilla), Sweden, United Kingdom (and the Isle of Man).

**        Madrid Protocol application designating Australia, China and Norway.

18

ANNEX 3

SWIFT 64 (word)

(a)           Registered Trade Marks – SWIFT 64 (word)

None to date

(b)           Applications for Registration – SWIFT 64 (word)

Classes of goods/services	Country	Application No.
9, 35, 38, 41	Australia	TBA
9	Brazil	824354923
35	Brazil	824354940
38	Brazil	824354931
41	(b) Brazil	824354958
9, 35, 38, 41	Canada	1130480
9, 35, 38, 41	European Community*	2571172
9, 35, 38, 41	Japan	2002-8655
9, 35, 38, 41	International**	785562
9	South Africa	TBA
35	South Africa	TBA
38	South Africa	TBA
41	South Africa	TBA
9, 35, 38, 41	South Korea	2002-579
9, 35, 38, 41	United Kingdom	2277632
9, 35, 38, 41	United States	76/367642

*          Austria, Belgium, Denmark (except the Fare Islands and Greenland), Finland, France (including Monaco), Germany (except Busingen and the Isle of Heligoland), Greece, the Republic of Ireland, Italy (except the communes of Livigno and Campione d’Italia and the waters of Lake Lugano), Luxembourg, The Netherlands, Portugal (including the Azores and Madeira), Spain (including the Balearic Islands but excluding Ceuta and Melilla), Sweden, United Kingdom (and the Isle of Man).

**        Madrid Protocol application designating Australia, China, Cuba, Norway and Singapore.

19

ANNEX 4

REGISTERED AND UNREGISTERED TERRITORIES

4.1          INMARSAT (word)

(a)           Registered Territory

Australia
Austria*
Belgium*
Benelux*
Brazil
Canada
China
Denmark*
Finland*
France
Germany
Greece*
Italy*†
Japan
Luxembourg*
Monaco*
Netherlands*
Norway
Portugal*
Republic of Ireland*
Russian Federation
Singapore
South Africa
Spain*
Sweden*
United Kingdom
USA

*              European Community Trade Mark

†                      Except the communes of Livigno and Campione d’Italia and the waters of Lake Lugano

(b)           Unregistered Territory

Rest of World

4.2          Inmarsat LOGO

(a)           Registered Territory

None to date

(b)           Unregistered Territory

Rest of World

20

4.3          FLEET (logo)

(a)           Registered Territory

None to date

(b)           Unregistered Territory

Rest of World

4.4          SWIFT 64 (word)

(a)           Registered Territory

None to date

(b)           Unregistered Territory

Rest of World

21

ANNEX 5

[please re-type on company headed paper]

INMARSAT NAME SUB-LICENCE

To:	International Mobile Satellite Organization 99 City Road London, EC1Y 1AX United Kingdom

From:	[company]	Date:
[address Inc country]

Confidential

Dear Sirs

“Inmarsat” Name Sub-Licence

In consideration of your agreeing to permit Inmarsat Limited to grant to us a sub-licence to use the trade mark INMARSAT and your authorising us to use the mark pursuant to Article 6ter of the Paris Convention, we hereby undertake that:

1.          Our use of INMARSAT shall at all times be in keeping with and shall seek to maintain the distinctiveness and reputation associated with the mark as such as from time to time determined by you.

2.          We shall, upon your written notice, immediately cease any use of INMARSAT that is not consistent with paragraph 1 above.

3.          Where we use the mark INMARSAT, we shall, if you so request, attach wording to show that it is a mark used by us with your permission.

4.          We shall, upon your request from time to time, provide such assistance and information as you reasonably require to enable you to audit our use of the mark and enable you to enforce your rights under this letter.

We acknowledge that you may appoint Inmarsat Limited to represent you as your agent in relation to the matters set out in this letter.

FOR AN ON BEHALF OF [Insert Company name]

Signed:

Name:
PLEASE PRINT

22

ANNEX 6

[Inmarsat Headed Paper]

[Name]
Tel: +44 (0)20 7728 XXXX
Fax: +44 (0)20 7728 XXXX
E-mail: name_surname@inmarsat.com

Our Ref: TMLA
[Date]

Name]
[Company]
[Address]
[Address]
[Country]

Confidential

Dear [Name]

Trade Mark Licence Agreement entered into between Inmarsat Limited and [Company] dated [Date of TMLA], (“TM Licence Agreement”)

All terms used in this letter unless otherwise defined in this letter shall have the same meaning as has been given them in the TM Licence Agreement.

Whereas, Inmarsat Limited and the Company (the “Parties) entered into the TM Licence Agreement.  The Parties hereby agree that the TM Licence Agreement shall be amended as follows:

1.             The following definition shall be added to Clause 1.  Definitions and Interpretations:

[“*”] shall mean the trade mark owned by [*] and licensed to Inmarsat whose registration details are contained in Annex [*] together with the applications for registration that have been made by [*] (as may be amended from time to time) together with the rights in the trade mark as yet unregistered or applied for.

2.             The definition of “Trade Marks” shall be deleted and replaced in full by the following:

“Trade Marks” shall mean collectively the trade marks whose registration details are listed in Annexes 2, 3 and [ *] (as from time to time amended by Inmarsat) and any graphic representation thereof together with all other Inmarsat trade marks as yet unregistered or applied for that Inmarsat has been authorised by the Organisation or licensed by IP Co to use.

3.             The definition of “Registered Territory” shall be deleted and replaced in full by the following:

“Registered Territory” means the countries specified in Part 1(a) and Part 2(a) of Annexes 4 and [*] (as from time to time amended by Inmarsat) to this Agreement in relation to the Trade Marks.

23

4.             The definition of “Unregistered Territory” shall be deleted and replaced in full by the following:

“Unregistered Territory “ means the countries specified in Part 1(b) and Part 2(b) of Annexes 4 and [*] (as from time to time amended by Inmarsat) to this Agreement in relation to the Trade Marks.

5.             By the addition of the following Annexes [*], [*] and [*] (attached hereto).

By acknowledgement of our agreement of the terms above, we sign and date the enclosed letter and return it to Inmarsat.

On behalf of Inmarsat	On behalf of the Company

Print Name:	Print Name:

Date:	Date:

24

Annex U

IPR LICENCE AGREEMENT

Inmarsat Limited

and

[Name of LESO]

IPR LICENCE AGREEMENT

This Agreement is made this                              day of February 2004.

Between:

(1)           Inmarsat Limited, a company incorporated under the laws of England and Wales, with registered number 3675885 whose registered office is at 99 City Road, London, EC1Y 1AX ( “the Licensor”) and;

(2)           [LESO] with its [registered office]/ [place of business]  at [address] (“the Licensee”).

Whereas:

A.            The Licensor and the Licensee entered into an agreement for the provision of telecommunication services by the Licensee via the satellites and other centralised infrastructure owned, leased or operated by or on behalf of the Licensor (“the Space Segment”) on 15 April 1999 (“the LESO Agreement”).  The Initial Term of the LESO Agreement expires on 14 April 2004  and the Parties wish to enter into an Extended Term.

B.            The Licensor has created the LES Technical Criteria and Operating Procedures relating to Services, in which it owns or controls certain IPR (as defined below).

C.            The LES Technical Criteria and Operating Procedures may also include IPR in the form of Foreground Data and Background Data which has been developed by third parties for the Licensor pursuant to the standard terms and conditions between the Licensor and such third Parties (“Third Party IPR”).

D.            Some IPR included in the LES Technical Criteria and Operating Procedures is the subject of third party patents (“Third Party Patents”) in relation to which the Licensor has the special right to grant sub-licences for use with certain Services in relation to the Space Segment.

E.             The Licensor wishes to grant to the Licensee and the Licensee wishes to accept a licence of the IPR in the LES Technical Criteria and Operating Procedures, including the Third Party IPR and Third Party Patents, to enable it to provide Services via the Space Segment.

F.             Some technology included in the LES Technical Criteria and Operating Procedures is subject to third party IPR in relation to which the Licensor does not have the right to grant sub-licences for use (“Contractor Third Party IPR”).  In all such cases, the IPR holders have agreed a non-exclusive licence for use with the Space Segment either on a royalty free or a royalty bearing-basis.  If the Licensee wishes to take a licence of such Contractor Third Party IPR, it should apply direct to the IPR owners as such a licence shall not be included in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.            Definitions

1.1           In this Agreement, except where the context otherwise requires, the following terms shall have the following meanings:

“Extended Term” means the same as Extended Term in the LESO Agreement;

“Initial Term” means the same as Initial Term in the LESO Agreement;

“Inmarsat Contract Terms and Conditions” means the standard Inmarsat terms and conditions of business;

“IPR” means any intellectual property rights including but not limited to copyright, all patents and applications therefore listed in Attachment 1, all corresponding foreign applications and patents issuing thereon, together with all re-issues and extensions thereof, software, know-how, technical or other information, forming part of the LES Technical Criteria and Operating Procedures;

“LES Technical Criteria and Operating Procedures” means all relevant system definition manuals (SDMs), technical requirement documents and network operating procedures set out in the list in Annex B to the LESO Agreement, as amended from time to time, as well as future SDMs and other related documents related to Services;

“Services” means the same as Services in the LESO Agreement;

“Third Party IPR” means Foreground Data as defined in the Inmarsat Contract Terms and Conditions in respect of which the Licensor has the irrevocable, non-exclusive, royalty free right to use and to authorise parties to use, throughout the world solely for Inmarsat Purposes (as defined in the Inmarsat Contract Terms and Conditions) and Background Data or Contractor Background (as defined in the Inmarsat Contract Terms and Conditions) in respect of which the Licensor has the non-exclusive, royalty free right to use for the purposes of exploiting the work delivered under the contract and which the Licensee may be granted a licence to use by the third party;

“Third Party Patents” means all those patents owned by third parties and not developed in relation to the Space Segment as are set out in Attachment 1;

“Contractor Third Party IPR” means all those patents and other IPR owned by third parties pursuant to a contract with the Licensor as set out in Attachment 1;

“Upgrades” means updates to the LES Technical Criteria and Operating Procedures for the Services which provide corrections of or developments to the LES Technical Criteria and Operating Procedures for the Services as part of the maintenance of the Services or development of the Services;

“GAN system” means a development of the Inmarsat Mini-M system as defined in the Mini-M system definition manual, in which the turbo code channels are added at the transmission and/or reception level, so as to enable a worldwide range of data and fax services to be offered at 14400 bits/sec, 28800 bits/sec, and 128000 bits/sec;

“Commencement Date”       means the date on which the extension to the LESO Agreement will become effective as specified in that Agreement;

“Party” means a state for which the Convention of the International Mobile Satellite Organization has entered into force;

“persons(s)” includes any person, firm or company or group of persons or unincorporated body.

1.2           Any word or phrase defined in the LESO Agreement shall have the same meaning in this Agreement unless otherwise defined.

1.3           The singular includes the plural and vice versa.

1.4           Unless the context otherwise indicates, references to Clauses, sub-clauses, recitals and to Annexes are to Clauses and sub-clauses of, and recitals and Annexes to this Agreement.

1.5           Headings to Clauses in this Agreement are included for the purpose of ease of reference only and shall not have any effect on the construction or the interpretation of this Agreement.

2

1.6           References in this Agreement to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2.             Grant of Licence

2.1           Subject to the terms and conditions hereof the Licensor hereby grants to the Licensee a non-exclusive, non-transferable licence to use the LES Technical Criteria and Operating Procedures and the IPR therein together with the Third Party IPR in relation to the provision of Services by the LESO via the Space Segment.

2.2           Subject to the terms and conditions hereof the Licensor hereby grants to the Licensee a non-exclusive, non-transferable licence to use the Third Party Patents in relation to the GAN service only, in relation to the provision of Services by the LESO via the Space Segment.

2.3           If the Licensee wishes to take a licence of the Contractor Third Party IPR, it should apply direct to the IPR owners as such a licence shall not be included in this Agreement.

3.             Upgrades

3.1           The Licensor shall notify the Licensee during the term of this Agreement of any issue of an Upgrade as soon as such Upgrade is made generally available to other parties in receipt of the LES Technical Criteria and Operating Procedures.

3.2           The Upgrade shall specify whether it is mandatory or discretionary and the Licensee shall be under no obligation to take a licence of any discretionary Upgrades.

3.3           If the Licensee is required to implement a mandatory Upgrade it will be royalty free.  If the Licensee wishes to take a licence of any discretionary Upgrade which the Licensor shall issue during the term of this Agreement, in accordance with Article 20 of the LESO Agreement,the parties shall consult, with a view to agreeing in good faith, any licence fee and the terms of payment in respect of such Upgrade. The provision of such Upgrade shall be subject to all other terms and conditions of this Agreement.

4.             Confidentiality

4.1           The Licensee shall keep and shall procure that its respective directors, officers and employees keep secret and confidential all know-how and other technical information which has been communicated to it by the Licensor as a result of this Agreement and shall not disclose the same or any part thereof to any person whatsoever other than to its directors or employees directly or indirectly concerned in the provision of the Services.

4.2           The foregoing provisions of this Clause shall not apply to know-how and information which:

(a)           is or becomes public knowledge without breach of this Agreement;

(b)           is independently developed by the Licensee, which fact can be shown by competent evidence; or

(c)           the Licensee or Licensor is compelled by legal process or government regulation or order to disclose, provided that the disclosing party is given prompt notice of any proposed release of information under this sub-clause and that the disclosing party be given ample opportunity to engage in legal action to resist and/or restrict any such disclosure.

4.3           The Licensee agrees that it will, upon the request of the Licensor but at its own expense, take such steps as the Licensor may require to enforce any such confidentiality undertaking including, in particular but without prejudice to the generality of the foregoing obligation, the initiation and prosecution of any legal proceedings and the enforcement of any judgement obtained.

3

4.4           The provisions of this Clause shall remain in force notwithstanding earlier termination of this Agreement.

5.             Disclaimer and Limitation of Liability

5.1           The Licensor makes no representation or warranty with respect to the existence of possible third party rights in the IPR, the Third Party IPR or the Third Party Patents anywhere in the world and the Licensor makes no representation or warranty that the use by the Licensee of any of the IPR, the Third Party IPR or the Third Party Patents licensed hereunder shall not infringe the rights of any third party.

5.2           The Licensor gives no warranty, and the Licensee acknowledges and agrees that nothing in this Agreement implies, that any patent applications licensed as part of the IPR shall proceed to grant or, if already granted, shall be valid.

5.3           The Licensor makes no warranty, express or implied, or representation as to the validity, accuracy, completeness or fitness for purpose or use of the IPR, the Third Party IPR or the Third Party Patents. The Licensee uses the IPR, the Third Party IPR and/or the Third Party Patents at its own risk and on the basis that it may be unsuitable for the Licensee’s purposes. The Licensor shall not be liable for any loss (other than personal injury or death) of any kind, including indirect or consequential loss, arising from the Licensee’s use of the IPR, the Third Party IPR or the Third Party Patents, whether in contract, tort (including, without limitation, negligence) or otherwise at law or equity. The Licensee shall defend, indemnify and hold harmless the Licensor against all claims by third parties arising from their use of the Licensee’s Services but not for personal injury or death.  All warranties and conditions, whether express or implied by statute, common law or otherwise are hereby excluded to the extent permitted by English Law.

5.4           Subject to Clauses 2.10 and 20 of the LESO Agreement, the Licensor has the right to modify, amend, withdraw or delete all or part of the LES Technical Criteria and Operating Procedures from time to time and at any time without incurring any liability to the Licensee.

6.             Protection of the IPR

6.1           If:

(a)           any IPR is attacked; or

(b)           any application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to the Licensee under any of the IPR; or

(c)           any unlicensed activities are carried on by any third party which constitute an infringement of the Licensor’s IPR,

the Licensee shall forthwith notify the Licensor of any such matters and shall join the Licensor in taking all such steps (if any) as in the Licensor’s opinion (in his total discretion) shall be desirable for the protection of the Licensor’s rights.  The expenses incurred in taking such steps and any profits which may be obtained shall be for the account of the Licensor.

7.             Duration and Termination

7.1           This Agreement shall come into force on the Commencement Date, and shall remain in force, unless terminated in accordance with Clause 7.2, or until terminated by either party giving to the other not less than three (3) months prior written notice of termination, such notice to expire not earlier than the fifth anniversary of the Commencement Date.

4

7.2           The Licensor shall have the right to terminate this Agreement, without prejudice to any of its other rights and remedies, forthwith by notice in writing to the Licensee in the event that:

(a)           the Licensee shall default in due performance or observance of any of its material obligations on its part to be performed or observed hereunder and (in the case of a remediable breach) fails to remedy such breach within thirty (30) days of being requested by written notice to do so; or

(b)           an encumbrancer takes possession or a receiver is appointed over any of the property or assets of the Licensee; or the Licensee makes any voluntary arrangement with its creditors or becomes subject to an administration order within the meaning of the bankruptcy laws of England and Wales or an equivalent order under the laws of the jurisdiction in which the Licensee operates; or the Licensee goes into liquidation (except for the purposes of reconstruction, amalgamation or other reorganization and in such manner that the company resulting from the reorganization effectively agrees to be bound by or to assume the obligations imposed on the Licensee under this Agreement); or the Licensee ceases, or threatens to cease to carry on business; or

(c)           the LESO Agreement is terminated, howsoever arising.

8.             Consequences of Termination

In the event of termination of this Agreement howsoever arising:

(a)           all outstanding sums payable by the Licensee to the Licensor shall immediately become due and payable;

(a)           all rights and licenses shall cease;

(b)           the Licensee shall cease all and any exploitation of the IPR, the Third Party IPR or the Third Party Patents; and

(c)           the Licensee shall return promptly to the Licensor all copies of the IPR, the Third Party IPR and the Third Party Patents and any other information, to the extent that same remains confidential under the provisions of Clause 4 of this Agreement.

9.             General

9.1           The termination of this Agreement howsoever arising shall be without prejudice to the provisions of Clause 4 and Clause 8 and to any rights of either party which may have accrued by at or up to the date thereof.

9.2           The Licensee shall not assign, transfer, charge, encumber or otherwise deal with the whole or any part of this Agreement or its obligations hereunder.

9.3           In the event that any Clause or any part of any Clause contained in this Agreement is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken, all other clauses or parts of clauses contained in this Agreement shall remain in full force and effect and shall not be affected thereby for the term of this Agreement.

9.4           No relaxation, forbearance, delay or indulgence, by either party in enforcing any of the terms and conditions of this Agreement, or the granting of time by either party to the other, shall prejudice affect or restrict the rights and powers of the said party, nor shall any waiver by either party of any breach hereof, operate as a waiver of, or in relation to, any subsequent or any continuing breach hereof.

5

9.5           This Agreement may not be amended unless in writing signed by a duly authorised officer of each party.

10.          No Other Agreement or Warranties

This Agreement, together with the LESO Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and each party confirms to the other than it has not entered into this Agreement on the basis of, or in reliance upon, any representations or warranties made or given by the other party its servants or agents.

11.          Notices

Any notice or other document to be given hereunder shall be given by sending the same in a pre-paid first class letter or by facsimile to the address of the relevant party set out in this Agreement, or to such other address as such party may have notified to the other for the purposes hereof.  Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to have been delivered fourteen (14) days after despatch and in proving the fact of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted.  Any notice sent by facsimile shall be deemed to have been delivered on the day following its despatch.

12.          Governing Law and Jurisdiction

12.1         This Agreement shall be governed by and construed and interpreted in accordance with the laws of England and the Licensee hereby submits to the exclusive jurisdiction of the English courts.

12.2         Each of the parties shall appoint an agent for the service on it of any writ or other document connected with any proceedings in the English courts and notify the same to the others within thirty (30) days of the execution of this Agreement.

In Witness Whereof the parties have executed this Agreement in a manner binding upon them the day and year first above written

FOR AND ON BEHALF OF THE LICENSOR

Michael Butler
Managing Director

FOR AND ON BEHALF OF THE LICENSEE

[Name]
[Title]

6

Attachment 1

Inmarsat Patents and Patent Applications

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date
Inmarsat-M/B-Prolong-X Fax	UK	9402501.2	09.02.94	2286739	07.08.96
Inmarsat-M/B-Prolong-X Fax	PCT	PCT/GB94/01618	27.07.94
Inmarsat-M/B-Prolong-X Fax	Mexico	950853	08.02.95	190168	26.10.98
Inmarsat-M/B-Prolong-X Fax	USA Cont’d	08/927202	11.09.97	5877871	02.03.99
Inmarsat-M/B-Prolong-X Fax	USA	08/403735	27.07.94
Inmarsat-M/B-Prolong-X Fax	EP	94921737.6	27.07.94	744109	15.12.99
Inmarsat-M/B-Prolong-X Fax	Japan	7-521026	27.07.94	3318571	21.06.02
Inmarsat-M/B-Prolong-X Fax	Australia	72340/94	27.07.94	683281	26.02.98
Inmarsat-M/B-Prolong-X Fax	Canada	2182809	27.07.94

Inmarsat M/B Data Service	UK	9506759.1	31.03.95	2300540	20.10.99
Inmarsat M/B Data Service	UK Div.1	9920083.4	24.08.99	2337663	16.02.00
Inmarsat M/B Data Service	UK Div.2	9920085.9	24.08.99	2337664	16.02.00
Inmarsat M/B Data Service	UK Div.3	9920087.5	24.08.99	2337665	16.02.00
Inmarsat M/B Data Service	PCT	PCT/GB9600751
Inmarsat M/B Data Service	Canada	2213753	29.03.96
Inmarsat M/B Data Service	Japan	8-529083	29.03.96
Inmarsat M/B Data Service	USA	08/930037	29.03.96	6278696	21.08.01
Inmarsat M/B Data Service	USA Div. 1	09/865460	29.05.01
Inmarsat M/B Data Service	India	927/MAS/96	30.05.96
Inmarsat M/B Data Service	Europe	96908234.6	29.03.96	0818100	17.07.02

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date
Inmarsat M/B Data Service	Europe Div. 1	01204112.5	26.10.01	1185054
Inmarsat M/B Data Service	Europe Div. 2	01204110.9	26.10.01	1185053

Adaptive Channel Management	UK	9524314.3	28.11.95	2307826	19.01.00
Adaptive Channel Management	PCT	PCT/GB96/02925	27.11.96
Adaptive Channel Management	India	2132/MAS/96	28.11.96
Adaptive Channel Management	South Africa	96/9948	27.11.96	96/9948	27.08.97
Adaptive Channel Management	Norway	P982380	27.11.96
Adaptive Channel Management	Japan	9-520276	27.11.96
Adaptive Channel Management	Canada	2236104	27.11.96
Adaptive Channel Management	USA	09/077363	27.11.96	6226521	01.05.01
Adaptive Channel Management	USA	09/768089	24.01.01
Adaptive Channel Management	Europe	96939234.9	27.11.96	0864236	18.09.02

Point to Multipoint HDLC Protocol	UK	9616042.9	31.07.96	2315962	04.07.01
Point to Multipoint HDLC Protocol	UK Div 1	0106662.0	16.03.01	2357020	22.08.01
Point to Multipoint HDLC Protocol	UK Div 2	0106660.4	16.03.01	2357678	22.08.01
Point to Multipoint HDLC Protocol	UK Div 3	0106664.6	16.03.01	2357940	22.08.01
Point to Multipoint HDLC Protocol	UK Div 4	0106667.9	16.03.01	2357941	22.08.01
Point to Multipoint HDLC Protocol	UK Div 5	0106670.3	16.03.01	2357942	22.08.01
Point to Multipoint HDLC Protocol	Germany	19732907.1	30.07.97
Point to Multipoint HDLC Protocol	France	9709765	31.07.97

2

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date
Point to Multipoint HDLC Protocol	Canada	2211623	28.07.97
Point to Multipoint HDLC Protocol	USA	08/904312	31.07.97
Point to Multipoint HDLC Protocol	India	1695/MAS/97	29.07.97
Point to Multipoint HDLC Protocol	Japan	9-238817	31.07.97

Two-Wire Data Interface for Inmarsat-B	UK	9616041.1	31.07.96	2315951	31.01.01
Two-Wire Data Interface for Inmarsat-B	UK Div A	20719.1	22.08.00	2350518	31.01.01
Two-Wire Data Interface for Inmarsat-B	UK Div B	20720.9	22.08.00	2350519	31.01.01
Two-Wire Data Interface for Inmarsat-B	France	9709764	31.07.97
Two-Wire Data Interface for Inmarsat-B	India	1696/MAS/97	29.07.97
Two-Wire Data Interface for Inmarsat-B	USA	08/904313	31.07.97	6418204	09.07.02
Two-Wire Data Interface for Inmarsat-B	Canada	2211627	28.07.97
Two-Wire Data Interface for Inmarsat-B	Germany	19732906.3	30.07.97
Two-Wire Data Interface for Inmarsat-B	Japan	9-237607	30.07.97

Inmarsat-D Forward Channel	UK	9625256.4	03.12.96	2320118
Inmarsat-D Forward Channel	Europe	97309703.3	02.12.97	0847148	25.09.02
Inmarsat-D Forward Channel	Canada	2222384	27.11.97
Inmarsat-D Forward Channel	Japan	9-366104	03.12.97

3

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date
Inmarsat-D Forward Channel	USA	08/984325	03.12.97	6600757	29.07.03
Inmarsat-D Forward Channel	USA	10/602766	25.06.03

Turbo Coding	PCT	PCT/GB97/03551	24.12.97
Turbo Coding	Canada	2315795	24.12.97
Turbo Coding	China	97182509.2	24.12.97
Turbo Coding	Europe	97950337.2	24.12.97	1042870	24.04.02
Turbo Coding	Japan	2000-527033	24.12.97
Turbo Coding	USA	09/582164	24.12.97

M4 Frame Formatting	UK	9804639.4	04.03.98
M4 Frame Formatting	France	9902637	03.03.99
M4 Frame Formatting	Germany	19909576.0	04.03.99
M4 Frame Formatting	US	09/262064	04.03.99
M4 Frame Formatting	Canada	2263280	02.03.99
M4 Frame Formatting	Japan	11-57383	04.03.99

MAC Layer Patent	UK	9822145	09.10.98	2343594
MAC Layer Patent	UK	9905183.1
MAC Layer Patent	Australia	53554/99	08.10.99
MAC Layer Patent	Canada	2285168	07.10.99
MAC Layer Patent	China	99125027.3	09.10.99
MAC Layer Patent	Japan	11-325921	12.10.99
MAC Layer Patent	India	981/MAS/99	08.10.99
MAC Layer Patent	Singapore	9905071.8	08.10.99
MAC Layer Patent	Singapore	Div 200105447-7	06.09.01
MAC Layer Patent	USA	09/414948	08.10.99
MAC Layer Patent	USA	09/590588	08.06.00
MAC Layer Patent	Europe	99307960.7	08.10.99	0993149

D-Return Channel	PCT	PCT/GB98/00980	02.04.98
D-Return Channel	Europe	98913965.4	02.04.98	0986922
D-Return Channel	Canada	2291673	02.04.98
D-Return Channel	USA	09/445017	02.04.98
D-Return Channel	Japan	11-550151	02.04.98

4

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date

IPDS Resource Management	UK	9905181.5	05.03.99	2347824
IPDS Resource Management	Europe	99309029.9	12.11.99	1035666
IPDS Resource Management	Australia	59431/99	15.11.99
IPDS Resource Management	Canada	2289835	15.11.99
IPDS Resource Management	India	1105/MAS/99	12.11.99
IPDS Resource Management	Japan	11-324239	15.11.99
IPDS Resource Management	Norway	19995547	12.11.99
IPDS Resource Management	USA	09/440468	15.11.99

IPDS Timing Correction	UK	9905182.3	05.03.99
IPDS Timing Correction	Europe	99309030.7	12.11.99	1035667
IPDS Timing Correction	Australia	59430/99	15.11.99
IPDS Timing Correction	Canada	2289838	15.11.99
IPDS Timing Correction	India	1104/MAS/99	12.11.99
IPDS Timing Correction	Japan	11-331545	22.11.99
IPDS Timing Correction	Norway	19995660	18.11.99
IPDS Timing Correction	USA	09/439348	05.11.99

Third Party Patents

•      Process for encoding error correction with at least two systematic interlocking encoding systems in parallel, repetitive decoding procedure, corresponding decoding module and decoder (“Error Correction Encoding Procedure”.

5

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date

Error Correction Encoding Procedure	France			9105278
Error Correction Encoding Procedure	Germany			EP 0511141
Error Correction Encoding Procedure	Germany			EP 0735696
Error Correction Encoding Procedure	UK			EP 0511141
Error Correction Encoding Procedure	UK			EP 0735696
Error Correction Encoding Procedure	USA			5446747
Error Correction Encoding Procedure	Hong Kong			1007841

•      Pseudo-systematic error correction encoding procedure, decoding procedure corresponding devices (“Pseudo-systematic error correction”).

Patent Name	Country	Application Number	Application Date	Grant Number	Grant Date
Pseudo-systematic error correction	France			9105278	23.04.91

Contractor Third Party IPR

•      IMBE Voice Codec (Inmarsat-M)

Patent(s) held (or pending) by Digital Voice Systems, Inc.

•      Punctured Coding

Patent(s) held (or pending) by KDDI.

•      APC Voice Codec (Inmarsat-B)

Patent(s) held (or pending) by KDDI.

6

LESO Agreement and CFA — list of signatories

(as at 24 May 2004)

Country	Name of LESO	Date LESO agmt signed	Operational LES	Date CFA signed
Algeria	Ministère de la Poste et des Technologies de l’Information et de la Communication	25-04-04	Yes	25-04-04
Brazil	Empresa Brasileira de Telecomunicacoes SA (EMBRATEL)	16-04-04	Yes	16-04-04
Canada	Stratos Wireless, Inc.	30-01-04	Yes	30-11-03
China	Beijing Marine Communication & Navigation Company	08-04-04	Yes	08-04-04
France	France Telecom Mobile Satellite Services Communications	29-03-04	Yes	01-12-03
Greece	Hellenic Telecommunications Organization (OTE) SA	29-03-04	Yes	29-03-04
Hong Kong	Reach Network Hong Kong Ltd	14-04-04	Yes	14-04-04
India	Videsh Sanchar Nigam Limited (VSNL)	13-04-04	Yes	13-04-04
Iran	Telecommunication Company of Iran (TCI)	16-05-04	Yes	16-05-04
Israel	Israel Telecommunications Corp. Ltd. (Bezeq)	04-04-04	Yes	04-04-04
Italy	Telecom Italia SpA	08-03-04	Yes	08-03-04
Japan	KDDI Corporation	29-03-04	Yes	29-03-04
Korea	KT Corporation	04-04-04	Yes	04-04-04
Netherlands	Xantic BV	01-04-04	Yes	01-12-03
Norway	Telenor Satellite Services AS	13-04-04	Yes	01-12-03
Poland	Telekomunikacja Polska SA (Polish Telecom)	14-04-04	Yes	14-04-04
Portugal	Companhia Portugesa Radio Marconi SA	31-03-04	Yes	31-03-04
Russia	International Satellite Communications Centre (ISCC) [was Far Eastern Shipping Company (FESCO)]	20-04-04	Yes	20-04-04
Russia	Morsviazsputnik	10-03-04	Yes	10-03-04
Saudi Arabia	Saudi Telecom Company (STC)	12-04-04	Yes	12-04-04
Singapore	Singapore Telecommunications Ltd	08-04-04	Yes	08-04-04
Thailand	CAT Telecom Public Company Limited	21-04-04	Yes	21-04-04
Turkey	Türk Telecommunication AS	31-03-04	Yes	31-03-04
UAE	Emirates Telecommunications Corp (ETISALAT)	13-04-04	Yes	13-04-04
Vietnam	Vietnam Maritime Communications & Electronics Company (VISHIPEL)	12-04-04	Yes	12-04-04

7